  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1996

                                                      REGISTRATION NO. 333-7517
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                             CASINO AMERICA, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               DELAWARE                              41-1659606
       (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION
                                                       NUMBER)
           (ADDITIONAL REGISTRANTS ARE LISTED ON THE FOLLOWING PAGE)
                              711 WASHINGTON LOOP
                           BILOXI, MISSISSIPPI 39530
                                (601) 436-7000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES FOR EACH OF THE
                                 REGISTRANTS)
                               ALLAN B. SOLOMON
                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                        2200 CORPORATE BOULEVARD, N.W.
                           BOCA RATON, FLORIDA 33431
                                (407) 995-6660
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE FOR EACH OF THE REGISTRANTS)

                               ---------------

                                  COPIES TO:
            PAUL W. THEISS                        THEODORE H. LATTY
         MAYER, BROWN & PLATT
       190 SOUTH LASALLE STREET            HUGHES HUBBARD & REED LLP
                                               350 SOUTH GRAND AVENUE
        CHICAGO, ILLINOIS 60603             LOS ANGELES, CALIFORNIA 90071

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering: [_]           .
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering: [_]           .
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                               ---------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                                                                 I.R.S. EMPLOYER
      EXACT NAME OF REGISTRANT AS SPECIFIED          STATE OF    IDENTIFICATION
                  IN ITS CHARTER                   INCORPORATION     NUMBER
      -------------------------------------        ------------- ---------------
Riverboat Corporation of Mississippi..............  Mississippi    64-0795563
Riverboat Corporation of Mississippi--Vicksburg...  Mississippi    42-1400605
Riverboat Services Incorporated...................  Iowa           42-1360145
CSNO, Inc.........................................  Louisiana      72-1228496
Louisiana Riverboat Gaming Partnership............  Louisiana      72-1235811
St. Charles Gaming Company, Inc...................  Louisiana      72-1235262
LRG Hotels, L.L.C.................................  Louisiana      72-1243404
Grand Palais Riverboat, Inc.......................  Louisiana      72-1235423
LRGP Holdings, Inc................................  Louisiana      64-0863948
P.P.I., Inc.......................................  Florida        65-0585198
ASMI Management Inc...............................  Florida        65-0605311
Isle of Capri Casino Colorado, Inc................  Colorado       64-0863907

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

                PRELIMINARY PROSPECTUS DATED JULY 31, 1996

PROSPECTUS

                                  $300,000,000

                              CASINO AMERICA, INC.

                         % SENIOR SECURED NOTES DUE 2003                    LOGO

                                  -----------

  Interest on the       % Senior Secured Notes due 2003 (the "Notes") of Casino
America, Inc. (the "Company") will be payable semiannually on each        and
      , commencing       , 1997. The Notes will mature on       , 2003. Payment
of principal of and interest on the Notes is unconditionally guaranteed on a senior secured basis by all existing and future Significant Restricted Subsidiaries (as defined) of the Company (the "Subsidiary Guarantors"). The Notes are redeemable at the option of the Company, in whole or in part, on or
after       , 2000, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control (as defined), each holder of the Notes will have the right to require the
Company to repurchase such holder's Notes at   % of the principal amount
thereof, plus accrued and unpaid interest, if any, to the date of repurchase. In the event the Company consummates a Qualified Public Equity Offering (as
defined) on or before       , 1999, the Company may redeem, at its option, up
to $100 million principal amount of the outstanding Notes at   % of the
principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided that, after any such redemption, at least $200 million in principal amount of the Notes remains outstanding.
  The Notes will be senior obligations of the Company, and the Subsidiary Guarantees will be senior obligations of the Subsidiary Guarantors, senior in right of payment to all existing and future Subordinated Indebtedness (as defined) of the Company and the Subsidiary Guarantors, respectively. The Notes and the Guarantees will be secured by a first priority lien on substantially all assets of the Company and its subsidiaries other than (i) the Isle-Biloxi Hotel, the Grand Palais riverboat and Pompano Park, as to which junior priority liens will be granted and (ii) certain Excluded Assets (as defined). The excess cash flow of the Isle-Bossier City and the Isle-Lake Charles will be subject to the Cash Sweep (as defined) in the event of an adverse vote on the continuation of gaming in Bossier and Calcasieu Parishes, respectively. As of June 30, 1996, after giving effect to the Recent Transactions (as defined) and the offering of the Notes (the "Offering") and the application of the net proceeds therefrom, Indebtedness of the Company would have been approximately $375.9 million, approximately $68.4 million of which would have been secured by a first priority lien on certain assets as to which a junior priority lien will be granted to the holders of the Notes.
  Concurrently with the consummation of the Offering, the Company intends to seek to retire or defease all of its outstanding 11 1/2% First Mortgage Notes due November 15, 2001 (the "First Mortgage Notes") pursuant to the First Mortgage Notes Retirement (as defined). As of June 30, 1996, $105 million principal amount of the First Mortgage Notes was outstanding, plus approximately $1.5 million of accrued and unpaid interest thereon. The Company expects to use approximately $116.5 million of the net proceeds of the Offering to effect the First Mortgage Notes Retirement. See "Prospectus Summary--First Mortgage Notes Retirement."
  SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS IN EVALUATING AN INVESTMENT IN THE NOTES.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NEITHER THE MISSISSIPPI  GAMING COMMISSION NOR
      THE LOUISIANA  GAMING CONTROL BOARD  OR GAM-
       ING ENFORCEMENT  DIVISION HAS  PASSED UPON
        THE ACCURACY  OR  ADEQUACY OF  THIS PRO-
         SPECTUS.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        PRICE TO             UNDERWRITING           PROCEEDS TO
                       PUBLIC(1)             DISCOUNT(2)           COMPANY(1)(3)
- --------------------------------------------------------------------------------
Per Note........              %                      %                      %
- --------------------------------------------------------------------------------
Total...........       $                      $                      $

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from        , 1996.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting expenses payable by the Company estimated at $1,655,000.

                                  -----------

  The Notes are being offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Notes
will be made in New York, New York on or about          , 1996.

                                  -----------

MERRILL LYNCH & CO.                                        SALOMON BROTHERS INC
 NOMURA SECURITIES INTERNATIONAL, INC.                DEUTSCHE MORGAN GRENFELL


                                  -----------

                  The date of this Prospectus is       , 1996.

                     [PICTURES OF EACH OF THE PROPERTIES]


  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective purchasers should consider all of the information contained in this Prospectus before making an investment in the Notes, including, among other things, the matters set forth under "Risk Factors." Unless indicated or the context otherwise requires, all references herein to Casino America or the Company refer to Casino America, Inc. and its consolidated subsidiaries. Unless otherwise indicated, the Prospectus gives effect to the following transactions consummated by the Company since June 1995, or to be consummated in connection with the Offering (collectively, the "Recent Transactions"): (i) the issuance of 3,101,637 shares of Common Stock (as defined) pursuant to the Rights Offering (as defined) consummated in July 1996, (ii) the acquisition of the Grand Palais riverboat (the "Grand Palais") and the related gaming license (the "Grand Palais Acquisition") in May 1996,
(iii) the acquisition of a 50% interest in St. Charles Gaming Company, Inc. ("SCGC") in May 1996 (the "SCGC Acquisition"), (iv) the Goldstein Family Equity Purchase (as defined) in March 1996, (v) the acquisition of Pompano Park (as defined) in June 1995, (vi) the acquisition of the initial 50% interest in SCGC by the Louisiana Riverboat Gaming Partnership ("LRGP") in June 1995 (at which time the Company held a 50% interest in LRGP) and, in connection and expected to occur simultaneously with the consummation of the Offering, (vii) the acquisition by the Company of the remaining 50% interest in LRGP and LRG Hotels, L.L.C. ("LRG Hotels" and such acquisition referred to herein as the "LRGP Acquisition") which owns the 50% interest in SCGC not owned by the Company and 100% of the Company's Bossier City, Louisiana facility and (viii) the First Mortgage Notes Retirement. The Recent Transactions are described in further detail herein.

                                  THE COMPANY

  Casino America is a leading developer, owner and operator of dockside and riverboat casinos and related facilities in the United States. Giving effect to the Recent Transactions, the Company owns 100% of, and operates, four dockside or riverboat casino facilities. All of the Company's properties are based on a tropical island theme and operate under the "Isle of Capri Casino" name. The Company owns and operates a dockside riverboat casino and hotel in Bossier City, Louisiana (the "Isle-Bossier City"), two riverboat casinos at a single facility on a site one mile from Lake Charles, Louisiana (the "Isle-Lake Charles"), a dockside casino and hotel in Biloxi, Mississippi (the "Isle-Biloxi") and a dockside casino and recreational vehicle park in Vicksburg, Mississippi (the "Isle-Vicksburg"). Shreveport/Bossier City is currently the closest casino gaming market to the Dallas/Ft. Worth, Texas metropolitan area and Lake Charles is currently the closest casino gaming market to the Houston, Texas metropolitan area. The Company also owns and operates Pompano Park, a harness racing track in Pompano Beach, Florida, midway between Miami and West Palm Beach off of Interstate 95. For the 12 months ended April 30, 1996, as adjusted to reflect the Recent Transactions, the Company generated total revenue of $363.5 million and EBITDA of $79.8 million.

  The Company's business strategy, which has been implemented in its existing operations, emphasizes the operation and development of value-oriented gaming facilities and complementary amenities with a tropical island theme using the "Isle of Capri Casino" brand name. Management believes that the consistent use of the Isle of Capri Casino name and associated theme has created a readily identifiable brand image connoting excitement, quality and value, which the Company complements by emphasizing customer service and non-gaming entertainment amenities. The Company seeks to encourage repeat visitors to its gaming facilities by identifying slot-oriented customers and active casino patrons through its use of database marketing. Management believes that its strategy fosters customer loyalty, enhances the Company's ability to compete effectively in its existing markets, and facilitates the efficient and cost-effective development of gaming facilities in new markets.

  The Company has historically identified and entered new gaming markets which it believes provide attractive long-term opportunities, sometimes entering those markets with the assistance of a joint venture partner. The Company is now consolidating its ownership interests in these facilities and anticipates that most of its near-term development activities will focus on expanding its existing facilities. Proceeds from the Offering are expected to be used to finance the LRGP Acquisition, retire indebtedness to simplify the Company's capital structure and, together with the net proceeds of the Rights Offering, fund development of its existing properties. See "Use of Proceeds."

  The Company anticipates adding complementary amenities at its existing facilities, such as hotels and additional restaurants, in order to compete effectively in its markets and provide customers with a complete entertainment and resort experience designed to increase a customer's length of stay at and use of the Company's facilities. The Company also expects to continue reviewing gaming opportunities in new markets on the basis of demographic, regulatory, competitive and other factors. The Company's strategy when entering new markets has been to develop its projects in phases when appropriate. By reducing the amount of its initial capital commitment, the Company is able to utilize cash flow from operations to help fund subsequent phases and increase the funds available for its other projects. Phased development also allows the Company to better assess market size, customer preferences and competitive factors and adapt the nature and scope of new facilities accordingly. The Company's strategy of making investments through joint ventures, followed by consolidation of its ownership interests (such as through the LRGP Acquisition and the SCGC Acquisition), may be implemented in connection with the further development of its existing properties and the entry into new gaming markets if the Company believes that such a strategy is appropriate, and if it is able to identify suitable joint venture partners which provide supplemental expertise and resources.

CURRENT OPERATIONS

  The Isle-Bossier City. The Isle-Bossier City, which commenced operations on May 20, 1994, is among the highest revenue-producing dockside and riverboat casino facilities in the United States. The Isle-Bossier City, one of only three licensed gaming facilities currently operating in the Shreveport/Bossier City market, is located on a 26-acre site along the Red River approximately 1/4 mile from an exit off Interstate 20. The Isle-Bossier City consists of a 51,000 square-foot dockside riverboat casino containing approximately 30,000 square feet of gaming space with 942 slot machines and 64 table games on three levels and an adjacent 72,200 square-foot, land-based entertainment and support pavilion containing a variety of non-gaming amenities and administrative offices. The facility offers parking for approximately 1,200 vehicles, of which 940 are accommodated in an attached parking garage. The Company also owns, and has recently remodeled, the 234-room Isle of Capri Hotel, located approximately
2.5 miles east of the Isle-Bossier City along Interstate 20. Shreveport/Bossier City is currently the closest casino gaming market to Dallas/Ft. Worth, Texas, a metropolitan area with a population of approximately 4.5 million located approximately 180 miles west on Interstate 20. Gaming revenue in the Shreveport/Bossier City market was $470.8 million for the 12 months ended April 30, 1996. For the 12 months ended April 30, 1996, the Isle-Bossier City generated total revenue of $154.6 million (including $145.6 million of casino revenue) and EBITDA of $41.2 million.

  The Isle-Lake Charles. The Isle-Lake Charles, which commenced operations with one riverboat on July 29, 1995, is one of only two riverboat gaming facilities currently operating in the Lake Charles, Louisiana area. On July 12, 1996, the Isle-Lake Charles began operating its second riverboat casino, the Grand Palais, which is the fourth licensed riverboat casino in the Lake Charles market. A land-based, Indian-owned casino is located approximately 35 miles to the northeast of the Isle-Lake Charles. The Isle-Lake Charles is located on a 16-acre site along the Calcasieu River adjacent to Interstate 10 in Calcasieu Parish, one mile from the City of Lake Charles. The Isle-Lake Charles consists of two riverboats, an approximately 27,500 square-foot riverboat casino containing approximately 24,700 square feet of gaming space with 891 slot machines and 43 table games on three levels and the Grand Palais, an approximately 41,700 square-foot riverboat casino containing approximately 24,200 square feet of gaming space with 880 slot machines and 48 table games on two levels. The Grand Palais also contains a spacious third level where the Company may provide a variety of non-gaming and entertainment amenities. The Isle-Lake Charles recently opened a new 105,000 square-foot land-based pavilion containing a variety of non-gaming amenities and a four-level attached parking garage providing, together with its paved lots, parking for more than 2,000 vehicles. Lake Charles is currently the closest casino gaming market to Houston, Texas, a metropolitan area with a population of approximately 4.2 million located approximately 145 miles west on Interstate 10. The Company's sole riverboat competitor in the Lake Charles market operates two riverboat casinos from the same location approximately two miles from the site of the Isle-Lake Charles. With the addition of the Grand Palais, the Company, like its riverboat casino competitor, now offers cruising schedules such that one riverboat casino will be available at dockside for customers while the other riverboat cruises to comply with cruising requirements. Riverboat gaming revenue in the Lake Charles market was $228.8 million for the 12 months ended April 30, 1996; total gaming revenue for the southwestern Louisiana market, including gaming revenue at the land-based casino (which information is estimated by the Company, because that casino is not required to publish such information, based on a market analysis prepared for the Company by Economic Consulting Services) was $445.5 million for the 12 months ended December 31, 1995. For fiscal 1996, the Isle-Lake Charles (operating for nine months with one riverboat) had total revenue of $57.3 million (including $56.6 million of casino revenue) and EBITDA of $6.3 million.

  The Isle-Biloxi. The Isle-Biloxi, which commenced operations on August 1, 1992, was the first gaming facility to open in Mississippi. The Isle-Biloxi, located on an eight-acre site, is the easternmost of four casino facilities clustered together along U.S. Highway 90 at the eastern end of Biloxi (such cluster is locally known as "Casino Row"). Casino Row offers the only concentration of casinos, each offering a distinct theme, within walking distance from each other along the Mississippi Gulf Coast. The Isle-Biloxi consists of a 50,000 square-foot dockside casino containing 32,500 square feet of gaming space with 1,149 slot machines and 42 table games on two levels, an adjacent land-based pavilion and on-site parking for more than 1,100 vehicles. In 1995 the Company completed an approximately $50 million capital improvement program at the Isle-Biloxi (the "Biloxi Improvement Program") that added a 367-room hotel tower and a 32,000 square-foot entertainment pavilion providing a variety of non-gaming amenities and enhancements to the casino. The new hotel is flagged as a Crowne Plaza Resort and is included in the Holiday Inn worldwide reservation system. Biloxi is currently the closest casino gaming market to Mobile, Alabama, a metropolitan area with a population of approximately 525,000 located approximately 45 miles east on Interstate 10, and to Florida. Gaming revenue in the Mississippi Gulf Coast market was $744.7 million for the 12 months ended April 30, 1996. For the 12 months ended April 30, 1996, the Isle-Biloxi had total revenue of $74.8 million (including $66.3 million of casino revenue) and EBITDA of $17.5 million.

  The Isle-Vicksburg. The Isle-Vicksburg, which commenced operations on August 9, 1993, was the first of four gaming facilities to open in Vicksburg, Mississippi. The Isle-Vicksburg is located on an 18-acre site along the Mississippi River approximately one mile north of Interstate 20. The Isle-Vicksburg consists of a 32,000 square-foot dockside casino containing 24,000 square feet of gaming space with 773 slot machines and 47 table games and a 12,000 square-foot, multi-level, land-based entertainment and support pavilion containing a variety of non-gaming amenities and administrative offices. The Isle-Vicksburg provides on-site parking for 900 vehicles, and a 13-acre site located approximately 1/2 mile from the casino provides off-site parking for 200 vehicles and a 67-space recreational vehicle park. Vicksburg is currently the closest casino gaming market to Jackson, Mississippi, a metropolitan area with a population of approximately 420,000 located approximately 45 miles east on Interstate 20. Gaming revenue in the Vicksburg market was $199.4 million for the 12 months ended April 30, 1996. For the 12 months ended April 30, 1996, the Isle-Vicksburg had total revenue of $59.6 million (including $57.7 million of casino revenue) and EBITDA of $16.2 million.

RECENT DEVELOPMENTS

 LRGP Acquisition

  The Company has agreed to acquire the remaining 50% interest in LRGP held by Louisiana River Site Development, Inc. ("LRSD"). The consideration for the LRGP Acquisition will be (i) $85 million in cash payable at closing, (ii) five-year warrants to purchase 500,000 shares of the Company's common stock (the "Common Stock") at an exercise price of $10.50 per share delivered at closing and (iii) $1.5 million per year for seven years, payable monthly beginning on October 1, 1998. The Company escrowed 625,000 shares of Common Stock (for which the Company has the right to substitute $5 million in cash), some or all of which will be forfeited if the Company does not fulfill its obligation to close the transaction by October 1, 1996, as such date may be extended. The Company has the right to extend the deadline to December 1, 1996, provided that it pays to LRSD its 50% share of LRGP's net income for the period from and after October 1, 1996 until closing or termination, plus $166,667 per month. Concurrently with the closing of the Offering, the Company intends to use a portion of the net proceeds of the Offering to consummate the LRGP Acquisition. See "Use of Proceeds" and "Business--Recent Acquisitions--LRGP Acquisition."

 Grand Palais Acquisition

  On May 3, 1996, the Company purchased all of the outstanding common stock of Grand Palais Riverboat, Inc. ("GPRI") in a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code. GPRI owns the Grand Palais, gaming equipment, certain other furniture, fixtures and equipment, all necessary gaming licenses issued by the State of Louisiana and other permits and authorizations. The aggregate consideration paid by the Company in connection with the Grand Palais Acquisition was approximately $62.4 million, consisting of approximately $8.4 million in cash, approximately $37.9 million in promissory notes and assumed indebtedness and 2,250,000 shares of Common Stock and five-year warrants to purchase an additional 500,000 shares of Common Stock at an exercise price of $10.00 per share. See "Business--Recent Acquisitions-- Grand Palais Acquisition" and "Description of Certain Indebtedness--Grand Palais Notes." On July 12, 1996, the Gaming Board (as defined) authorized the commencement of gaming on the Grand Palais and, pursuant to such approval, the Grand Palais opened on such date. See "Risk Factors--Recent Changes in Louisiana Regulatory Structure." The Company has agreed with the State of Louisiana to hold the excess cash flow (as defined in such agreement) generated by GPRI during its first six months of operation in a special escrow account.

 SCGC Acquisition

  On May 3, 1996, the Company purchased from Crown Casino Corporation ("Crown Casino") the remaining 50% interest in SCGC (the other 50% of which is owned by
LRGP), in exchange for 1,850,000 shares of Common Stock, a five-year warrant to purchase an additional 416,667 shares of Common Stock at an exercise price of $12.00 per share which can be exercised only by exchanging up to $5 million principal amount of the B Note (as defined) for any such shares and the restructuring of certain indebtedness owed to Crown Casino. See "Business-- Recent Acquisitions--SCGC Acquisition" and "Description of Certain Indebtedness--Crown Notes."

 Goldstein Family Equity Purchase and Rights Offering

  On March 11, 1996, the Company sold an aggregate of 1,020,940 shares of its Common Stock, at a price of $5.875 per share, to Bernard Goldstein, the Chairman and Chief Executive Officer of the Company, and three members of his family (the "Goldstein Family Equity Purchase"). Proceeds from the sale totaled approximately $6.0 million. A portion of the proceeds was used to retire approximately $1.6 million in loans payable to Mr. Goldstein and a related party, which amount includes accrued interest.

  In connection with the Goldstein Family Equity Purchase, the Company issued to its shareholders (other than those shareholders participating in the Goldstein Family Equity Purchase), and certain other of its security-holders, rights ("Rights") to purchase up to 4,296,085 shares of Common Stock (pursuant to a registration statement declared effective by the Securities and Exchange Commission (the "Commission") on July 2, 1996) at the same price, and in the same pro rata amount, as shares purchased in the Goldstein Family Equity Purchase (the "Rights Offering"). The Rights expired on July 26, 1996 (except with respect to certain Rights exercisable by Crown Casino, as to which the Company has agreed to an extended exercise period). As of the close of business on July 29, 1996, 3,101,637 shares of Common Stock were expected to be issued in connection with the Rights Offering (including 684,786 Rights exercisable by Crown Casino, as to which Crown Casino has informed the Company of its intent to exercise such Rights concurrently with the consummation of the Offering), resulting in net proceeds of approximately $18.1 million.

 Hotel Joint Venture

  On June 18, 1996, the Company entered into a letter of intent to form a joint venture (the "Hotel Joint Venture") with H.I. Development Corporation, an experienced developer of hotel properties, and certain of its affiliates ("HID"). The purpose of the Hotel Joint Venture will be to develop, own and operate hotel properties adjacent to the Isle-Bossier City and the Isle-Lake Charles and, in the event the Company elects to develop a casino there, in Cripple Creek, Colorado. The letter of intent provides that the Company and HID will each contribute approximately $10 million in assets to the Hotel Joint Venture. The Company's contribution is expected to consist of cash, certain land or other property. There can be no assurance that the Company will consummate the transactions contemplated by the letter of intent with HID. See "Business--Future Development Opportunities--Hotel Joint Venture."

 First Mortgage Notes Retirement

  The defeasance provisions of the indenture governing the First Mortgage Notes (the "First Mortgage Notes Indenture") were amended (the "Amendment") on July 26, 1996 to allow the Company to effect a defeasance or covenant defeasance of the First Mortgage Notes concurrently with the closing of the Offering by depositing in trust (with the First Mortgage Notes trustee) proceeds therefrom sufficient to repay the First Mortgage Notes outstanding, which deposit would result in a release of the security interest in collateral securing the First Mortgage Notes. The Amendment became effective on July 26, 1996, but will become null if the Company has not consummated the First Mortgage Notes Retirement prior to 5:00 p.m., New York City time, on August 23, 1996. The Company has entered into agreements for the purchase of the First Mortgage Notes held by certain holders and may contact other holders of First Mortgage Notes for the purpose of entering into similar agreements. Concurrently with the closing of the Offering, the Company intends to consummate each agreement to purchase First Mortgage Notes and to effect a covenant defeasance of any of the First Mortgage Notes not so purchased (the "First Mortgage Notes Retirement"). Completion of the First Mortgage Notes Retirement is subject to certain conditions, including, but not limited to, consummation of the Offering. The consummation of the Offering is subject to the consummation of the First Mortgage Notes Retirement. The total cost to effect the First Mortgage Notes Retirement is expected to be approximately $116.5 million. See "Use of Proceeds."

SUMMARY PROPERTY INFORMATION

  The following table sets forth, for each of the Company's current operations, certain information concerning its gaming facilities, non-gaming amenities, market and relative market position. Data for gaming facilities and non-gaming amenities for current operations are approximate due to reconfiguration of casino floor space in the normal course of business.

                                           ISLE-LAKE
                         ISLE-BOSSIER CITY CHARLES(1) ISLE-BILOXI ISLE-VICKSBURG
                         ----------------- ---------- ----------- --------------
GAMING FACILITIES:
  Casino square footage.      30,000         48,900     32,500        24,000
  Slot machines.........         942          1,771      1,149           773
  Table games...........          64             91         42            47
  Gaming positions(2)...       1,390          2,408      1,443         1,102
NON-GAMING AMENITIES:
  Hotel rooms...........         234              0        367             0
  Restaurant and bar
   seating..............         610            709        630           302
  Parking spaces........       1,200          2,000      1,100         1,100
  RV spaces.............           0              0          0            67
MARKET POPULATION (IN
 THOUSANDS)(3):
  Within 50 miles.......         550            480        660           530
  Within 100 miles......       1,790          1,560      2,900         1,490
  Within 200 miles......       9,720         10,260      6,410           N/M
MARKET POSITION(4):
  % of slot machines....          32%            32%         8%           27%
  % of table games......          37%            38%         9%           30%
  % of gaming
   positions(2).........          33%            34%         8%           27%
  % of fiscal 1996
   gaming revenues(5)...          31%           N/A          9%           29%
  % of average market
   gaming square
   footage..............          33%            29%         6%           22%

- --------
(1) Includes the operations of the Grand Palais.
(2) Assumes each slot machine represents one gaming position and each table game represents seven gaming positions.
(3) Population statistics are based on 1996 estimates derived from demographic data compiled by Urban Decision Systems, Inc. The Company does not consider the market population statistic within 200 miles of Vicksburg to be meaningful because the population base beyond 100 miles of Vicksburg is more readily served by other gaming markets.
(4) Market position percentages reflect average historical data. The market for the Isle-Biloxi is considered to be the Coastal Region of Mississippi, which also includes casinos in Gulfport, Bay St. Louis and Lakeshore. The market information for the Isle-Lake Charles includes data for, in addition to Lake Charles, the land-based, Indian-owned casino located in Kinder, Louisiana, which information has been estimated by the Company, because that casino is not required to publish such information, based on a market analysis prepared for the Company by Economic Consulting Services.
(5) The 12-month period ended April 30, 1996.

                                  THE OFFERING

Securities Offered.................... $300 million principal amount of
                                          % Senior Secured Notes due 2003.

Maturity Date.........................                  , 2003.

Interest Payment Dates................          and         , commencing
                                            , 1997.

Optional Redemption................... The Notes will be redeemable, at the option of the Company, in whole
                                       or in part, on or after
                                         , 2000, at the redemption prices
                                       set forth herein, plus accrued and
                                       unpaid interest, if any, to the
                                       date of redemption. See
                                       "Description of the Notes--
                                       Redemption and Repurchase Offers--
                                       Optional Redemption."

                                       In the event the Company
                                       consummates a Qualified Public
                                       Equity Offering on or before
                                                 , 1999, the Company may
                                       redeem, at its option, up to $100
                                       million principal amount of the
                                       outstanding Notes at    % of the
                                       principal amount thereof, plus
                                       accrued and unpaid interest, if
                                       any, to the date of redemption,
                                       provided that, after any such
                                       redemption, at least $200 million
                                       in principal amount of the Notes
                                       remains outstanding. See
                                       "Description of the Notes--
                                       Redemption and Repurchase Offers--
                                       Equity Proceeds Redemption."

Excess Louisiana Cash Repurchase       In the event of an adverse vote on
Offers................................ the continuation of gaming in
                                       Bossier Parish or Calcasieu Parish,
                                       the Isle-Bossier City Cash Flow (as
                                       defined) and the Isle-Lake Charles
                                       Cash Flow (as defined),
                                       respectively, will be deposited
                                       into a collateral account pursuant
                                       to the Cash Sweep (as defined). At
                                       each such time as the Excess
                                       Louisiana Cash (as defined) in the
                                       collateral account equals $10
                                       million, the Company will be
                                       obligated to make an offer to
                                       purchase, at 100% of the principal
                                       amount of the Notes, plus accrued
                                       and unpaid interest, if any, to the
                                       date of repurchase, an amount of
                                       Notes equal to the Excess Louisiana
                                       Cash less the accrued and unpaid
                                       interest on such Notes. See
                                       "Description of Notes--Collateral
                                       Accounts--Excess Louisiana Cash
                                       Account" and "Description of
                                       Notes--Redemption and Repurchase
                                       Offers--Excess Louisiana Cash
                                       Repurchase Offers."

Regulatory Redemption................. The Notes will be subject to mandatory disposition and
                                       redemption requirements following
                                       certain determinations by the
                                       Gaming Authorities of any
                                       jurisdiction in which the Company
                                       conducts gaming operations. See
                                       "Description of the Notes--
                                       Redemption and Repurchase Offers--
                                       Gaming Redemption."

Change of Control..................... In the event of a Change of
                                       Control, the Company will be
                                       required to offer to repurchase all
                                       Notes then outstanding at a
                                       redemption price equal to 101% of
                                       the aggregate principal amount of
                                       the Notes, plus accrued and unpaid
                                       interest, if any, to the date of
                                       purchase. There can be no assurance
                                       that the Company will have
                                       sufficient cash to purchase the
                                       Notes in the event that a Change of
                                       Control occurs. See "Description of
                                       the Notes--Redemption and
                                       Repurchase Offers--Change of
                                       Control Repurchase Offer."

Ranking............................... The Notes will rank senior in right of payment to all existing or
                                       future Subordinated Indebtedness of
                                       the Company and pari passu in right
                                       of payment with any other existing
                                       or future Indebtedness of the
                                       Company.

Guarantees............................ The Company's obligations under the
                                       Notes and the Indenture will be
                                       jointly, severally and
                                       unconditionally guaranteed (the
                                       "Subsidiary Guarantees") on a
                                       senior secured basis by all
                                       existing and future Significant
                                       Restricted Subsidiaries (as
                                       defined) of the Company, subject to
                                       the receipt of the required
                                       approval of any applicable Gaming
                                       Authority. The Subsidiary
                                       Guarantees will rank senior in
                                       right of payment to all existing or
                                       future Subordinated Indebtedness of
                                       the Subsidiary Guarantors and pari
                                       passu in right of payment to all
                                       other existing or future
                                       Indebtedness of the Subsidiary
                                       Guarantors. The obligations of the
                                       Restricted Subsidiaries under the
                                       Subsidiary Guarantees will be
                                       guaranteed by the Company. See
                                       "Description of the Notes--
                                       Subsidiary Guarantees."

Security.............................. The Notes will be secured by a first priority Lien on
                                       substantially all of the assets of
                                       the Company, and the Subsidiary
                                       Guarantees will be secured by a
                                       first priority Lien on
                                       substantially all of the assets of
                                       the Subsidiary Guarantors, other
                                       than (i) the Isle-Biloxi Hotel, the
                                       Grand Palais and Pompano Park, as
                                       to which junior priority liens will
                                       be granted, and (ii) the Excluded
                                       Assets (which are comprised of
                                       certain assets of the Company not
                                       used in casino operations). See
                                       "Description of the Notes--
                                       Collateral Security."

Certain Covenants..................... The Indenture pursuant to which the
                                       Notes will be issued (the
                                       "Indenture") will contain certain
                                       covenants with respect to, among
                                       others, the following matters: (i)
                                       limitation on indebtedness, (ii)
                                       limitation on liens, (iii)
                                       limitation on restricted payments,
                                       (iv) limitation on dividends and
                                       other payment restrictions
                                       affecting Restricted Subsidiaries,

                                       (v) limitation on asset sales and
                                       events of loss, (vi) limitation on
                                       disposition of stock of Restricted
                                       Subsidiaries, (vii) limitation on
                                       transactions with affiliates and
                                       (viii) restrictions on
                                       consolidations, mergers and
                                       transfers of assets. See
                                       "Description of the Notes--Certain
                                       Covenants."

Use of Proceeds....................... The gross proceeds of the Offering will be $300 million. The net
                                       proceeds of the Offering are
                                       estimated to be approximately
                                       $289.3 million. The Company will
                                       use approximately $116.5 million to
                                       effect the First Mortgage Notes
                                       Retirement, $85 million to
                                       consummate the LRGP Acquisition,
                                       approximately $80.7 million to
                                       retire other indebtedness and the
                                       balance of approximately $7.1
                                       million for general corporate
                                       purposes. See "Use of Proceeds."

                                  RISK FACTORS

  Prospective purchasers of the Notes should consider all of the information contained in this Prospectus before making an investment in the Notes. In particular, prospective purchasers should consider the factors set forth herein under "Risk Factors."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

  The following summary consolidated financial information has been derived from the consolidated financial statements of the Company and should be read in conjunction with such consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus. The following pro forma financial information should be read in conjunction with the unaudited pro forma consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus.

  The Company believes the results of operations for each of the years in the three-year period ended April 30, 1996 are not readily comparable to each other because (i) the Isle-Vicksburg commenced operations on August 9, 1993, (ii) the Isle-Bossier City commenced operations on May 20, 1994, (iii) the Isle-Lake Charles commenced operations with a single riverboat facility on July 29, 1995 and (iv) the Isle-Biloxi has faced substantially increasing competition since opening and was substantially expanded in June 1993 and again in July 1995.

  The Company also believes that its historical results may not be indicative of its future results of operations primarily because, in the past, the Company has reported its interests in the operations of the Isle-Bossier City and the Isle-Lake Charles using the equity method of accounting. Upon consummation of the LRGP Acquisition, the Company will consolidate the results of operations of the Isle-Bossier City and the Isle-Lake Charles. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The pro forma financial information reflects the Company's consolidated results of operations, giving effect to the LRGP Acquisition and the SCGC Acquisition. The Company believes, however, that the pro forma income statement is not necessarily indicative of the Company's future operations because it does not reflect the impact of opening the Grand Palais, which opened on July 12, 1996. See "Unaudited Pro Forma Financial Data."

                                              YEAR ENDED APRIL 30,
                                     ------------------------------------------
                                               ACTUAL              PRO FORMA(1)
                                     ----------------------------  ------------
                                       1994      1995      1996        1996
                                     --------  --------  --------  ------------
                                          (IN THOUSANDS, EXCEPT RATIOS)
INCOME STATEMENT DATA:
Revenue:
  Casino............................ $140,994  $117,613  $123,936    $326,129
  Rooms, food, beverage and other...    3,639     5,311    27,719      37,344
  Management fees--joint ventures...       --     4,613     6,308          --
                                     --------  --------  --------    --------
    Total revenue...................  144,633   127,537   157,963     363,473
Operating expenses:
  Casino and gaming taxes...........   59,641    59,963    65,026     155,009
  Marketing and administrative......   26,113    26,895    33,167      78,852
  Depreciation and amortization.....    5,450     8,945    12,111      25,697
  One-time charge(2)................       --        --    11,798      11,798
  Preopening expenses...............    3,475       483     1,311       5,507
  Loss on disposal of equipment.....       22       178     1,217       1,217
  Other.............................   10,017    10,877    30,140      49,790
                                     --------  --------  --------    --------
    Total operating expenses........  104,718   107,341   154,770     327,870
                                     --------  --------  --------    --------
Operating income....................   39,915    20,196     3,193      35,603
Interest expense, net(3)............   (6,119)  (10,046)  (13,924)    (42,568)
Equity in income (loss) of
 unconsolidated joint ventures......   (2,241)   19,904    16,434          --
Income (loss) before income taxes...   31,555    30,054     5,703      (6,965)
Net income (loss)...................   20,353    18,069     1,555      (6,965)
OTHER FINANCIAL DATA AND RATIOS:
EBITDA(4)........................... $ 46,621  $ 49,706  $ 46,064    $ 79,822
Capital expenditures(5).............   59,043    50,999    26,517      75,587
EBITDA to net interest expense......      7.6x      4.9x      3.3x        1.9x
Total debt to EBITDA................      2.7x      2.8x      3.0x        4.7x
Ratio of earnings to fixed
 charges(6).........................      3.9x      2.6x      1.2x        1.1x
BALANCE SHEET DATA (AT END OF
 PERIOD):
Current assets........................................   $ 27,379    $ 50,701
Total assets..........................................    226,474     508,496
Long-term debt, including current portion.............    139,778     377,817
Stockholders' equity..................................     50,270      86,804

                                                         YEAR ENDED APRIL 30,
                                                       -------------------------
                                                        1994     1995     1996
                                                       ------- -------- --------
                                                         (IN THOUSANDS, EXCEPT
                                                            DAILY WIN DATA)
OPERATING STATISTICS:
BOSSIER CITY
Casino revenue........................................      -- $142,265 $145,604
EBITDA(4).............................................      --   50,156   41,228
Daily win/slot machine................................      --      291      303
Daily win/table game..................................      --    2,053    1,887
LAKE CHARLES
Casino revenue........................................      --       -- $ 56,589
EBITDA(4).............................................      --       --    6,305
Daily win/slot machine................................      --       --      139
Daily win/table game..................................      --       --    1,566
BILOXI
Casino revenue........................................ $81,049 $ 54,217 $ 66,270
EBITDA(4).............................................  27,255   13,256   17,479
Daily win/slot machine................................     124       93      125
Daily win/table game..................................   1,523      972    1,291
VICKSBURG
Casino revenue........................................ $59,945 $ 63,396 $ 57,666
EBITDA(4).............................................  27,721   21,060   16,238
Daily win/slot machine................................     243      181      163
Daily win/table game..................................   1,805      937      750

- --------
(1) Adjusted to give effect to LRGP's purchase of a 50% interest in SCGC in June 1995, the SCGC Acquisition, the LRGP Acquisition, the Grand Palais Acquisition (except no pro forma effect of the Grand Palais Acquisition is reflected in the pro forma income statement, other than interest on the debt incurred to effect the Grand Palais Acquisition), the Rights Offering (assuming a full subscription thereto) and the Offering and the application of the net proceeds therefrom as if such transactions had occurred on May 1, 1995, with respect to the pro forma consolidated income statement data, and as of April 30, 1996, with respect to the pro forma consolidated balance sheet data. See "Unaudited Pro Forma Financial Data."
(2) During the third quarter of fiscal 1996, the Company recorded an $11.8 million pre-tax one-time charge. The components of the one-time charge include (i) $9.3 million related to the write-down of two riverboats, a barge and certain gaming equipment, all of which were reclassified during the quarter as being held for sale, (ii) $2.0 million related to costs associated with the recent change in executive management and (iii) $0.5 million related to costs associated with certain abandoned projects.
(3) Net of interest income.
(4) EBITDA, or "earnings before interest, income taxes, depreciation and amortization," is a supplemental financial measurement used by the Company in the evaluation of its gaming business. EBITDA is calculated by adding net interest expense, income taxes, depreciation and amortization, preopening expense, one-time charge and loss on disposal of equipment to net income. However, EBITDA should only be read in conjunction with all of the Company's financial data summarized above and its Consolidated Financial Statements, including the Notes thereto, prepared in accordance with GAAP appearing elsewhere herein, and should not be construed as an alternative either to income from operations (as determined in accordance with GAAP) as an indicator of the Company's operating performance or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity.
(5) Includes $13.1 million, $4.4 million, $4.3 million and $4.4 million of property and equipment acquired by issuing debt for the years ended April 30, 1994, 1995, 1996 and April 30, 1996 on a pro forma basis, respectively.
(6) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before provision for income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on indebtedness (including capitalized interest) plus that portion of rental expense which is considered to be interest.

                                 RISK FACTORS

  Prospective purchasers should carefully consider the following factors, together with other information in this Prospectus, in evaluating an investment in the Notes.

LOCAL OPTION REFERENDUM REGARDING CONTINUATION OF LEGALIZED GAMING IN
LOUISIANA

  On April 19, 1996, the Louisiana legislature approved legislation mandating local option elections on a parish-by-parish basis to determine whether to prohibit or continue to permit three individual forms of gaming in Louisiana. The referendum is scheduled to be brought before the Louisiana voters on a parish-by-parish basis at the time of the 1996 presidential election and will determine whether each of the following forms of gaming will be prohibited or permitted: (i) the operation of video draw poker devices in each parish; (ii) the conduct of riverboat gaming in each parish that is contiguous to a statutorily designated river or waterway; or (iii) the conduct of land-based casino gaming operations in Orleans Parish. Accordingly, on November 5, 1996, it is expected that voters in Bossier Parish (the site of the Isle-Bossier
City) and Calcasieu Parish (the site of the Isle-Lake Charles) will be voting "yes" or "no" on the following proposition (and in appropriate parishes as to similar propositions regarding land-based casino gaming and video draw poker devices): "Within [name of parish], shall riverboat gaming activities be permitted?"

  The legislation requires that a majority of the votes cast on such proposition be cast in favor of a particular form of gaming in order to continue that form of gaming in the affected parish. Accordingly, the continuation of gaming activities at the Isle-Bossier City requires such approval from a majority of voters in Bossier Parish voting on such proposition and the continuation of gaming activities at the Isle-Lake Charles requires such approval from a majority of voters in Calcasieu Parish voting on such proposition. In the event that the riverboat gaming proposition is defeated in a parish, the legislation permits a licensee operating therein to continue operations in that parish through the expiration of its current license. The current license of the Isle-Bossier City expires in December 1998, and the two licenses of the Isle-Lake Charles expire in March 1999 and May 2001, respectively. Alternatively, a licensee operating in a parish where riverboat gaming is defeated may seek permission to relocate its vessel and license to a parish where the continuation of riverboat gaming has been approved, if any (excluding certain portions of Lake Ponchartrain). In the event that voters do not elect to continue riverboat gaming in Bossier Parish or Calcasieu Parish, the Indenture provides that all excess cash flow generated by the Isle-Bossier City or the Isle-Lake Charles, as the case may be, shall be deposited into a special collateral account for the later repurchase of Notes (the "Cash Sweep"). See "Description of the Notes-- Collateral Accounts--Excess Louisiana Cash Account."

  The discontinuation of riverboat gaming in Bossier Parish or Calcasieu Parish would have a material adverse effect on the Company and may affect the ability of the Company to make interest payments on the Notes when due or to repay the principal thereof on the maturity date. In the event that the continuation of riverboat gaming is not approved in the November 5, 1996 election in either Bossier Parish or Calcasieu Parish, there can be no assurance that the Company will be able to obtain the necessary approvals to relocate its riverboat gaming facilities at the Isle-Bossier City or the Isle-Lake Charles, as the case may be, to parishes where the continuation of riverboat gaming was approved, or that any such relocation will be cost-effective for the Company. In addition, to the extent the Cash Sweep is required, the Company's ability to make necessary capital expenditures in order for its remaining facilities to compete effectively in their respective markets would be significantly limited. Moreover, in the event that the continuation of riverboat gaming is approved in Bossier Parish or Calcasieu Parish, but not in another parish where riverboat gaming is presently conducted, licensees presently conducting riverboat gaming in such parishes may seek to relocate their operations to Bossier Parish or Calcasieu Parish, leading to increased competition for the Company. See "--Competition."

LEVERAGE AND DEBT SERVICE

  Upon consummation of the Offering, the Company will have significant interest expense and principal repayment obligations in connection with the Notes and other debt obligations. See "Description of Certain

Indebtedness." As of April 30, 1996, as adjusted to give effect to the Recent Transactions and the Offering and the application of the net proceeds therefrom as set forth herein, the Company's total indebtedness and stockholders' equity would have been $377.8 million and $86.8 million, respectively. See "Use of Proceeds" and "Capitalization." The Company will be entirely dependent upon distributions from its operating subsidiaries to meet its interest expense and principal repayment obligations under the Notes and its other debt obligations. The Indenture contains numerous restrictions, including restrictions relating to the incurrence of additional indebtedness, the distribution of cash to stockholders, the making of certain investments and restricted payments, mergers and sales of assets and the creation of liens. See "Description of the Notes--Certain Covenants." In addition, substantially all of the Company's property is pledged to the trustee under the Indenture (the "Trustee") for the benefit of the holders of the Notes and, in certain cases, holders of certain other indebtedness of the Company and its subsidiaries. See "Description of the Notes--Collateral Security."

  The ability of the Company to meet its debt service requirements and to engage in various significant corporate transactions that may be important to its business will be dependent upon its future operating performance, which is subject to financial, economic, competitive, regulatory and other factors affecting the Company, many of which are beyond the Company's control. While the Company expects that its cash flow from operations will be sufficient to cover its expenses, including interest expense, there can be no assurance with respect thereto. If the Company is unable to generate sufficient cash flow, it could be required to adopt one or more alternatives, such as reducing or delaying planned capital expenditures, selling assets, restructuring debt or obtaining additional capital. There can be no assurance that any of such alternatives will be feasible on satisfactory terms, and resorting to such alternatives could impair the Company's competitive position and reduce its future cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In this regard, the Company anticipates that it will need to make significant capital expenditures with respect to its current operations in order for those facilities to remain competitive with existing and expected new competitors in those markets. The Indenture contains certain restrictions which may limit the Company's ability to incur indebtedness to make such capital expenditures. See "Description of the Notes--Certain Covenants." In addition, the highly leveraged position of the Company may adversely affect its ability to obtain additional financing to make investments in its current operations or to pursue future gaming opportunities. See "--Potential Need for Additional Financing."

COMPETITION

  General. Competition in the gaming industry is intense in the markets where the Company operates gaming facilities. As new gaming opportunities arise in existing gaming jurisdictions, in new gaming jurisdictions and on Indian-owned lands, new or expanded operations by others can be expected to increase competition for the Company's existing and future operations and could limit new opportunities for the Company or result in the saturation of certain gaming markets. Casino gaming does not have a long operating history in the jurisdictions where the Company operates gaming facilities and, therefore, the effects of competition in these jurisdictions cannot be predicted with any degree of certainty. Many of the Company's competitors have more gaming industry experience, are larger and have greater financial resources than the Company. As a result, increased competition could have a material adverse effect on the Company.

  Bossier City Operations. The Isle-Bossier City is one of three comparably sized gaming facilities currently licensed and operating in the Shreveport/Bossier City market, all of which opened between April and July 1994 and each of which has comparable amenities. The Isle-Bossier City will face increased competition from existing competitors to the extent that they add to or enhance existing amenities. In that regard, Binion's Horseshoe Casino recently broke ground on a 606-room all suites hotel at its dockside riverboat casino location in Bossier City. In addition to existing competition, the granting of additional gaming licenses in the Shreveport/Bossier City market or the relocation of existing licenses to that market from elsewhere in the State of Louisiana would increase competition for the Isle-Bossier City. In that regard, Casino Magic Corp. was recently granted a license to operate a gaming facility in the Shreveport/Bossier City market, which facility is to be located less than

1/2 mile from the site of the Isle-Bossier City. In addition, the Company believes that Binion's Horseshoe Casino will seek approval to obtain a license to operate an additional dockside riverboat casino at its existing site, making it likely in management's opinion that at least a fifth dockside riverboat casino (operated by Binion's Horseshoe Casino or another operator) eventually will be operating in the Shreveport/Bossier City market, where only three currently operate. Moreover, the legalization of casino gaming in Texas would have a material adverse effect on the Isle-Bossier City.

  Lake Charles Operations. The Isle-Lake Charles is one of two riverboat gaming facilities operating in the Lake Charles, Louisiana market. The Isle-Lake Charles' riverboat competitor, Players International, operates two riverboats and a 134-room hotel facility from a single location in the City of Lake Charles approximately two miles from the site of the Isle-Lake Charles. In addition, a land-based, Indian-owned casino with approximately 68,500 square feet of gaming space is operating in Kinder, Louisiana, approximately 35 miles to the northeast of the Isle-Lake Charles. Riverboats in the Lake Charles market are subject to cruising requirements, which makes a land-based casino more desirable to many gaming customers. Players International and the Company each hold two gaming licenses and operate two riverboats from a single facility. (Louisiana, unlike certain other jurisdictions, does not permit license holders to operate a second boat out of the same location without a gaming license for each boat.) However, because of a limited operating history at the Isle-Lake Charles with a temporary land-based pavilion and because, prior to July 12, 1996, only one riverboat operated at the site of the Isle-Lake Charles, the Company's expectations regarding such operation are not based on historical operating results. In addition to existing competition, the granting of additional gaming licenses in the Lake Charles market or the relocation of existing licenses from elsewhere in the State of Louisiana to that market would increase competition for the Isle-Lake Charles. Moreover, the legalization of casino gaming in Texas would have a material adverse effect on the Isle-Lake Charles. See "--Legislative and Regulatory Considerations."

  Biloxi Operations. Twelve gaming facilities (including the Isle-Biloxi), with an aggregate of approximately 560,000 square feet of casino floor space, are located along the Mississippi Gulf Coast. Eight facilities are located in Biloxi and collectively account for approximately 360,000 square feet of casino floor space. Two of the other four facilities are located in Gulfport, approximately 10 miles from Biloxi, and the other two are located in Bay St. Louis and Lakeshore (the gaming operations of such casino have been temporarily suspended as of July 16, 1996), each approximately 30 miles from Biloxi. Because Mississippi law does not limit the number of gaming licenses that may be granted, there may be increases in the number of gaming facilities along the Mississippi Gulf Coast and the surrounding areas, which could have a material adverse effect on the Isle-Biloxi. In addition, the Company believes that many of its competitors will add to or enhance their existing amenities and new competitors will enter the Mississippi Gulf Coast market. Mirage Resorts, Inc. has announced plans and received a gaming license to open a "Golden Nugget" casino and resort complex in Biloxi, at a site approximately two miles from the Isle-Biloxi, in late 1997. In addition, an "Imperial Palace" casino is currently being built and will be located on the Back Bay in Biloxi, approximately three miles from the Isle-Biloxi. Both such developments are expected to include substantial hotel facilities. Certain existing and future competitors have more extensive financial resources than does the Company. Intense competition on the Mississippi Gulf Coast has contributed to the closure of two gaming facilities (and the temporary closure of a third) in that area and two others are operating under bankruptcy protection. In addition, the legalization of casino gaming in Alabama would increase competition for, and would have a material adverse effect on, the Isle-Biloxi.

  Vicksburg Operations. The Isle-Vicksburg is one of four gaming facilities currently operating an aggregate of approximately 105,000 square feet of casino floor space in the Vicksburg area. The Isle-Vicksburg is the second largest casino in the Vicksburg area. Two competitors have hotels on their site and the competitor closest to the Isle-Vicksburg has a hotel within 1/2 mile of its casino. (The Isle-Vicksburg does not contain a hotel, but operates a 67-space recreational vehicle park located 1/2 mile from its facilities.) Other local casino competition includes one gaming facility in Natchez, Mississippi (approximately 60 miles south of Vicksburg and 80 miles southwest of Jackson); two gaming facilities in Greenville, Mississippi, with another under construction (approximately 80 miles north of Vicksburg and 90 miles northwest of Jackson); and a land-based, Indian-owned casino near Philadelphia, Mississippi (approximately 115 miles northeast of Vicksburg and 70 miles northeast of

Jackson). Because Mississippi does not limit the number of gaming licenses that may be granted, there may be increases in the number of gaming facilities in Vicksburg and elsewhere in counties bordering the Mississippi River, which could have a material adverse effect on the Isle-Vicksburg. While the Mississippi statutes specify that gaming may only be held on the Mississippi River and on navigable waters within counties bordering the Mississippi River, several controversies have arisen concerning the exact permissible locations of casinos within this statutory language. Specifically, there have been several attempts to expand gaming as far east of the Mississippi River as possible, including a recent request for the Mississippi Gaming Commission to consider approving the location of a casino on the eastern border of Warren County. It is likely that these controversies and efforts to expand gaming east of the Mississippi River will continue. In the event sites are approved in the eastern part of Warren County, in which the Isle-Vicksburg is located, the Isle-Vicksburg could be adversely affected.

LEGISLATIVE AND REGULATORY CONSIDERATIONS

  Texas and Alabama Legalization Risks. Casino gaming is currently prohibited in several jurisdictions adjacent to Louisiana and Mississippi. As a result, residents of these jurisdictions, principally Texas and Alabama, comprise a significant portion of the customers of the Isle-Bossier City and the Isle-Lake Charles (in the case of Texas) and the Isle-Biloxi (in the case of Alabama).

  Although casino gaming is not currently permitted in Texas and the Texas Attorney General has issued an opinion that gaming in Texas would require an amendment to the Texas Constitution, the Texas legislature has considered various proposals to authorize casino gaming. No gaming legislation was enacted in the most recent legislative session ended May 29, 1995. A constitutional amendment would require a two-thirds vote of those present and voting in each house of the Texas legislature and approval by the electorate in a referendum. The legalization of casino gaming in Texas at or near the primary market areas of the Isle-Bossier City or the Isle-Lake Charles, including the Dallas/Ft. Worth and Houston areas, would have a material adverse effect on the Company.

  Casino gaming is currently illegal in Alabama due to a constitutional prohibition against lotteries. Several attempts have been made to pass a resolution of the Alabama legislature providing for a statewide referendum on the repeal of the pertinent section of the Alabama Constitution prohibiting lotteries (and thereby gaming). This action would require a three-fifths vote of each house of the legislature, followed by a statewide referendum. Both the Governor and the Attorney General of Alabama have stated their opposition to legalized casino gaming, even though pari-mutuel wagering and limited charitable bingo exist within the state. The legalization of casino gaming in Alabama would have a material adverse effect on the Isle-Biloxi, both because the Mobile metropolitan area is a major market for the Isle-Biloxi and because a substantial portion of the Isle-Biloxi's customers are residents of areas east of Mobile, including Florida and Georgia, and pass through the Mobile area when traveling to Biloxi.

  Expansion of Louisiana Gaming Activities and Possible Relocation of Existing Licenses. Current Louisiana law limits to 15 the number of riverboat casino licenses that may be granted. Four licenses have been allocated to the Shreveport/Bossier City market (including the license allocated to the Isle-Bossier City) and four licenses have been allocated to the Lake Charles market (including the two licenses allocated to the Isle-Lake Charles); the Shreveport/Bossier City market is comprised of two parishes. Under current Louisiana law, up to six licenses may be granted to riverboats operating from any one parish. There can be no assurance that future Louisiana legislation (or any judicial determination) will not increase the total number of authorized riverboat casino licenses or the number of licenses permitted in any parish. In addition, even without a change in Louisiana law increasing the number of authorized riverboat casino licenses, existing licenses may be relocated to other markets within Louisiana. Management believes that the relative success of gaming operations in the Shreveport/Bossier City and Lake Charles markets, as compared to other Louisiana markets, may increase the possibility that existing licenses may be awarded in or relocated to these markets, especially in the event other local parishes do not permit riverboat gaming to continue in such parishes. See "--Local Option Referendum Regarding Continuation of Legalized Gaming in Louisiana." However, the relocation of existing licenses to another parish or of riverboats within the same parish may be restricted by a constitutional amendment to be submitted to a vote in Louisiana on September 21, 1996, which seeks to require, among other things, a local parish-wide election to approve, by a majority of those voting on the matter, the licensing of any additional riverboats in a parish with existing licensed riverboats or relocating any operating riverboat to a different berth in the same parish.

  Limitation on New Gaming Venues. The Company intends to continue to pursue potential gaming opportunities in states and other jurisdictions that have not yet legalized gaming. The availability of new gaming opportunities is largely dependent on the legalization of gaming in new jurisdictions; however, gaming is prohibited throughout most of the United States and the recent trend toward legalization has slowed and may continue to do so. There can be no assurance that legislation to legalize gaming will be enacted or that gaming will be permitted in any other states. No assurance can be given that attractive opportunities to develop new operations will be available to the Company. Nevertheless, due to the severe competition for potential new gaming opportunities it is often necessary to commit resources before there can be any assurance that gaming will be legalized at all or on terms that will enable the Company to benefit from its activities and investments. Accordingly, the Company may need to make investments which do not ultimately yield a gaming opportunity.

  Need to Renew Licenses and Adverse Changes in Laws and Regulations. The Company must obtain a gaming license for each location at which it operates a casino facility. Generally, such licenses are for a fixed term and are subject to renewal periodically. Licenses in Mississippi are issued for two-year terms and new licenses must be obtained at the end of such terms. Licenses in Louisiana are issued for an initial five-year term with annual renewals thereafter. The Company and each of its officers, directors, managers and principal stockholders are subject to strict scrutiny and approval by the gaming regulatory bodies of each jurisdiction in which the Company conducts or seeks to conduct gaming operations. The issuance of a gaming license is considered a privilege, not a right, and gaming licenses are subject to suspension, limitation or revocation if regulatory requirements are not met. In addition to licenses from state gaming regulatory agencies, casino operations also typically require various local governmental approvals and riverboats require Federal and state environmental approvals and approvals relating to operations in navigable waters. The Company's license to operate the Isle-Bossier City will expire in December 1998; the Company's license to operate the Isle-Biloxi will expire in April 1998; the Company's license to operate the Isle-Vicksburg will expire in February 1997; and the Company's licenses to operate the two riverboats constituting the Isle-Lake Charles will expire in March 1999 and May 2001. The loss or suspension of any present or future gaming license held by the Company, the failure to obtain a gaming license from any state in which the Company plans to open a gaming facility in the future, or the failure to obtain a new license or the renewal of any license would have a material adverse effect on the Company's business. In some circumstances, the loss of a license in one jurisdiction may trigger the loss of a license or affect eligibility for a license in another jurisdiction.

  Recent Changes in Louisiana Regulatory Structure. In May 1996, the regulatory oversight of riverboat gaming was transferred to the Louisiana Gaming Control Board (the "Gaming Board"). The Gaming Board oversees all licensing matters for riverboat casinos, the land-based casino in New Orleans, video poker, and certain aspects of Indian gaming. The Gaming Board will be composed of nine voting members appointed by the governor, five of whom have been appointed. The Gaming Board held its first meeting on July 10, 1996, at which it adopted a set of emergency rules conferring certain authority to the Chairman. On July 12, 1996, the Gaming Board (acting through the Chairman) issued all necessary approvals to operate the Grand Palais and formally authorized the commencement of gaming on the Grand Palais. Pursuant to that approval, the Grand Palais opened on July 12, 1996.

LIMITATIONS ON ABILITY TO REALIZE ON COLLATERAL

  The Notes will be secured, directly or indirectly, by substantially all of the assets of the Company, the Subsidiary Guarantors and certain other of the Company's subsidiaries, but not the Excluded Assets. In addition, the lien on certain significant assets of the Company to be granted in favor of the holders of the Notes will be junior to the liens of certain existing indebtedness. If an acceleration were to occur with respect to the Notes and the Trustee were to foreclose on the collateral securing the Notes, there can be no assurance that the liquidation of the collateral would produce proceeds in an amount sufficient to pay the principal of and accrued interest on the Notes. See "Description of the Notes--Collateral Security."

  In any foreclosure sale, the Trustee's ability to foreclose upon collateral representing casino assets would be limited because the purchaser or operator of such facility (or stock of any subsidiary holding such facility) would need to be licensed under applicable state gaming laws and the regulations promulgated thereunder in order to operate the facility (or own such stock). If the Trustee were to acquire collateral representing casino assets in a foreclosure sale and was unable to, or chose not to, qualify to operate such assets under such state gaming laws, the Trustee would have to either sell or lease such assets to an entity licensed under such gaming laws to operate such assets. In addition, in any foreclosure sale or subsequent resale by the Trustee, licensing requirements under state gaming laws may limit the number of potential bidders, delay any sale and adversely affect the sale price of such collateral.

  The ability to take possession and dispose of the collateral securing the Notes upon acceleration or foreclosure is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or the subsidiary owning such collateral.

CERTAIN FRAUDULENT CONVEYANCE AND BANKRUPTCY CONSIDERATIONS

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if a court were to find that the Company received less than reasonably equivalent value or fair consideration for incurring the indebtedness represented by the Notes and, at the time of the incurrence, the Company was (i) insolvent or rendered insolvent by reason of the issuance of the Notes or (ii) engaged in a business or transaction or was about to engage in a business or transaction for which the assets of the Company constituted unreasonably small capital or (iii) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could, among other things, (a) void all or a portion of the Company's obligations to the holders of the Notes or (b) subordinate the Company's obligations to the holders of the Notes to other existing and future indebtedness of the Company, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes. In addition, if a court were to find that any Guarantor received less than reasonably equivalent value or fair consideration for its guarantee or liens securing such guarantee and, at the time the guarantee or liens securing such guarantee were issued, the Guarantor was (i) insolvent or rendered insolvent by reason of the issuance of its guarantee or the liens securing the guarantee or (ii) engaged in a business or transaction or was about to engage in a business or transaction for which the assets of such Guarantor constituted unreasonably small capital or (iii) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could, among other things, (a) void all or a portion of the Guarantor's obligations to the holders of the Notes or (b) subordinate the Guarantor's obligations to the holders of the Notes to other existing and future indebtedness of such Guarantor, the effect of which would be to entitle such other creditors to be paid in full from such Guarantor's assets before any payment could be made on the Notes.

  In the event that a proceeding under federal bankruptcy law were to be commenced by or against the Company or a Guarantor within 90 days after the Company or a Guarantor makes a payment on or pledges collateral to secure the Notes or a person becomes a Guarantor, some or all of the payments received, or collateral pledged, during such 90-day period may be avoidable as a preference under the federal bankruptcy law. The Indenture provides that certain subsidiaries formed or acquired after the issuance of the Notes will be required to guarantee the Notes and the stock and assets of such Guarantor must be pledged as security for such guarantee. Such pledge and guarantees may be avoidable as a preference if a bankruptcy proceeding concerning the Company or a Guarantor, as applicable, were to be commenced within the applicable statutory period. Any payment made, or collateral received, which is avoided as a preference would be required to be returned to the bankruptcy estate of the Company or such Guarantor.

CONSTRUCTION AND DEVELOPMENT RISKS

  Construction and development projects, such as any future hotel developments or other land-based capital improvement projects that may be undertaken by the Company, either alone or pursuant to a joint venture, entail significant risks, including shortages of materials or skilled labor, unforeseen engineering, environmental and geological problems, work stoppages, weather interference and unanticipated cost increases. There can be no assurance that the Company will be able to enter into contracts for the construction of future projects or that such contracts will be on terms favorable to the Company. Moreover, the Company believes that the development of hotel facilities and other capital improvement projects are important to the economic success of its properties. Unexpected development concessions required by local, state or federal regulatory authorities could involve significant additional costs and delay the scheduled opening of any planned facilities and any other facilities that the Company may seek to develop in the future.

HOTEL BUSINESS AND JOINT VENTURE RISKS

  The Company opened a 367-room hotel facility at the Isle-Biloxi on August 1, 1995. The Company anticipates that additional hotels will need to be developed at its existing gaming facilities in order to remain competitive in those markets. The Company intends to develop additional hotels either alone or with a business partner or partners, such as through the Hotel Joint Venture. The Company has limited experience in hotel development or operations and undertaking such development, if any, will be subject to all of the risks inherent in the establishment of a new enterprise. In addition, numerous permits and approvals are required for the development of hotel projects, and no assurance can be given that such permits and approvals can or will be obtained. Although the Company may enter into management contracts with experienced hotel management companies with respect to future hotels, there can be no assurance that such contracts will be entered into or entered into on terms favorable to the Company. Moreover, to the extent the Company undertakes to develop hotel facilities at its properties with a business partner or partners, the Company will be exposed to certain risks inherent in joint ventures. The Company has expanded its operations in the past into new venues by entering into joint venture relationships, such as the LRGP and SCGC joint ventures. In any future joint venture arrangement, the Company may not have authority to control or make unilateral decisions with respect to the activities of such joint venture. As a result, any management dispute between the Company and any joint venture partner, or any financial problems of the joint venture partner, may have a material adverse effect on any such joint venture project and, accordingly, on the Company's business.

LOSS OF FACILITIES FROM SERVICE

  The Company's profitability is dependent upon the operations of its riverboat casino and pavilion facilities. A gaming vessel could be lost from service due to casualty, mechanical failure or extended or extraordinary maintenance or inspection. Business activity at any location would also be adversely affected by a flood, hurricane, tornado or other severe weather conditions. Areas along the Gulf of Mexico (the site of the Isle-Biloxi), the Mississippi River (the site of the Isle-Vicksburg), the Red River (the site of the Isle-Bossier City) and the Calcasieu River (the site of the Isle-Lake Charles) are subject to storms and hurricanes and the Company's facilities have been closed from time to time as a result. In addition, each riverboat operated by the Company in Louisiana must hold a Certificate of Documentation and Inspection issued by the U.S. Coast Guard, the loss of which could preclude its use as a riverboat casino. A prolonged or total loss of any gaming vessel would have a material adverse effect on the Company. The Company maintains limited business interruption insurance, but the proceeds therefrom may be insufficient to compensate the Company in the event that one or more of its casinos is lost from service.

EFFECT OF LOCAL ECONOMIC AND WEATHER RELATED FACTORS

  The Company's results of operations may be adversely affected by local economic and weather-related factors. If the local economy in a market in which the Company operates one or more casinos suffered a downturn, the casino or casinos located within that market could be adversely affected as the disposable income of consumers in that market declined, resulting in a decrease in the number of patrons at the Company's casino or casinos or a decrease in the amount that patrons are willing to wager. In addition, storms or hurricanes that destroy a large amount of personal and real property may result in patrons spending time and money cleaning up and restoring property and less time and money in the Company's casinos.

DEPENDENCE ON KEY PERSONNEL

  The success of the Company is largely dependent upon the efforts and skills of a few key executive officers and the experience of its property managers. The loss of the services of any of such key executive officers or senior-level property managers could have a material adverse effect on the Company. There can be no assurance that the Company would be able to attract and hire suitable replacements in the event of any such loss of services. In this regard, the Company's Chief Operating Officer and Vice President of Marketing and the general manager of the Isle-Vicksburg recently resigned from the Company and have indicated that they intend to seek positions with one of the Company's competitors. The Company does not maintain "key man" life insurance on any of its employees.

DIFFICULTY IN ATTRACTING AND RETAINING QUALIFIED EMPLOYEES

  The operation of the Company's business requires qualified executives, managers and skilled employees with gaming industry experience. The Company believes that a shortage of skilled labor exists in the gaming industry which will make it increasingly difficult and expensive to attract and retain qualified employees. Increasing competition in the Company's markets is expected to lead to higher costs in order to retain and attract qualified employees. In addition, to the extent the Company enters new markets, the Company may incur higher labor costs to attract qualified employees from gaming facilities existing in those markets. While the Company believes that it will be able to attract and retain qualified employees, there can be no assurance that the Company will be able to do so.

ABSENCE OF PUBLIC MARKET FOR THE NOTES; LACK OF LIQUIDITY

  There is no existing market for the Notes and there can be no assurance as to the liquidity of any markets that may develop for the Notes, the ability of holders of the Notes to sell their Notes or the price at which holders would be able to sell their Notes. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company has been advised by the Underwriters that, subject to applicable laws and regulations, the Underwriters currently intend to make a market in the Notes after the consummation of the Offering, although they are not obligated to do so and may discontinue any market-making activities with respect the Notes at any time without notice.

POTENTIAL NEED FOR ADDITIONAL FINANCING

  The Company believes that it will have sufficient funds to finance its anticipated capital expenditure requirements. However, the Company is exploring, and will continue to explore, multiple projects or larger-scale development activities, either at its existing locations or in new markets, that may require additional debt or equity financing. The lack of sufficient financing on acceptable terms to further renovate or expand existing projects may put such properties or projects at a substantial competitive disadvantage with their competitors. There can be no assurance that such financing will be available given the highly leveraged position of the Company or, if available, that it would be available on terms satisfactory to the Company.

TAXATION

  The Company believes that the prospect of significant additional revenue is one of the primary reasons that jurisdictions have legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal federal and state corporate income taxes; such taxes and fees are subject to increase at any time and are not within the control of the Company. Any material increase in these taxes or fees could have a material adverse effect on the Company. See "Regulatory Matters."

FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "--Leverage and Debt Service," "--Competition," "Business--Current Operations," "--Future Development Opportunities" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," regarding the Company's financial position, business strategy, capital resources, and plans and objectives of management of the Company for future operations are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                USE OF PROCEEDS

  The gross proceeds of the Offering will be $300 million. The net proceeds to the Company from the Offering are estimated to be $289.3 million. The Company currently anticipates that the uses of the gross proceeds of the Offering as of June 30, 1996 will be approximately as follows (in millions):

      First Mortgage Notes Retirement(1)................................ $116.5
      Repayment of other existing debt(2)...............................   80.7
      LRGP Acquisition..................................................   85.0
      General corporate purposes........................................    7.1
      Offering expenses.................................................   10.7
                                                                         ------
                                                                         $300.0
                                                                         ======

- --------
(1) The First Mortgage Notes bear interest at 11 1/2% and mature on November 15, 2001. See "Prospectus Summary--First Mortgage Notes Retirement."
(2) Represents repayment of (i) $38.4 million of indebtedness, for which LRGP and SCGC are co-obligors, due July 27, 1996, bearing interest at an increasing rate (currently 12.75%), with an option for the issuers to extend maturity up to an additional 12 months (together with an additional payment of up to $1.7 million relating to the prepayment of such indebtedness), (ii) $3.6 million of indebtedness of the Company, due November 1996, bearing interest at 12%, (iii) $13.7 million of indebtedness of LRGP, due in monthly principal payments of $625,000 through April 1998, bearing interest at prime plus 1% (9.25% at April 30, 1996), (iv) $10.0 million of indebtedness of LRGP, due June 2001, bearing interest at 11.5%, (v) $8.3 million of indebtedness of GPRI, payable on consummation of the Offering, bearing interest at prime plus 1% (9.25% at April 30, 1996) and (vi) $5.0 million of indebtedness of GPRI, payable on consummation of the Offering, bearing interest at 6%.

                                CAPITALIZATION

  The following table sets forth the actual cash and cash equivalents, short-term debt and capitalization of the Company as of April 30, 1996, and as adjusted to give effect to the SCGC Acquisition, the LRGP Acquisition, the Grand Palais Acquisition, the Rights Offering (assuming a full subscription thereto) and the sale of the Notes offered hereby and the application of the net proceeds therefrom. See "Use of Proceeds" and "Unaudited Pro Forma Financial Data."

                                                              APRIL 30, 1996
                                                           --------------------
                                                            ACTUAL  AS ADJUSTED
                                                           -------- -----------
                                                              (IN THOUSANDS)
Cash and cash equivalents................................. $ 18,585  $ 41,334
                                                           ========  ========
Short-term debt, including current portion of long-term
 debt..................................................... $  8,884  $ 16,359
                                                           ========  ========
Long-term debt:
  Notes payable........................................... $ 21,835  $ 53,147
  Biloxi hotel loan.......................................   14,670    14,670
  11 1/2% First Mortgage Notes(1).........................  103,273       --
  Crown Note..............................................      --     10,000
    % Senior Secured Notes................................      --    300,000
                                                           --------  --------
                                                            139,778   377,817
  Less: current portion...................................    8,884    16,359
                                                           --------  --------
    Total long-term debt..................................  130,894   361,458
Stockholders' equity:
  Common Stock, par value $.01 per share, 45,000,000
   shares
   authorized, 16,038,882 shares issued and outstanding
   actual, and 23,240,519 as adjusted(2)..................      160       232
  Additional paid-in capital..............................   13,857    61,934
  Retained earnings.......................................   36,253    24,638
                                                           --------  --------
    Total stockholders' equity............................   50,270    86,804
                                                           --------  --------
Total capitalization...................................... $181,164  $448,262
                                                           ========  ========

- --------
(1) Excludes unamortized discount of $1,727,000.
(2) Excludes 3,348,778 shares of Common Stock (4,765,445 as adjusted) issuable upon exercise of options and warrants outstanding as of April 30, 1996.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company adjusted to give effect to LRGP's purchase of a 50% interest in SCGC on June 9, 1995 (the "Initial Acquisition"), the SCGC Acquisition, the LRGP Acquisition, the Grand Palais Acquisition, the Rights Offering and the Offering and the application of the net proceeds therefrom. The unaudited pro forma condensed consolidated balance sheet as of April 30, 1996 gives effect to the SCGC Acquisition, the LRGP Acquisition, the Grand Palais Acquisition, the Rights Offering and the Offering and the application of the net proceeds therefrom as if such transactions had occurred on April 30, 1996. The unaudited pro forma condensed consolidated statement of income for the year ended April 30, 1996 gives effect to the Initial Acquisition, the SCGC Acquisition, the LRGP Acquisition, the Grand Palais Acquisition, to the extent of interest on debt assumed or issued in connection with the acquisition, the Rights Offering and the Offering and the application of the net proceeds therefrom, as if such transactions had occurred on May 1, 1995.

  The Initial Acquisition, the SCGC Acquisition, the LRGP Acquisition and the Grand Palais Acquisition have been or will be accounted for by the Company using the purchase method of accounting. The pro forma adjustments are based upon currently available information and certain assumptions that management believes are reasonable. The actual purchase price adjustments will be determined based on the fair market value of the assets and liabilities acquired and may differ significantly from the amounts reflected in the pro forma adjustments.

  The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operation which would have been achieved had the above mentioned transactions occurred on the indicated dates, nor are they necessarily indicative of the results of future operations. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes of the Company, LRGP and SCGC included elsewhere in this Prospectus.

  On May 3, 1996, the Company purchased all of the common stock of GPRI as reorganized. The pre-bankruptcy business of GPRI consisted entirely of developing and operating the Grand Palais riverboat casino in New Orleans, Louisiana. The Grand Palais began gaming operations in New Orleans on March 29, 1995 and, due to poor operating results, ceased operations on June 6, 1995. GPRI was forced into involuntary bankruptcy on July 26, 1995 and was completely non-operational between the date of the closing of the Grand Palais on June 6, 1995 and its subsequent reopening at the Isle-Lake Charles on July 11, 1996. Other than interest on debt incurred to effect the Grand Palais Acquisition, adjustments related to the Grand Palais Acquisition have not been included in the following unaudited pro forma condensed consolidated statement of income because GPRI was not operating between June 6, 1995 and July 11, 1996, and because the pre-bankruptcy operations of GPRI were very limited and substantially different than the post-acquisition operations.

                              CASINO AMERICA, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 APRIL 30, 1996
                                 (IN THOUSANDS)

                                     AS REPORTED
                          ---------------------------------
                             CASINO      LRGP AND              TOTAL     PRO FORMA
         ASSETS           AMERICA, INC. LRG HOTELS   SCGC    HISTORICAL ADJUSTMENTS     PRO FORMA
         ------           ------------- ---------- --------  ---------- -----------     ---------
Current assets:
 Cash and cash
  equivalents...........    $ 18,585     $  6,576  $  4,808   $ 29,969   $  11,365 (1)  $ 41,334
 Accounts receivable....       4,935          678       582      6,195      (3,171)(2)     3,024
 Other current assets...       3,859          731     1,753      6,343         --          6,343
                            --------     --------  --------   --------   ---------      --------
   Total current assets.      27,379        7,985     7,143     42,507       8,194        50,701
Property and equipment--
 net....................     129,306       52,968    69,919    252,193      43,000 (3)   295,193
Other assets:
 Investment in and ad-
  vances to joint
  ventures..............      34,281       61,961       --      96,242     (96,242)(4)       --
 Notes
  receivable/advances
  due from affiliates...       4,700        5,871       --      10,571     (10,571)(5)       --
 Unallocated purchase
  price.................         --           --        --         --      114,235 (6)   114,235
 Other investments......       2,250          --        --       2,250         --          2,250
 Property held for de-
  velopment or sale.....      15,840          --        --      15,840         --         15,840
 Other non current
  assets................      12,718        1,177    10,125     24,020       6,257 (7)    30,277
                            --------     --------  --------   --------   ---------      --------
                              69,789       69,009    10,125    148,923      13,679       162,602
                            --------     --------  --------   --------   ---------      --------
   Total assets.........    $226,474     $129,962  $ 87,187   $443,623   $  64,873      $508,496
                            ========     ========  ========   ========   =========      ========
    LIABILITIES AND
     STOCKHOLDERS'
EQUITY/PARTNERS' CAPITAL
- ------------------------
Current liabilities:
 Notes payable and cur-
  rent maturities of
  long-term debt........    $  8,884     $ 17,252  $ 79,426   $105,562   $ (89,203)(8)  $ 16,359
 Accounts payable.......       6,169        3,101     5,235     14,505      (5,340)(2)     9,165
 Accrued liabilities....      23,258        8,803     8,483     40,544     (12,833)(9)    27,711
                            --------     --------  --------   --------   ---------      --------
   Total current
    liabilities.........      38,311       29,156    93,144    160,611    (107,376)       53,235
Long-term debt..........     130,894       33,559       637    165,090     196,368 (10)  361,458
Deferred income taxes...       6,999          --        --       6,999         --          6,999
Stockholders'
 equity/partners' capi-
 tal:
 Common stock...........         160          --      5,600      5,760      (5,528)(11)      232
 Additional paid-in
  capital...............      13,857          --     13,985     27,842      34,092 (11)   61,934
 Retained
  earnings/partners'
  capital...............      36,253       67,247   (26,179)    77,321     (52,683)(12)   24,638
                            --------     --------  --------   --------   ---------      --------
   Total stockholders'
    equity/partners'
    capital.............      50,270       67,247    (6,594)   110,923     (24,119)       86,804
                            --------     --------  --------   --------   ---------      --------
   Total liabilities and
    stockholders'
    equity/partners'
    capital.............    $226,474     $129,962  $ 87,187   $443,623   $  64,873      $508,496
                            ========     ========  ========   ========   =========      ========


                            See accompanying notes.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

  (1) Represents $1,666,000 of the proceeds of the Notes to be used for general corporate purposes and $18,099,000 of net proceeds from the Rights Offering, net of $8,400,000 of cash paid in the Grand Palais Acquisition.

  (2) Represents the elimination of miscellaneous intercompany balances due to the Company from LRGP and SCGC and amounts due to LRGP from SCGC.

  (3) Adjustment related to the Grand Palais Acquisition purchase price allocation. See Note 6.

  (4) Represents the elimination of the Company's investment in and advances to LRGP and LRG Hotels, and the elimination of LRGP's investment in and advances to SCGC.

  (5) Represents the elimination of notes receivable/advances due to the Company and LRGP from SCGC and LRG Hotels.

  (6) Represents the excess of cost over the estimated fair value of the net assets acquired in the Initial Acquisition, the SCGC Acquisition, the Grand Palais Acquisition and the LRGP Acquisition. Such excess cost related to the Initial Acquisition, the SCGC Acquisition and the LRGP Acquisition and totaled approximately $94,835,000. The Company has tentatively allocated the Grand Palais Acquisition purchase price as follows:

      Riverboat and equipment.................................... $ 43,000,000
      Unallocated purchase price.................................   19,400,000
      Liabilities assumed or contributed as part of the purchase price.....................................................  (37,900,000)
                                                                  ------------
        Total cash and equity paid by the Company................ $ 24,500,000
                                                                  ============

  (7) Represents $10,700,000 of issuance costs related to the Notes, less the write-off of $3,677,000 of unamortized debt issuance costs related to the First Mortgage Notes and $766,000 of unamortized debt issuance costs related to other debt which will be retired with proceeds from the Notes. See "Use of Proceeds".

  (8) Represents (i) the retirement of the current portion of certain indebtedness (see "Use of Proceeds") of the Company, LRGP and SCGC using a portion of the net proceeds from the Notes, (ii) the elimination of certain intercompany indebtedness and (iii) the addition of the current portion of the debt issued or assumed to complete the Grand Palais Acquisition, as follows:

      Retirement of certain indebtedness of the Company--current portion....................................................  $ (3,600,000)
      Retirement of certain indebtedness of LRGP--current portion.   (15,900,000)
      Retirement of certain indebtedness of SCGC--current portion.   (30,000,000)
      Elimination of advances from LRGP to SCGC...................   (41,703,000)
      Elimination of the note issued by the Company to SCGC.......    (4,700,000)
      Current portion of debt incurred to effect the Grand Palais
       Acquisition................................................     6,700,000
                                                                    ------------
        Total adjustment to current portion of long-term debt.....  $(89,203,000)
                                                                    ============

  (9) Adjusted to reflect:

      Payment of accrued interest on debt assumed to be retired
       using the proceeds from the Notes.........................  $ (5,634,000)
      Tax benefit related to the premium on the First Mortgage
       Notes Retirement and retirement of certain other
       indebtedness and the write-off of unamortized debt
       issuance costs and original issue discount ...............    (6,255,000)
      Elimination of amounts due to the Company and LRGP from LRG
       Hotels....................................................      (944,000)
                                                                   ------------
                                                                   $(12,833,000)
                                                                   ============

  (10) Adjusted to reflect:

      Total principal amount of the Notes.......................  $ 300,000,000
      Long-term portion of debt incurred to effect the Grand
       Palais Acquisition.......................................     31,200,000
      Present value of the deferred payments to be made in
       connection with the LRGP Acquisition.....................      5,300,000
      Retirement of the First Mortgage Notes (net of unamortized
       discount of $1,727,000)..................................   (103,273,000)
      Retirement of certain indebtedness of LRGP................    (17,500,000)
      Retirement of certain indebtedness of GPRI................    (13,300,000)
      Elimination of amounts due to the Company and LRGP from
       LRG Hotels...............................................     (6,059,000)
                                                                  -------------
          Total adjustment to long-term debt....................  $ 196,368,000
                                                                  =============

  (11) Adjusted to reflect (i) the elimination of SCGC's common stock and additional paid in capital, (ii) issuance of 1,850,000 shares of Common Stock, valued at $12,950,000, in connection with the SCGC Acquisition, (iii) issuance of 2,250,000 shares of Common Stock and warrants to purchase an additional 500,000 shares of Common Stock at $10.00 per share, all valued at $16,100,000, in connection with the Grand Palais Acquisition, (iv) the issuance of warrants to purchase 500,000 shares of Common Stock at an exercise price of $10.50 per share, valued at $1,000,000, in connection with the LRGP Acquisition and (v) the issuance of 3,101,637 shares of Common Stock, resulting in net proceeds of $18,099,000 in connection with the Rights Offering.

  (12) Adjusted to reflect:

      Write-off of unamortized debt issuance costs related
       primarily to redemption of the First Mortgage Notes..... $ (4,443,000)
      Write-off of the unamortized discount related to the
       First Mortgage Notes....................................   (1,727,000)
      Premium on the First Mortgage Notes Retirement and the
       retirement of certain other indebtedness................  (11,700,000)
      Tax benefit related to the above items...................    6,255,000
      Elimination of LRGP's, LRG Hotels' and SCGC's retained
       earnings/partners' capital..............................  (41,068,000)
                                                                ------------
                                                                $(52,683,000)
                                                                ============

                              CASINO AMERICA, INC.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    AS REPORTED
                          --------------------------------
                             CASINO      LRGP AND             TOTAL     PRO FORMA
                          AMERICA, INC. LRG HOTELS  SCGC    HISTORICAL ADJUSTMENTS    PRO FORMA
                          ------------- ---------- -------  ---------- -----------    ---------
Revenue:
 Casino.................    $123,936     $145,604  $56,589   $326,129   $    --       $326,129
 Rooms, food, beverage
  and other.............      27,719        8,951      674     37,344        --         37,344
 Management fees--joint
  ventures..............       6,308          --       --       6,308     (6,308)(1)       --
                            --------     --------  -------   --------   --------      --------
   Total revenue........     157,963      154,555   57,263    369,781     (6,308)      363,473
Operating expenses:
 Casino and gaming
  taxes.................      65,026       66,088   23,895    155,009        --        155,009
 Marketing and
  administrative........      33,167       25,872   19,813     78,852        --         78,852
 Depreciation and
  amortization..........      12,111        5,728    3,289     21,128      4,569 (2)    25,697
 One-time charge........      11,798          --       --      11,798        --         11,798
 Preopening expenses....       1,311          --     4,196      5,507        --          5,507
 Loss on disposal of
  equipment.............       1,217          --       --       1,217        --          1,217
 Other..................      30,140       18,709    7,249     56,098     (6,308)(1)    49,790
                            --------     --------  -------   --------   --------      --------
   Total operating
    expenses............     154,770      116,397   58,442    329,609     (1,739)      327,870
Operating income (loss).       3,193       38,158   (1,179)    40,172     (4,569)       35,603
Interest expense, net...     (13,924)      (1,948)  (6,210)   (22,082)   (20,486)(3)   (42,568)
Equity in income (loss)
 of joint ventures......      16,434       (2,658)     --      13,776    (13,776)(4)       --
Other...................         --           --       --         --         --            --
                            --------     --------  -------   --------   --------      --------
Income (loss) before
 income taxes...........       5,703       33,552   (7,389)    31,866    (38,831)       (6,965)
Income taxes............      (4,148)         --     1,056     (3,092)     3,092 (5)       --
                            --------     --------  -------   --------   --------      --------
Income (loss) before
 extraordinary loss.....    $  1,555     $ 33,552  $(6,333)  $ 28,774   $(35,739)     $ (6,965)
                            ========     ========  =======   ========   ========      ========
Income (loss) before
 extraordinary loss per
 common and common
 equivalent share.......    $   0.10                                                  $  (0.30)
Weighted average common
 and common equivalent
 shares.................      15,721                                       7,202 (6)    22,923



                            See accompanying notes.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME

  (1) Represents elimination of the management fee charged by the Company to LRGP and SCGC.

  (2) Reflects the amortization of the excess of the cost over the fair value of the net assets acquired in the Initial Acquisition, the SCGC Acquisition, the LRGP Acquisition and the Grand Palais Acquisition. Amortization has been calculated using the straight-line method over an estimated useful life of 25 years.

  (3) Adjusted to reflect:

      Interest expense on the Notes...............................  $36,750,000
      Amortization of issuance costs related to the Notes.........    1,529,000
      Incremental interest expense on the 11 1/2% $20 million note
       issued by LRGP in connection with the Initial Acquisition..      249,000
      Interest expense on GPRI debt incurred to effect the Grand
       Palais Acquisition (net of $13,300,000 of GPRI debt
       redeemed using the proceeds from the Notes)................    2,035,000
      Imputed interest on the deferred payments to be made in
       connection with the LRGP Acquisition.......................      685,000
      Less interest on debt retired with the proceeds from the
       Notes......................................................  (19,438,000)
      Less amortization of debt issuance costs and original issue discount related to debt retired with the proceeds from the
       Notes......................................................   (1,324,000)
                                                                    -----------
                                                                    $20,486,000
                                                                    ===========

  (4) Represents elimination of the Company's equity in the earnings and losses of LRGP and LRG Hotels, respectively, and elimination of LRGP's equity in the losses of SCGC.

  (5) Reflects the income tax effects of the pro forma adjustments.

  (6) Represents the issuance of 1,850,000 shares of Common Stock in connection with the SCGC Acquisition, the issuance of 2,250,000 shares of Common Stock in connection with the Grand Palais Acquisition and the issuance of 3,101,637 shares of Common Stock in connection with the Rights Offering.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

  The following selected historical financial information has been derived from the consolidated financial statements of the Company. The financial statements for each of the four years in the period ended April 30, 1996, included elsewhere in this Prospectus, have been audited by Ernst & Young LLP, independent auditors. The financial statements for the periods prior to April 30, 1993 have been audited by other independent auditors. The following information should be read in conjunction with the consolidated financial statements and notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

  The Company believes the results of operations for periods prior to May 1, 1992 are not readily comparable to subsequent periods because the business operations of the Company in prior periods, although related to gaming, were substantially different from the Company's present casino operations. The Company believes the results of operations for each of the four fiscal years in the period ended April 30, 1996 are not readily comparable to each other because (i) the Isle-Vicksburg commenced operations on August 9, 1993, (ii) the Isle-Bossier City commenced operations on May 20, 1994, (iii) the Isle-Lake Charles commenced operations on July 29, 1995 and (iv) the Isle-Biloxi commenced operations on August 1, 1992 and has faced substantially increasing competition since opening and was substantially expanded in June 1993 and again in July 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                       FOUR MONTHS
                           YEAR ENDED     ENDED           YEAR ENDED APRIL 30,
                          DECEMBER 31,  APRIL 30,  -------------------------------------
                              1991        1992      1993      1994      1995      1996
                          ------------ ----------- -------  --------  --------  --------
INCOME STATEMENT DATA:                   (IN THOUSANDS, EXCEPT RATIOS)
- ----------------------
Revenue:
 Casino.................     $  --       $  --     $50,904  $140,994  $117,613  $123,936
 Rooms, food, beverage
  and other.............        128          10      2,199     3,639     5,311    27,719
 Management Fees--Joint
  ventures..............        --          --         --        --      4,613     6,308
 Consulting--Related
  parties...............      3,115         498      5,561       --        --        --
                             ------      ------    -------  --------  --------  --------
  Total revenue.........      3,243         508     58,664   144,633   127,537   157,963
Operating expenses:
 Casino and gaming
  taxes.................        --          --      19,711    59,641    59,963    65,026
 Marketing and
  administrative........      3,739         768     11,024    26,113    26,895    33,167
 Depreciation and
  amortization..........        --          --       2,046     5,450     8,945    12,111
 One-time charge(1).....        --          --         --        --        --     11,798
 Preopening expenses....        --          --       2,119     3,475       483     1,311
 Loss on disposal of
  equipment.............        --          --         --         22       178     1,217
 Other..................        --          --       6,177    10,017    10,877    30,140
                             ------      ------    -------  --------  --------  --------
  Total operating
   expenses.............      3,739         768     41,077   104,718   107,341   154,770
                             ------      ------    -------  --------  --------  --------
Operating income (loss).       (496)       (260)    17,587    39,915    20,196     3,193
Interest expense, net
 (2)....................          5         --      (2,505)   (6,119)  (10,046)  (13,924)
Equity in income (loss)
 of unconsolidated joint
 ventures...............        --          --        (131)   (2,241)   19,904    16,434
Other...................        --          --         500       --        --        --
Income (loss) before
 income taxes...........       (491)       (260)    15,451    31,555    30,054     5,703
Net income (loss).......       (491)       (260)    10,042    20,353    18,069     1,555
BALANCE SHEET (AT END OF
 PERIOD) AND OTHER DATA:
- ------------------------
Current assets..........     $  702      $  879    $10,045  $ 26,960  $ 25,361  $ 27,379
Total assets............        758       1,133     58,484   176,538   211,899   226,474
Long-term debt,
 including current
 portion................        --          200     34,051   126,649   138,857   139,778
Stockholders' equity
 (deficit)..............        (42)         19     14,945    23,650    42,015    50,270
Ratio of earnings to
 fixed charges(3).......        N/A         N/A        6.1x      3.9x      2.6x      1.2x

- --------
(1) During the third quarter of fiscal 1996, the Company recorded an $11.8 million pre-tax one-time charge. The components of the one-time charge include (i) $9.3 million related to the write-down of two riverboats, a barge and certain gaming equipment, all of which were reclassified during the quarter as being held for sale, (ii) $2.0 million related to costs associated with the recent change in executive management and (iii) $0.5 million related to costs associated with certain abandoned projects.
(2) Net of interest income.
(3) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of earnings before provision for income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on indebtedness (including capitalized interest) plus that portion of rental expense which is considered to be interest.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements, including the notes thereto, included elsewhere in this Prospectus.

GENERAL

   The Company's results of operations for the fiscal year ended April 30, 1996 reflect the Company's equity in the income of the Isle-Bossier City and the Isle-Lake Charles, which commenced operations on July 29, 1995. In addition, the fiscal 1996 results of operations were impacted by the substantial expansion of the Isle-Biloxi, which included adding a hotel and enhancements to the land-based pavilion and the casino, completed in August 1995 and the acquisition of Pompano Park in June 1995. The results of operations for the fiscal year ended April 30, 1995 reflect a full year of operations for the Isle-Biloxi and the Isle-Vicksburg and the Company's equity in the income of the Isle-Bossier City, which commenced operations on May 20, 1994. The results of operations for the fiscal year ended April 30, 1994 reflect a full year of operations of the Isle-Biloxi and almost three full quarters of operations of the Isle-Vicksburg.

  The Company believes that the results of operations for the fiscal years ended April 30, 1996, 1995 and 1994 may not be indicative of the results of operations for future periods primarily because, in the past, the Company has reported its interests in the Isle-Bossier City and the Isle-Lake Charles using the equity method of accounting. Upon consummation of the LRGP Acquisition, the Company will consolidate the results of operations of the Isle-Bossier City and the Isle-Lake Charles. In addition, the Company believes that its historical results may not be comparable to future results of operations because of the substantial present and expected future increase in gaming competition for gaming customers in each of the Company's markets as new casinos open and as existing casinos add to or enhance their facilities. Furthermore, the historical results of operations reflect the Isle-Lake Charles as a single riverboat operation, whereas the Isle-Lake Charles operates two riverboats as of July 12, 1996. In addition, the land-based pavilion at the Isle-Lake Charles was recently expanded. The Company believes that seasonality does not have a significant effect on its business.

RESULTS OF OPERATIONS

 Fiscal Year Ended April 30, 1996 Compared to Fiscal Year Ended April 30, 1995

  Total revenue was $158.0 million for the fiscal year ended April 30, 1996, as compared to $127.5 million for the fiscal year ended April 30, 1995, representing an increase of 24%. Casino revenue, in total, increased by 5% to $123.9 million from $117.6 million compared to the prior year, due mainly to a $12.1 million increase in casino revenue at the Isle-Biloxi attributable primarily to increased casino traffic as a result of the opening of a 367-room hotel on site, partially offset by a $5.7 million decrease in casino revenue at the Isle-Vicksburg attributable to increased promotional activity by competitors in that market. The Company has not consolidated the revenue of the Isle-Bossier City and Isle-Lake Charles, which totaled $150.8 million and $57.3 million, respectively, for fiscal 1996, compared to $147.0 million for the Isle-Bossier City in the prior fiscal year (the Isle-Lake Charles was not in operation during fiscal 1995), but will consolidate that revenue following the LRGP acquisition.

  Revenue for fiscal 1996 includes room revenue of $4.4 million from the new hotel and entertainment pavilion at the Isle-Biloxi. Room revenue does not reflect the value of any complementaries.

  The Company received management fees of $6.3 million for fiscal 1996, compared to $4.6 million for fiscal 1995, representing an increase of 37%. In addition to fees under the Company's management agreement with LRGP with respect to the Isle-Bossier City, $1.6 million in fees were received under the Company's management agreement with SCGC with respect to the Isle-Lake Charles in fiscal 1996. As a result of the LRGP Acquisition and SCGC Acquisition, future fees from its management agreements will not be reported because such amounts will be eliminated in consolidation.

  Fiscal 1996 revenue includes pari-mutuel commissions, simulcast fees and admissions of $15.1 million generated by Pompano Park.

  Food, beverage and other revenue was $8.2 million for fiscal 1996, compared to $5.3 million for fiscal 1995, representing an increase of 55%. Food, beverage and other revenue does not reflect the value of any complementaries. Of the $2.9 million increase, $1.5 million is attributable to revenue generated at Pompano Park. The remainder of the increase in food, beverage and other revenue is attributable to the opening of the new hotel at the Isle-Biloxi on August 1, 1995.

  Casino expenses for fiscal 1996 totaled $49.9 million, as compared to $46.0 million for fiscal 1995. Casino expenses consist primarily of salaries, wages and benefits, and operating and certain promotional expenses of the casinos. Casino expenses as a percentage of casino revenues increased from 39% to 40% in fiscal 1996 due to the cost of complimentaries.

  Fiscal 1996 operating expenses also include room expenses of $2.6 million from the new hotel and entertainment pavilion at the Isle-Biloxi. These expenses are those directly relating to the cost of providing hotel rooms. Other costs of the hotel are shared with the casino and are presented in their respective expense categories.

  Gaming taxes paid to the State of Mississippi, cities and counties totaled $15.1 million for fiscal 1996, as compared to $13.9 million in fiscal 1995, and are consistent with the aforementioned increase in casino revenue. Gaming taxes in both years represented 12% of casino revenue as required by Mississippi law.

  Pari-mutuel operating costs of Pompano Park totaled $11.4 million in fiscal 1996. Such costs consist primarily of compensation, benefits, purses, simulcast fees and other direct costs of track operations.

  Food and beverage expenses of $5.4 million in fiscal 1996 reflect a $1.7 million increase, or 46%, over fiscal 1995, consistent with the percentage increase in food and beverage revenues. Of the $1.7 million increase, $1.2 million was attributable to Pompano Park, while the remainder occurred at the Isle-Biloxi due to the opening of its hotel.

  Marine and facilities expenses totaled $10.8 million in fiscal 1996, representing an increase of 50% over the $7.2 million reported in fiscal 1995. Of the $3.6 million increase, $1.8 million relates to facilities and maintenance costs of Pompano Park, while an additional $1.3 million relates to the expansion at the Isle-Biloxi and the associated labor, rent expense, utility and maintenance costs of that expanded facility.

  Marketing and administrative expenses totaled $33.2 million for fiscal 1996, a 23% increase over the $26.9 million for the prior fiscal year. Of the $6.3 million increase, $1.9 million represented additional promotions at the Isle-Biloxi and the Isle-Vicksburg in response to increased competition in those markets. The remaining increase of $4.4 million primarily reflects the $1.5 million charge for costs associated with the September 1995 withdrawal of the Company's registration statement and cancellation of its previously planned public offering of securities and $2.5 million in administrative and promotional expenses for Pompano Park.

  Depreciation and amortization expense was $12.1 million for fiscal 1996, representing a 35% increase over depreciation and amortization expense of $8.9 million in the prior fiscal year. The increase was primarily attributable to the new hotel and entertainment pavilion at the Isle-Biloxi.

  Preopening expenses of $1.3 million in fiscal 1996 represent salaries, benefits, training, marketing and other non-capitalizable costs which were expensed as incurred in connection with the opening of the new hotel at the Isle-Biloxi. Fiscal 1995 preopening expenses of $0.5 million relate to the expansion of facilities at the Isle-Vicksburg.

  Interest expense--Other was $15.2 million, net of capitalized interest of $1.5 million, in fiscal 1996, as compared to $14.0 million, net of capitalized interest of $1.0 million, in fiscal 1995. This $1.2 million increase was primarily due to additional debt incurred to finance the new hotel and pavilion and furniture, fixtures and equipment at the Isle-Biloxi, as well as additional indebtedness relating to land purchased for new development and the acquisition of Pompano Park.

  Interest income--Unconsolidated joint ventures was $0.7 million in fiscal 1996 as compared to $3.0 million in fiscal 1995. Interest at the rate of 11.5% was being charged to LRGP with respect to the Company's loan to the joint venture, which was repaid in full in May 1995.

  The Company had net income of $1.6 million for fiscal 1996, as compared to net income of $18.1 million for fiscal 1995, representing a decrease of 91%. This decrease was due mainly to an $11.8 million pretax one-time charge which included $9.3 million related to the write-down of two riverboats, a barge and certain gaming equipment, all of which were reclassified during the year as being held for sale, as well as $2.5 million related to abandoned projects and certain other costs associated with the recent change in executive management. In addition, the Company incurred a $0.3 million charge in connection with accounting for deferred taxes related to its investment in SCGC and a $1.2 million pretax loss on disposal of an airplane and other equipment. The Company's net income for fiscal 1996 includes $16.4 million, representing the Company's equity in the income of LRGP and SCGC (which includes $1.3 million for the Company's share of the net losses of SCGC), compared to $19.9 for fiscal 1995. The Company also incurred a pretax charge of approximately $1.5 million for legal, printing and accounting costs associated with the September 1995 withdrawal of the Company's registration statement and the proposed transactions relating thereto. The Company's effective income tax rate was 73% for fiscal 1996 as compared to 40% for fiscal 1995. The increase in the effective tax rate was due to a $0.7 million fourth quarter adjustment to prior years' taxes and the exclusion of the Company's share of the net loss of SCGC in its calculation of income taxes. Earnings per share decreased 91% from $1.16 in fiscal 1995 to $0.10 in fiscal 1996.

 Fiscal Year Ended April 30, 1995 Compared to Fiscal Year Ended April 30, 1994

  Total revenue was $127.5 million for the fiscal year ended April 30, 1995, as compared to $144.6 million for the fiscal year ended April 30, 1994, representing a decrease of 12%. Casino revenue for fiscal 1995 totaled $117.6 million, a 17% decrease over fiscal 1994 casino revenue of $141.0 million. The decrease in casino revenue in fiscal 1995 resulted from increased competition in the Biloxi and Vicksburg markets, as well as ongoing construction of the 367-room Crowne Plaza hotel and entertainment pavilion at the Isle-Biloxi. The Company does not consolidate the revenue of the Isle-Bossier City, which was $147.0 million in fiscal 1995, but will consolidate this revenue following the LRGP Acquisition.

  The Company received a management fee of $4.6 million in fiscal 1995 under its management agreement with LRGP with respect to the Isle-Bossier City, as opposed to no revenue from management fees in fiscal 1994.

  Food, beverage and other revenue totaled $5.3 million in fiscal 1995, representing a 47% increase over the fiscal 1994 level of $3.6 million. Revenue does not reflect the value of any complimentaries. The increase was attributable primarily to the opening of the restaurant at the Isle-Vicksburg in February 1994.

  Casino expenses for fiscal 1995 totaled $46.0 million, as compared to casino expenses of $42.7 million for fiscal 1994. The expenses are primarily comprised of salaries, wages and benefits, and operating and promotional expenses of the casinos. Casino expenses increased in total from fiscal 1994 to fiscal 1995 due primarily to a full year of operations in fiscal 1995 at the Isle-Vicksburg as well as to the opening of the restaurant in Vicksburg which increased casino expenses (beyond the increase in food and beverage expenses) due to the cost of complimentaries. Casino expenses as a percentage of casino revenue were 39% in fiscal 1995, as compared to 30% in fiscal 1994. Casino expenses tend to increase as a percentage of revenue when casino revenue decreases because of the relatively fixed nature of casino expenses.

  Preopening expenses totaled $0.5 million in fiscal 1995, as compared to $3.5 million in fiscal 1994. The fiscal 1994 preopening expenses related to the opening of the Isle-Vicksburg and the expansion and opening of the floating pavilion facility at the Isle-Biloxi; the fiscal 1995 amount related to the opening of the new floating pavilion facility at the Isle-Vicksburg in May 1994. The fiscal 1995 equity in net income of unconsolidated joint ventures includes expenses relating to the opening of the Isle-Bossier City. The Company's share of these preopening expenses was $1.6 million in fiscal 1995 as compared to $1.8 million in fiscal 1994.

  Gaming taxes paid to the State of Mississippi, cities and counties totaled $13.9 million in fiscal 1995, as compared to $16.9 million in fiscal 1994, reflecting lower casino revenue in fiscal 1995. Gaming taxes in both years represented 12% of casino revenue, as required by Mississippi law.

  Food and beverage expenses totaled $3.7 million in fiscal 1995 as compared to $2.3 million in fiscal 1994, an increase of 63%. These expenses consist primarily of the salaries, wages, benefits and operating expenses of the food and beverage operations. The increase in these expenses from fiscal 1994 to fiscal 1995 was primarily due to the fact that the restaurant at the Isle-Vicksburg was open for only a portion of the 1994 fiscal year, as opposed to the full 1995 fiscal year. The Company's food and beverage operations are designed to draw customers to the casinos and are not expected to produce operating income.

  Marine and facilities expenses totaled $7.2 million in fiscal 1995, as compared to $7.8 million in fiscal 1994. These expenses include the salaries, wages, benefits and operating expenses of the marine crews for Coast Guard-certified riverboats, and insurance, housekeeping and general maintenance of the facilities. The decline in fiscal 1995 was primarily attributable to the elimination of the marine crew at the Isle-Vicksburg in fiscal 1995.

  Marketing and administrative expenses totaled $26.9 million in fiscal 1995 as compared to $26.1 million in fiscal 1994. The increase in these expenses was primarily attributable to an increase in marketing activities in response to increased competition in the Company's markets. Administrative expenses, which include general administrative and office expenses, professional fees, property taxes, rent and new development projects were also higher due primarily to one full year of operations at the Isle-Vicksburg and increased expenses at the corporate level due to increased activity in the new development area. See "Business--Future Development Opportunities."

  Depreciation and amortization expense was $8.9 million in fiscal 1995, representing an increase of 62% over depreciation and amortization expense of $5.5 million in fiscal 1994. This increase was primarily attributable to the Company's growth in depreciable fixed assets from fiscal 1994 to fiscal 1995, principally relating to the addition of a new floating pavilion casino and gaming equipment, restaurant and administrative office building at the Isle-Vicksburg.

  Interest expense--Related parties was $1.3 million in fiscal 1994, as compared to none in fiscal year 1995. This expense primarily represented interest paid to affiliated companies in connection with capital leases of certain property and equipment in fiscal 1994, which arrangements were discontinued prior to the beginning of the 1995 fiscal year.

  Interest expense--Other was $14.0 million in fiscal 1995, as compared to $6.9 million in fiscal 1994, an increase of $7.1 million. The Company's interest expense increased significantly in fiscal 1995 due primarily to a full year of interest expense relating to its First Mortgage Notes, which were outstanding for only a portion of fiscal 1994.

  Interest income--Unconsolidated joint ventures was $3.0 million in fiscal 1995, as compared to $1.1 million in fiscal 1994. Interest at the rate of 11 1/2% was being charged to LRGP and LRG Hotels with respect to the Company's loan to such joint ventures, which had an outstanding principal balance of $2.3 million at April 30, 1995.

  Interest income--Other was $1.0 million in fiscal 1995, essentially unchanged from fiscal 1994, reflecting slightly lower cash balances during fiscal 1995, offset by higher interest rates.

  The Company had net income of $18.1 million in fiscal 1995, as compared to $20.4 million in fiscal 1994, representing a decrease of 11%. This decrease was due primarily to a decrease in casino revenue and operating income at the Isle-Biloxi and the Isle-Vicksburg and an increase in interest expense due to a full year of interest on the First Mortgage Notes. Earnings per share decreased 9% from $1.28 in fiscal 1994 to $1.16 in fiscal 1995. The Company's fiscal 1995 net income includes $19.9 million of equity in the income of the Isle-Bossier City, which opened in May 1994.

LIQUIDITY AND CAPITAL RESOURCES

  At April 30, 1996, the Company had cash and cash equivalents of $18.6 million compared to $19.0 million at April 30, 1995 and approximately $3.5 million available under lines of credit. Fiscal 1996 operating activities provided $11.8 million of cash flow to the Company as compared to $8.5 million in fiscal 1995. In addition, in fiscal 1996, the Company received $3.0 million in distributions and repayments from LRGP, primarily related to the repayment of a note receivable, as well as $12.2 million borrowed for the construction of the hotel at the Isle-Biloxi and $2.8 million in proceeds from the sale of its aircraft and other equipment. The Company invested $34.5 million in property and equipment in fiscal 1996, primarily to build the new hotel at the Isle-Biloxi and to acquire Pompano Park and property held for future development in Colorado.

  On March 11, 1996, the Company sold an aggregate of 1,020,940 shares of Common Stock. Proceeds from the sale totaled approximately $6.0 million. A portion of the proceeds was used to retire a total of $1.6 million in loans payable to the Chairman and a related party, including accrued interest. In addition, the Company issued to certain shareholders Rights to purchase shares of Common Stock. In the event that the Rights Offering is fully subscribed, the Company would receive net proceeds of approximately $25.1 million.

  On May 3, 1996, the Company purchased all of the common stock of GPRI. The aggregate consideration paid by the Company in the Grand Palais Acquisition was approximately $62.4 million, consisting of cash in the amount of approximately $8.4 million, notes and the assumption of indebtedness of approximately $37.9 million, 2,250,000 shares of Common Stock and warrants to purchase an additional 500,000 shares of Common Stock at an exercise price of $10.00 per share. On the same date, the Company consummated the SCGC Acquisition for 1,850,000 shares of Common Stock and restructured the terms of an existing $20.0 million note previously issued to Crown Casino. See "Description of Certain Indebtedness--Crown Notes."

  The Company anticipates that its principal near-term capital requirements will relate to the consolidation of its Louisiana joint ventures, the expansion of its operations at the Isle-Lake Charles in connection with the Grand Palais Acquisition and investments in the Hotel Joint Venture. The Company also anticipates that capital improvements approximating $20 million will be made during fiscal 1997 to maintain its existing facilities and remain competitive in its markets. The Company expects to receive approximately $289.3 million in net proceeds from the Offering and intends to finance the LRGP Acquisition and retire approximately $184 million of indebtedness, including the First Mortgage Notes, with a portion of the net proceeds from the Offering. See "Use of Proceeds."

  Although the Company is not presently committed to making any significant capital expenditures or investment into a new gaming market, the Offering and the Rights Offering are intended to provide capital for making improvements and enhancements to the Company's existing facilities and other general corporate purposes. The Company believes that it will be necessary to make certain capital improvements to its land-based facilities at the Isle-Bossier City and the Isle-Vicksburg and that enhancements to its non-gaming amenities at all facilities will be important to its operations. The Company may, in the future, also consider expanding its casino square footage at the Isle-Biloxi. In addition, the Company may consider making investments in jurisdictions where gaming is not presently permitted, but in which it believes that gaming may be legalized in the future.

  An important component of the Company's operating strategy will be to develop, open and operate, either directly, through the Hotel Joint Venture or otherwise, hotel facilities at its gaming facilities in order to attract additional gaming patrons and encourage longer visits to and a greater level of play at the Company's casinos. The Company has entered into a letter of intent to form the Hotel Joint Venture. The letter of intent provides that the Company and HID will each contribute approximately $10 million in assets to the Hotel Joint Venture. The Company's contribution is expected to consist of cash, certain land located near the Isle-Bossier City, the Isle-Lake Charles and, in the event the Company elects to develop a casino there, in Cripple Creek, Colorado, or other property. No assurance can be made that the Company will enter into the Hotel Joint Venture, or if it does, that the Company will not be required to make significant investments of cash into the Hotel Joint Venture to accomplish its objectives.

  The Company expects that available cash, net proceeds from the Rights Offering and the Offering and cash from future operations will be adequate to fund the aforementioned transactions, planned capital expenditures, debt service and working capital requirements. No assurance can be made that the Company will have sufficient capital resources to expand into new gaming markets or make significant capital expenditures at its existing properties. In addition, the Indenture governing the Notes will place certain limits on the Company's ability to incur additional indebtedness and to make certain investments. Following the Offering, the Company will be highly leveraged and, as a result, may be unable to obtain debt or equity financing on terms acceptable to the Company. Limitations on the Company's capital resources would likely delay any plans with respect to entry into new markets or significant capital improvements at its existing properties.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in the first quarter of fiscal 1997 and, based on current circumstances, does not believe the effect of adoption will be material.

                                   BUSINESS

GENERAL

  Casino America is a leading developer, owner and operator of dockside and riverboat casinos and related facilities in the United States. Giving effect to the Recent Transactions, the Company owns 100% of, and operates, four dockside or riverboat casino facilities. All of the Company's properties are based on a tropical island theme and operate under the "Isle of Capri Casino" name. The Company owns and operates a dockside riverboat casino and hotel in Bossier City, Louisiana, two riverboat casinos at a single facility on a site one mile from Lake Charles, Louisiana, a dockside casino and hotel in Biloxi, Mississippi and a dockside casino and recreational vehicle park in Vicksburg, Mississippi. The members of the management teams at each of the Company's four casino locations generally have been at such facility from the time of its opening. Shreveport/Bossier City is currently the closest casino gaming market to the Dallas/Ft. Worth, Texas metropolitan area and Lake Charles is currently the closest casino gaming market to the Houston, Texas metropolitan area. The Company also owns and operates Pompano Park, a harness racing track in Pompano Beach, Florida, midway between Miami and West Palm Beach off of Interstate 95.

STRATEGY

  The Company's business strategy, which has been implemented in its existing operations, emphasizes the operation and development of value-oriented gaming facilities and complementary amenities with a tropical island theme using the "Isle of Capri Casino" brand name. Management believes that the consistent use of the Isle of Capri Casino name and associated theme has created a readily identifiable brand image connoting excitement, quality and value, complemented by the Company's emphasis on customer service and non-gaming entertainment amenities. The Company seeks to identify slot-oriented customers and active casino patrons through its use of database marketing and generate repeat visitors to the Company's gaming facilities. Management believes that its strategy fosters customer loyalty, enhances the Company's ability to compete effectively in its existing markets, and facilitates the efficient and cost-effective development of gaming facilities in new markets. The Company also believes that good community relations are fundamental to its success and, as a result, takes an active role in community activities in each jurisdiction in which it has gaming facilities.

  The Company has historically identified and entered new gaming markets which it believes provide attractive long-term opportunities, sometimes entering those markets with the assistance of a joint venture partner. The Company is now consolidating its ownership interests in these facilities and anticipates that most of its near-term development activities will focus on expanding its existing facilities. The Company anticipates adding complementary amenities, such as hotels and additional restaurants, in order to compete effectively in its markets and provide customers with a complete entertainment and resort experience designed to increase a customer's length of stay at and use of the Company's facilities. The Company also expects to continue reviewing gaming opportunities in new markets on the basis of demographic, regulatory, competitive and other factors. The Company's strategy when entering new markets has been to develop its projects in phases when appropriate. By reducing the amount of its initial capital commitment, the Company is able to utilize cash flow from operations to help fund subsequent phases and increase the funds available for its other projects. Phased development also allows the Company to better assess market size, customer preferences and competitive factors and adapt the nature and scope of new facilities accordingly. The Company's strategy of making investments through joint ventures, followed by consolidation of its ownership interests (such as through the LRGP Acquisition and the SCGC Acquisition) may be implemented in connection with the development of its existing properties and the entry into new gaming markets if the Company believes that such a strategy is appropriate, and if it is able to identify suitable joint venture partners which provide supplemental expertise and resources.

MARKETING

  The Company attracts customers to its casinos by designing and implementing marketing strategies and promotions that emphasize their tropical island theme and promote repeat visitation and customer loyalty. For example, the Company offers membership in its Island Gold Players Club to its customers and "V.I.P." services to higher wagering and repeat gaming patrons. The Island Gold Players Club is a promotional activity in which members accumulate points that can be exchanged for benefits such as casino cash tokens, prizes and complimentary services. In addition, Island Gold Players Club members receive tournament priority and monthly newsletters and a daily "free pull" on a slot machine offering awards up to $100,000. It is anticipated that (to the extent permitted by law) Island Gold Players Club membership cards will be usable on an interchangeable basis at the Company's gaming facilities. Further, the Company uses the Island Gold Players Club to track patron slot play and develop a customer database, which the Company utilizes in its marketing programs. As of April 30, 1996, the Company had enrolled approximately 1.6 million members in the Island Gold Players Club.

  To encourage group sales, the Company utilizes bus programs, corporate and hotel sales programs and golf package programs with hotels and golf courses located near its casinos. The Company's Biloxi hotel is included in the Holiday Inn worldwide reservations system which the Company believes provides the hotel with significant marketing benefits.

  The Company has increased its reliance on database marketing in order to best identify the segments of the population that are most likely to be attracted to the Company's facilities, and intends to emphasize food and entertainment amenities to enhance its customer-friendly atmosphere with a view toward attracting repeat customers. Database marketing helps the Company to identify those customers and potential customers that are most likely to be attracted by the Company's emphasis on slot machine play. The Company also places significant emphasis on attracting local residents and seeks to maintain a strong local identity in each market in which it operates by staging and supporting special events. The Company further enhances its facilities' appeal to local patrons by offering liberal rules on its table games and by encouraging enrollment in the Island Gold Players Club.

  The Company uses television, radio, outdoor and print media to promote its services and to achieve greater name recognition. To further enhance the Isle of Capri Casino tropical theme, the Company engaged Geoffrey Holder, a well-known actor and television personality popularly known as the "Uncola(R)/1/ Man," as a celebrity spokesperson for certain of the Company's television and print media advertisements.

CURRENT OPERATIONS

 The Isle-Bossier City

  The Isle-Bossier City, which commenced operations on May 20, 1994, is among the highest revenue-producing dockside and riverboat casino facilities in the United States. The Isle-Bossier City, one of only three licensed gaming facilities currently operating in the Shreveport/Bossier City market, the closest gaming market to the Dallas/Ft. Worth, Texas metropolitan area, is located on a 26-acre site along the Red River approximately 1/4 mile from the Isle of Capri Boulevard exit off Interstate 20. The Isle-Bossier City consists of a dockside riverboat casino, a land-based entertainment and support pavilion and parking on-site for 1,200 cars, of which 940 are accommodated in an attached parking garage. Additional overflow parking is available nearby on weekends. The Isle-Bossier City features the Company's festive tropical island theme throughout the facility. The features of the land-based pavilion include towering palm trees, exotic rock formations and a waterfall. The riverboat also features a tropical decor, including signage and lighting fixtures. To enhance the tropical island experience, patrons are served by friendly, attentive support staff dressed in tropical attire.

  The riverboat offers 30,000 square feet of gaming space on three levels with 942 slot machines and 64 table games, including a poker room and video poker bars. The 72,200 square-foot land-based pavilion offers a variety of non-gaming amenities, including three restaurants, a gift shop, an entertainment lounge area, a giant nine-screen television wall featuring live races from Louisiana Downs and other sporting events, an Island Gold Players Club Booth and administrative offices. Restaurant offerings include Calypso's, a 348-seat buffet style restaurant; Coral Reef, a 102-seat casual dining restaurant; and Tradewinds, a 24-seat delicatessen and fast food outlet. Live entertainment is featured in the Caribbean Cove, a 136-seat entertainment lounge.
- --------
/1/The Uncola(R) trademark is owned by Dr. Pepper/Seven-Up Companies, Inc.

  The Isle-Bossier City is readily accessible from an exit off Interstate 20 onto Isle of Capri Boulevard, a four-lane road leading directly to the entrance of the facility. Approaching the Isle-Bossier City, customers enter a multi-lane porte cochere providing convenient access to free valet parking, an attached parking garage or surface parking lots.

  The Shreveport/Bossier City market is among the leading riverboat gaming markets in the United States. The Company believes that the Isle-Bossier City attracts customers from three primary groups: (a) local residents; (b) residents of northeastern Texas; and (c) residents of the Dallas/Ft. Worth metropolitan area. Approximately 550,000 and 1.8 million people live within 50 and 100 miles, respectively, of the Isle-Bossier City. The Company believes that approximately 65% of the Isle-Bossier City's business is derived from Texas; approximately 30% of the Isle-Bossier City's business comes from northeastern Texas, including Tyler, Longview and Texarkana, and 26% of the Isle-Bossier City's business comes from the Dallas/Ft. Worth metropolitan area with a population of approximately 4.5 million located 180 miles west on Interstate 20.

  The Isle-Bossier City is one of three comparably sized facilities currently operating in the Shreveport/Bossier City market, all of which opened between April and July 1994. Overall, there is currently an aggregate of approximately 90,000 square feet of casino floor space in use in the Shreveport/Bossier City market. See "Risk Factors--Competition" and "Risk Factors--Legislative and Regulatory Considerations."

  The Company owns and operates the 234-room Isle of Capri Hotel, located approximately 2.5 miles east of the Isle-Bossier City on Interstate 20, from which the Company offers shuttle service to the Isle-Bossier City. The Company recently completed a $1.1 million renovation of the Isle of Capri Hotel that management believes has significantly improved the hotel's appearance and competitive position in the market.

  The Shreveport/Bossier City hotel market consists of approximately 5,350 hotel/motel rooms. Hotel occupancy during 1993, prior to the introduction of gaming, averaged approximately 43.1%. During 1994, occupancy rates rose to approximately 70.2% with the heaviest demand during the peak summer months. During 1995, occupancy increased to 72.5%. Several of the area's hotels have incorporated cosmetic upgrades to their facilities due to the increasing demand for quality, overnight accommodations. The Company believes that the Isle of Capri Hotel is well positioned to take advantage of increasing demand in the Shreveport/Bossier City hotel market.

 The Isle-Lake Charles

  The Isle-Lake Charles, which commenced operations on July 29, 1995, is one of two riverboat gaming facilities (each comprised of two licensed riverboats) in the Lake Charles, Louisiana market and one of three gaming facilities in southwest Louisiana (a land-based Indian-owned casino is located in Kinder, Louisiana 35 miles northeast of Lake Charles). On July 12, 1996, the Isle-Lake Charles began operating its second riverboat casino, the Grand Palais, which is the fourth licensed riverboat casino in the Lake Charles market. Lake Charles is currently the closest casino gaming market to Houston, Texas, a metropolitan area with a population of approximately 4.2 million located approximately 145 miles west on Interstate 10. The Isle-Lake Charles is located on a 16-acre site along the Calcasieu River adjacent to Interstate 10 in Calcasieu Parish, one mile from the City of Lake Charles. The Isle-Lake Charles commenced operations with an approximately 27,500 square-foot riverboat casino which presently contains approximately 24,700 square feet of gaming space with 891 slot machines and 43 table games on three levels. A fourth level of that riverboat contains approximately 9,000 square feet of entertainment space. The Grand Palais consists of an approximately 41,700 square foot riverboat casino containing approximately 24,200 square feet of gaming space with 880 slot machines and 48 table games on two levels. The Grand Palais offers a large bar and foyer when customers enter the boat and a spacious third level where the Company may provide a variety of non-gaming and entertainment amenities.

  The Isle-Lake Charles opened a new $30 million, 105,000 square foot land-based pavilion in May 1996. The new pavilion is based on a tropical theme, including rock formations, waterfalls, water arches with jets of water shooting up to 30 feet in the air, ponds with porcelain sea life and flower beds landscaped in the shape of playing card suits. The expansion of the Isle-Lake Charles' land-based non-gaming amenities is intended to attract Texas patrons previously drawn to similar amenities at the land-based casino in Kinder. The pavilion provides panoramic views of the lake and the city of Lake Charles with separate entrances to each of the riverboats. In addition, the lighted rooftop rotunda is topped by the Isle of Capri parrot, reaching approximately 145 feet above the ground and visible from the interstate.

  The new pavilion offers a wide variety of non-gaming amenities, including Calypso's, a 489-seat buffet style restaurant; Tradewinds grill and restaurant and Caribbean Cove, which share 220 seats in the pavilion and feature a free, live Caribbean-themed revue entitled "Island Fever"; the Tropics bar; the Banana Cabana gift shop and the Island Gold Players Club booth. The pavilion is scheduled to include a 14,000 square foot activity center, built for live boxing to be broadcast on television and other special events, concerts, banquet and meeting facilities and administrative offices. The Isle-Lake Charles provides free valet parking or free self-parking for more than 2,000 vehicles, including approximately 1,400 spaces in an attached parking garage from which patrons can access the casino by elevator.

  The Company believes that the Isle-Lake Charles attracts customers from three primary groups: (a) residents of southeast Texas, particularly from the Houston metropolitan area, located 145 miles to the west on Interstate 10, and the population centers of Beaumont, Galveston, Orange and Port Arthur, Texas;
(b) local area residents; and (c) tourists. Approximately 480,000 and 1.6 million people live within 50 and 100 miles, respectively, of the Isle-Lake Charles. Like the Isle-Bossier City, a significant portion of the business of the Isle-Lake Charles is (and will continue to be) derived from residents of Texas, where casino gaming has not been legalized. See "Regulatory Matters."

  The Isle-Lake Charles was the second gaming facility to enter the Lake Charles, Louisiana market and the third gaming facility to enter the southwest Louisiana market. Two riverboats, containing an aggregate of approximately 55,000 square feet of casino floor space, are currently operated by Players International from a single location in the City of Lake Charles approximately two miles from the site of the Isle-Lake Charles. In addition, a land-based, Indian-owned casino opened in January 1995 in Kinder, Louisiana, approximately 35 miles northeast of the site of the Isle-Lake Charles. As a new entrant into the Lake Charles market, the Isle-Lake Charles has faced the additional challenge of competing for established customers of its competitors. Management believes that the Isle-Lake Charles has several competitive advantages in the Lake Charles gaming market. The Isle-Lake Charles, with its location at the western end of the Lake Charles gaming market, is the first gaming facility reached by patrons arriving from the west, including Texas. The Company is attempting to capitalize on its superior location by advertising with three back-to-back billboards immediately preceding the exit to the Isle-Lake Charles. Moreover, management believes that its convenient, free on-site parking facilities further enhance the advantages of the Isle-Lake Charles' location. The Company believes that adding the Grand Palais to the site of the Isle-Lake Charles will enable the Company to more effectively compete with the existing two-boat operation in Lake Charles and the land-based casino in Kinder. See "Risk Factors--Competition" and "Risk Factors-- Legislative and Regulatory Considerations." In addition, although land-based casinos are generally preferred by gaming customers to riverboat casinos (because, among other things, the requirement of cruising), the two-boat operation at the Isle-Lake Charles will provide at least one boat at dockside at all times. Moreover, the land-based casino requires a total of approximately 70 miles more per round trip for patrons from Texas.

 The Isle-Biloxi

  The Isle-Biloxi, which commenced operations on August 1, 1992, was the first gaming facility to open in Mississippi. The Isle-Biloxi currently consists of a 50,000 square-foot dockside casino containing 32,500 square feet of gaming space with 1,149 slot machines and 42 table games on two levels, an adjacent land-based pavilion and on-site parking for more than 1,100 vehicles. During fiscal 1996, the Company completed an approximately $50 million Biloxi Improvement Program, which began in October 1994 and culminated with a grand opening of its new facilities in August 1995. The Company implemented the Biloxi Improvement Program in order to enhance its long-term competitive position in the Mississippi Gulf Coast market. The major components of the

Biloxi Improvement Program included the addition of a 367-room, 15-story hotel tower and a 32,000 square-foot land-based pavilion providing a variety of non-gaming amenities and enhancements to the casino. The improvements focused on the transformation of the Isle-Biloxi into a more customer-friendly resort destination that the Company believes has resulted in a significant increase in the number of its casino visitors. The enhancement of the island-themed decor in the casino and the themed amenities are designed to further increase identification of the Isle of Capri Casino brand name and distinguish the Isle-Biloxi from its competitors, most of which offer a distinctive theme in the Mississippi Gulf Coast market.

  As an integral part of the Biloxi Improvement Program, the 367-room Isle of Capri Casino Crowne Plaza hotel facility and the casino are directly accessible through the pavilion. The Company believes that the hotel fills an important niche in the Mississippi Gulf Coast market where a lack of quality hotel rooms has been cited as an impediment to the further development of that market as a resort destination. The hotel is included in the Crowne Plaza and Holiday Inn Worldwide reservation system. Recently named Crowne Plaza Resort of the Year for 1995, the hotel offers spacious rooms, most with balconies overlooking Point Cadet Marina, and provides amenities including meeting rooms, full room service, a heated pool and access to exercise facilities (which include a jacuzzi, dry sauna and massage facility). The Company reserves a portion of the rooms for selected casino patrons at all times. The Company directly markets organizations to attract convention and group traffic, which the Company believes accounted for approximately 5% of the Isle-Biloxi's casino revenue. The hotel offers more than 15,000 square feet of meeting space for such events. The Company is party to a management agreement with a subsidiary of Ocean Hospitalities, Inc. ("Ocean Hospitalities"), an experienced developer and manager of hotels in the United States, which is responsible for managing the front desk and housekeeping.

  The other major component of the Biloxi Improvement Program is a 32,000 square-foot, 50-foot high atrium-style pavilion offering a wide variety of non-gaming amenities. The pavilion features three dining facilities:
Calypso's, a 280-seat buffet style restaurant; Coral Reef, a 146-seat fine dining facility; and Tradewinds Grill, where visitors can enjoy a "Cheeseburger in Paradise," and Caribbean Cove, which together share 88 seats. Calypso's and Coral Reef provide panoramic views of the Gulf of Mexico and Deer Island. The Caribbean Cove is an open-air lounge area located at the center of the pavilion, surrounded by a dramatic fountain and an entertainment stage, which offers seating for an additional 116 people. The pavilion's entertainment area features a Las Vegas-style revue, performances of which are scheduled several times daily. Musical performances by other groups and artists are also scheduled throughout the day. The pavilion also features Banana Cabana, a gift shop, and a lounge area designed to provide a comfortable waiting area for bus patrons.

  The renovated casino provides customers with the impression of a traditional land-based casino, rather than that of a floating pavilion casino. Guests approach the facility on a four-lane ramp divided by a series of cascading waterfalls featuring four sculptured dolphins and enter a four-lane porte cochere, which serves as the main valet parking and bus drop off area. The casino is also directly accessible through an entrance which is situated adjacent to the primary self-parking areas. The refurbished casino is highly visible and directly accessible from the pavilion and features 40-foot high ceilings and a dramatic waterfall to enhance the visual experience. Further enhancing the tropical ambiance, music from the pavilion's entertainment area, which features steel drums and Caribbean-oriented melodies, is audible throughout the casino.

  The Company believes that the Isle-Biloxi attracts customers from four primary groups: (a) local area residents; (b) Alabama, Florida and Georgia residents, primarily from along the Gulf Coast; (c) tourists; and (d) residents of southeastern Louisiana, including those from the New Orleans and Baton Rouge metropolitan areas. There are approximately 660,000 and 2.9 million people residing within 50 and 100 miles, respectively, of Biloxi and the Company believes that this population base has provided a significant portion of the Isle-Biloxi's business. Biloxi is the easternmost city on the Mississippi Gulf Coast where casino gaming is presently permitted. As a result, Biloxi is currently the closest gaming market to Mobile, Alabama, located approximately 45 miles east of Biloxi on Interstate 10. The Company believes that approximately 23% of the Isle-Biloxi's customer base is derived from Alabama, particularly the Mobile metropolitan area. The Mississippi Gulf Coast,

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

with its 26 miles of white sand beaches and approximately 18 golf courses open to the public, is a major regional tourist destination which attracted approximately six million visitors in 1995. The tourist season is heaviest from May to September, which the Company believes contributes to some seasonality in the Isle-Biloxi's business.

  At present, 12 gaming facilities (including the Isle-Biloxi), comprising approximately 560,000 square feet of casino floor space, are located along the Mississippi Gulf Coast. Eight facilities are located in Biloxi and collectively account for approximately 360,000 square feet of casino floor space. Two other facilities are located in Gulfport, approximately 10 miles west of Biloxi, and two are located in Bay St. Louis and Lakeshore (the gaming operations of such casino have been temporarily suspended as of July 16,
1996), each approximately 30 miles west of Biloxi. Management believes that the location of the Isle-Biloxi affords it several significant competitive advantages. The Isle-Biloxi is located on Casino Row, a cluster of four casinos at the eastern end of U.S. Highway 90, affording visitors the convenience and visual impact of four gaming facilities located within walking distance. With its location at the eastern end of Biloxi, Casino Row is the first area reached by visitors from Alabama, Florida and Georgia. The Biloxi Improvement Program was designed to position the Isle-Biloxi to more fully realize the benefits of its superior location through the revitalization of the casino enhanced by its physical, visual and operational integration with the new hotel, pavilion and related amenities. The Company believes that, as a result, the Isle-Biloxi offers customers a resort destination, instead of a day-trip site, where customers can extend their use of the casino.

  A number of the Company's competitors in the Mississippi Gulf Coast have either purchased existing hotels in the area or have announced plans to build additional hotels. The Mississippi Gulf Coast hotel market consists of approximately 9,175 hotel/motel rooms, with the greatest concentration located in Biloxi and Gulfport. More than 5,000 additional hotel/motel rooms have been proposed or are currently under construction in the Mississippi Gulf Coast market. Hotel occupancy is generally highest in the peak tourist months between May and September. In 1995, hotel occupancy rates in the market averaged approximately 69%. Occupancy at the Isle-Biloxi since the opening of its hotel in August 1995 has averaged approximately 87%.

 The Isle-Vicksburg

  The Isle-Vicksburg, which commenced operations on August 9, 1993, was the first of four gaming facilities to open in the Vicksburg, Mississippi area. The Isle-Vicksburg is located on a site consisting of approximately 18 acres along the Mississippi River, approximately one mile north of Interstate 20. The Isle-Vicksburg originally opened with a riverboat and barge casino containing 21,000 square feet of gaming space and a temporary land-based facility. The temporary facilities were subsequently replaced in May 1994 with a 32,000 square-foot dockside casino, a 12,000 square-foot land-based pavilion containing a variety of non-gaming amenities and administrative offices. The Isle-Vicksburg provides on-site parking for 900 vehicles, and a 13-acre site located approximately 1/2 mile from the casino provides off-site parking for 200 vehicles and a 67-space recreational vehicle park.

  The land-based pavilion features Calypso's, a 206-seat buffet-style restaurant (as well as 36 seats on a patio overlooking the Mississippi River), and the Tradewinds delicatessen, which includes seating for 60 people and live entertainment. Other amenities include a reception area, an Island Gold Club Players booth and a Banana Cabana gift shop. Patrons are provided easy access to the second level of the floating pavilion casino from the land-based pavilion by means of either escalator or a wide stairway which offers patrons panoramic views of the Mississippi River through a wall of windows. The floating pavilion casino provides a spacious and exciting gaming environment on two levels containing 773 slot machines and 47 table games, including a poker room with seven tables. The casino features a tropical island theme and decor including exotic rock formations, cascading waterfalls, towering palm trees and tropical-themed slot machine signage and lighting fixtures, the Caribbean's Sports Bar and the High Roller Hut (with $5, $25 and $100 slots).

  The 67-space recreational vehicle park features amenities including a 1,200 square-foot guest services facility, swimming pool and hot tub, shower and laundry facilities, cable television and telephone capability and a message, fax and mail center. Recreational vehicle park guests receive a complimentary breakfast, free shuttle service to the Isle-Vicksburg and a casino coupon book. The recreational vehicle park is heavily marketed through the casino, an outdoor billboard campaign on major interstates and monthly and annual advertisements in recreational vehicle park publications. The recreational vehicle park frequently is fully occupied on weekends and holidays and offers the Isle-Vicksburg a substitute to a hotel facility.

  The Company believes that the Isle-Vicksburg attracts customers from three primary groups: (a) local and area residents, primarily from Vicksburg and Jackson, Mississippi; (b) northeastern Louisiana residents; and (c) tourists. Vicksburg is approximately 45 miles west of Jackson, Mississippi, a metropolitan area with a population of approximately 420,000. The Isle-Vicksburg is directly accessible from Jackson on Interstate 20, and a significant portion of the Isle-Vicksburg's business comes from Jackson residents. Approximately 530,000 and 1.5 million people live within 50 and 100 miles, respectively, of the Isle-Vicksburg. Vicksburg, a river port city best known as the site of an historic Civil War battle and the home of the Vicksburg National Military Park and Cemetery, drew approximately 900,000 visitors in 1995.

  The Isle-Vicksburg is one of four gaming facilities currently operating an aggregate of approximately 105,000 square feet of casino floor space in the Vicksburg area. The Isle-Vicksburg is the second largest casino in the Vicksburg area. Other regional casino competition includes one dockside gaming facility in Natchez, Mississippi (approximately 60 miles south of Vicksburg and 80 miles southwest of Jackson); two dockside gaming facilities in Greenville, Mississippi, with another under construction (approximately 80 miles north of Vicksburg and 90 miles northwest of Jackson); and a land-based, Indian-owned casino near Philadelphia, Mississippi (approximately 115 miles northeast of Vicksburg and 70 miles northeast of Jackson). Management believes that the Isle-Vicksburg enjoys certain competitive advantages in the Vicksburg gaming market based on its convenient location. The Isle-Vicksburg is located approximately one mile from an exit off Interstate 20 which provides easy access from Jackson and the surrounding areas. Only one other competitor in Vicksburg is located closer to the Interstate than the Isle-Vicksburg. The Isle-Vicksburg also offers ample parking on-site and immediately adjacent to the facility. Management further believes that the gaming and non-gaming facilities and the distinctive tropical theme provide one of the most exciting and spacious gaming environments in the Vicksburg market. See "Risk Factors-- Competition" and "--Legislative and Regulatory Considerations."

 Pompano Park

  On June 30, 1995, the Company acquired Pompano Park, a harness racing track located in Pompano Beach, Florida, midway between Miami and West Palm Beach. Pompano Park is the only racetrack licensed to conduct harness racing in Florida. Pompano Park also broadcasts its racing events through simulcast and off-track betting facilities. Pompano Park is comprised of approximately 180 acres of owned land used for harness racing operations and 143 acres of leased land used for training operations. The Company has a four-year option to purchase the leased land at a cost of $12 million, plus cost of living adjustments. The Company believes that, because of its size and location, Pompano Park would be an attractive location for casino gaming if casino gaming is ever legalized in Florida and the site is available for gaming under applicable law. Pompano Park competes against numerous other pari-mutuel facilities, including thoroughbred and dog race tracks and jai alai frontons, located throughout south Florida. For the 10 months ended April 30, 1996, total revenue at Pompano Park was approximately $17.3 million, derived primarily from pari-mutuel wagering of approximately $40.0 million wagered on-track and approximately $42.4 million wagered at other pari-mutuel facilities receiving Pompano Park's simulcast transmission. During fiscal 1996, Pompano Park conducted approximately 200 live racing programs.

  In connection with the acquisition of Pompano Park, the Company agreed to pay to the sellers specified additional consideration if, and for so long as
(i) casino gaming may legally be conducted by the Company at Pompano Park or
(ii) as a result of the purchase of the pari-mutuel license acquired in connection with the acquisition of Pompano Park, the Company may legally conduct casino gaming at any other location. The additional consideration would be an amount equal to $25 million plus 5% of the gaming net win (as defined), payable monthly. The $25 million portion of such amount would be payable $10 million at such time as the Company receives all licenses, permits or approvals necessary to conduct such casino gaming operations and

$15 million at such time as the Company opens such a casino gaming facility to the public. The Company's obligation to pay any such additional consideration will terminate if casino gaming has not been legally permitted in Florida within six years after the closing of the acquisition of Pompano Park.

  Pompano Park can accommodate up to 14,500 customers and parking for up to 4,000 automobiles. The six-story, air-conditioned facility includes a box seat area, clubhouse and dining room accommodations, a large grandstand area and food and beverage facilities which range from fast food stands to indoor dining areas. The grandstand building also contains the Company's executive and administrative offices. The grounds surrounding the grandstand are extensively landscaped and the track is easily accessible from surrounding communities from an extensive freeway system.

  In connection with recent changes to Florida law, the Company expects to operate limited stakes (with a maximum $10 pot) poker rooms at Pompano Park, beginning January 1, 1997, subject to county approval. Such activities will not constitute casino gaming or create any obligation for additional consideration in connection with the acquisition of Pompano Park. Although the Company believes that Broward County, the county in which Pompano Park is located, will approve the operation of such poker rooms, no assurance can be given in that regard.

  The Company plans to open and operate a minimum of 50 tables from 5 p.m. to 2 a.m. on each evening that live racing is held at Pompano Park. Pompano Park has received approval to conduct 183 live evening racing performances during the 1996-97 racing season and intends to seek approval to increase such number. The Company expects that it will receive $.25 per player per game plus $.50 per pot. The Company must distribute at least 50% of the net proceeds (reflecting its direct costs of operating poker rooms) to supplement its purses for harness races and breeders' awards. See "Regulatory Matters-- Florida."

  Effective July 1, 1996, Pompano Park offers "full card" simulcasting of harness races from any harness track outside of Florida for wagering at Pompano Park, even on days in which no races are held at Pompano Park. Florida recently reduced both its tax rate on retransmission of its simulcast signal from 3.3% to 2.4% of "handle" (i.e., the aggregate contributions to pari-mutuel pools) and the surcharge applied to simulcast races from $100 per race to a fixed fee of $500 per day, regardless of the number of races. Because Pompano Park typically broadcasts more than five races per day, the reduction in the surcharge as well as the reduction in the out of state signal tax is expected to favorably impact operating results at Pompano Park. See "Regulatory Matters--Florida."

RECENT ACQUISITIONS

  The Company has recently completed, or entered agreements contingent on the Offering to complete, the following acquisitions as part of its overall strategy to consolidate its ownership interests in its gaming facilities.

 LRGP Acquisition

  The Company has agreed to acquire the remaining 50% interest in LRGP held by LRSD. The consideration for the LRGP Acquisition will be (i) $85 million in cash payable at closing, (ii) five-year warrants to purchase 500,000 shares of Common Stock at an exercise price of $10.50 per share delivered at closing and
(iii) $1.5 million per year for seven years, payable monthly beginning on October 1, 1998. The Company has escrowed 625,000 shares of Common Stock (for which the Company has the right to substitute $5 million in cash), some or all of which will be forfeited if the Company does not fulfill its obligation to close the transaction by October 1, 1996, as such date may be extended. The Company has the right to extend the deadline to December 1, 1996, provided that it pays to LRSD its 50% share of LRGP's net income for the period from and after October 1, 1996 until closing or termination, plus $166,667 per month. The Company intends to use a portion of the net proceeds of the Offering to consummate the LRGP Acquisition. See "Use of Proceeds."

 Grand Palais Acquisition

  On May 3, 1996, the Company purchased all of the outstanding common stock of GPRI in a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code. GPRI owns the Grand Palais, gaming equipment, certain other furniture, fixtures and equipment, all necessary gaming licenses issued by the State of Louisiana, and other permits and authorizations. The aggregate consideration paid by the Company in connection with the Grand Palais Acquisition was approximately $62.4 million, consisting of cash in the amount of approximately $8.4 million, approximately $37.9 million in notes and assumed indebtedness and 2,250,000 shares of Common Stock and five-year warrants to purchase an additional 500,000 shares of Common Stock at an exercise price of $10.00 per share. See "Certain Indebtedness-- Grand Palais Notes." In connection with the Grand Palais Acquisition, Bernard Goldstein, the Chairman of the Company, and three of his sons (including Robert Goldstein, a director of the Company) pledged certain of their assets for the issuance of a letter of credit to secure the repayment of a portion of the principal of certain notes issued to effect the Grand Palais Acquisition. The Company issued to two of Mr. Goldstein's sons (other than Robert Goldstein) a five-year warrant to purchase 12,500 shares of Common Stock at an exercise price of $5.875 per share. On July 12, 1996, the Gaming Board authorized the commencement of gaming on the Grand Palais and, pursuant to such approval, the Grand Palais opened on such date. See "Risk Factors--Recent Changes in Louisiana Regulatory Structure." The Company has agreed with the State of Louisiana to hold the excess cash flow (as defined in such agreement) generated by GPRI during its first six months of operation in a special escrow account.

 SCGC Acquisition

  On May 3, 1996, the Company purchased from Crown Casino the remaining 50% interest in SCGC (the other 50% of which is owned by LRGP), in exchange for 1,850,000 shares of Common Stock, a five-year warrant to purchase an additional 416,667 shares of Common Stock at an exercise price of $12.00 per share which can be exercised only by exchanging up to $5 million principal amount of the B Note for any such shares and the restructuring of certain indebtedness owed to Crown Casino. See "Certain Indebtedness--Crown Notes."

FUTURE DEVELOPMENT OPPORTUNITIES

  Although the Company intends to focus primarily on the development of its existing properties in the near term, the Company also intends to continue to pursue new development opportunities in jurisdictions where gaming has been legalized and may be legalized in the future. There can be no assurance if or when necessary approvals for existing or future development opportunities will be obtained. In addition, there are significant regulatory, financial, business and other risks inherent in the development, construction and operation of any new gaming facility. There can be no assurance that the Company will be successful in dealing with such matters. The Company believes that its financial position following the Offering, its operating experience and its ability to enter new markets quickly will enable it to compete for new gaming opportunities.

 Hotel Joint Venture

  On June 18, 1996, the Company entered into a letter of intent to form a joint venture with HID. The purpose of the Hotel Joint Venture will be to develop, own and operate hotel properties adjacent to the Isle-Bossier City and the Isle-Lake Charles and, in the event the Company elects to develop a casino there, in Cripple Creek, Colorado. Preliminary plans are for the Hotel Joint Venture to build a 350-room hotel on the site of the Isle-Bossier City, a 400-room hotel on the site of the Isle-Lake Charles and a 147-room hotel in Cripple Creek, Colorado, where the Company would lease space from the Hotel Joint Venture to operate a casino and restaurant. The letter of intent provides that the Company and HID will each contribute approximately $10 million in assets to the Hotel Joint Venture. The Company's contribution is expected to consist of cash, certain land or other property. The Hotel Joint Venture may pursue other similar such projects in addition to or instead of the aforementioned. HID will be principally responsible for designing and building the hotels, subject to the Company's approval. The Hotel Joint Venture will attempt to obtain non-recourse construction and permanent financing for the hotels without any guarantee by the Company or HID, although no assurance can be given that it will be able to do so. The Company expects to agree to rent a portion of the rooms, at favorable rates, at each hotel for its gaming customers. Formation of the Hotel Joint Venture is subject to execution of a definitive agreement, obtaining all necessary approvals and consents and commitments for financing, as to which no assurance can be given.

 Cripple Creek, Colorado

  The Company owns 1.6 acres of land and leases an additional 1.3 acres of land in Cripple Creek, Colorado for use in connection with a possible gaming development in Cripple Creek. The property is located at the eastern end of the Cripple Creek gaming market, and would be the first gaming facility reached by patrons from Colorado Springs and other areas to the east. The Company intends to contribute its property at Cripple Creek to the Hotel Joint Venture for the construction of a 147-room hotel. The Company expects to lease from the Hotel Joint Venture a portion of the hotel built at Cripple Creek to operate a casino and restaurant. In the event the Hotel Joint Venture does not pursue the construction of a hotel at Cripple Creek, the Company may build such a hotel either alone or with another joint venture partner or sell its interest in such Colorado property.

EMPLOYEES

  As of June 30, 1996, the Company employed approximately 5,950 employees. A marine crew at the Isle-Lake Charles has elected union representation by the Seafarer's International Union. None of the Company's other employees is subject to a collective bargaining agreement. The Company believes that its relationship with its employees is satisfactory.

PROPERTIES

  The Company owns the three floating pavilions at the Isle-Biloxi location as well as the floating pavilion at the Isle-Vicksburg location. LRGP owns the riverboat casino at the Isle-Bossier City location. SCGC and GPRI, respectively, own the riverboat casinos at the Isle-Lake Charles. The Company also owns or leases all of its gaming and non-gaming equipment.

  The Company leases its executive offices in Biloxi, Mississippi pursuant to two leases. The first term of the first lease terminates on July 20, 1997. Monthly rent is $2,442 plus an annual increase of 4%. The Company has the option to renew for two additional three-year periods. The first term of the second lease terminates on May 17, 1997. Monthly rent is $3,333 plus an annual increase of 4%. The Company has the option to renew for two additional three-year terms.

  The Company leases the Biloxi berth (the "Berth Lease") from the Biloxi Port Commission at an initial annual rent of the greater of $500,000 (the "Minimum Rent") or 1% of the gross gaming revenues received from the operations at the site, net of state and local gaming taxes. The lease terminates on July 1, 1999, but is renewable at the option of the Company for eight additional terms of five years each. For each of the renewal terms, the amount of the Minimum Rent is adjusted to reflect any increase in the cost of living index, limited to 6% for each renewal period.

  The Company leases land-based facilities in Biloxi from the City of Biloxi (the "Casino Lease") at an annual rent of (i) $500,000 per year (the "Base Rent"), plus (ii) 3% of the gross gaming revenues received from the operations at the site, net of state and local gaming taxes and fees, in excess of $25 million. The lease terminates on July 1, 1999 but is renewable at the option of the Company for six additional terms of five years each and a seventh option renewal term, concluding on January 31, 2034. For each of the renewal terms, the amount of the Base Rent is adjusted to reflect any increase in the Consumer Price Index limited to 6% for each renewal period. The Company was required to make certain parking, landscaping, utilities and other related improvements, amounting to $1.4 million, the payments for which are being applied as a rent credit ratably over the initial term of the Casino Lease. In addition, in order to lease the property subject to the Casino Lease, the Company acquired the leasehold interest of Coastal Cruise Lines, Inc. and The Factory, Inc., the original lessee, for consideration of $1,000,000 per year for ten years resulting in monthly installments of $83,333.

  In April 1994, the Company entered an Addendum to the Casino Lease, which requires the Company to pay 4% of gross non-gaming revenues received from operations at the Isle-Biloxi, net of sales tax, comps and discounts. Additional rent will be due to the City of Biloxi for the amount of any increase from and after January

1, 2016 in the rent due to the State Institutions of Higher Learning under a lease between the City of Biloxi and the State Institutions of Higher Learning (the "IHL Lease") and for any increases in certain tidelands leases between the City of Biloxi and the State of Mississippi.

  In April 1994, in connection with the construction of a hotel, the Company entered a lease for additional land adjoining the Isle-Biloxi. The Company first acquired the leasehold interest of Sea Harvest, Inc., the original lessee, for consideration of $8,000 per month for a period of ten years. The Company's lease is with the City of Biloxi, Mississippi, for an initial term of 25 years, with options to renew for six additional terms of 10 years each and a final option period with a termination date commensurate with the termination date of the IHL Lease, but in no event later than December 31, 2085. Annual rent (which includes payments to be made pursuant to the purchase of a related leasehold interest) is $404,000, plus 4% of gross non-gaming revenue, as defined. The annual rent is adjusted after each five-year period based on increases in the Consumer Price Index, limited to a 10% increase in any five-year period. The annual rent will increase 10 years after the commencement of payments pursuant to a termination of lease and settlement agreement to an amount equal to the sum of annual rent had it been $500,000 annually plus adjustments thereto based on the Consumer Price Index.

  In June 1993, the Company entered into a lease for the exclusive use of approximately 133 parking spaces and the additional use of 169 spaces in another parking lot from the hours of 6:00 p.m. to 6:00 a.m. daily on property adjacent to the Isle-Biloxi. The rent is $50,000 per year and the lease expires in June 1997. The Company has also entered a joint venture arrangement to sub-lease property for the construction of a two-level parking garage next to the Isle-Biloxi. The Company pays 50% of the rent, which is (i) $96,000 per year until November 2000 to acquire the leasehold interest of the original lessee of the property, plus (ii) $25,000 per month to the City of Biloxi, the lessor, plus annual increases attributable to the Consumer Price Index (limited to 3% per rental year) until the first option renewal period ends on November 30, 1995 and, thereafter, $25,000 per month, plus annual increases attributable to the Consumer Price Index (limited to 3% per rental year) until the second option renewal period ends on November 30, 2000. If the property is leased to a third party, with the consent of the Company and its joint venture partner, for use of the property as a gaming site, certain expenses, up to a maximum of $940,000, will be refunded.

  The Company owns approximately 13.1 acres of land in the City of Vicksburg, Mississippi for use in connection with the Isle-Vicksburg. The Company owns an additional 13 acres in Vicksburg on which it has off-site parking for 260 vehicles and operates a 67-vehicle recreational vehicle park. The Company entered a lease for approximately five acres of land adjacent to the Isle-Vicksburg to be used for additional parking.

   LRGP owns approximately 26 acres in Bossier City, Louisiana for use in connection with the Isle-Bossier City. LRG Hotels owns a 234-room hotel located on approximately 10.5 acres of land on Interstate 20 in Bossier City, Louisiana. The hotel is located 2.5 miles east of the Isle-Bossier City and five miles west of the Louisiana Downs horse racing track.

  The Company owns approximately 180 acres, and leases an additional 143 acres, at Pompano Park. The lease ends on July 1, 1999. The annual rent is $1.00 plus all maintenance and operating expenses of the premises. The Company has the exclusive option to purchase the premises during the term of the lease for not less than $12 million.

  The Company also owns two additional riverboat casinos and one floating pavilion that are currently held for sale. The riverboat casinos and the floating pavilions were previously used by the Company at the Isle-Biloxi and one of the riverboats and the floating pavilion were previously used by the Company at the Isle-Vicksburg.

  SCGC owns approximately 2.7 acres and leases approximately 10.5 acres of land in Calcasieu Parish, Louisiana for use in connection with the Isle-Lake Charles, which it also intends to use in connection with the Grand Palais. The lease commenced on March 24, 1995 and has an initial term of five years. The annual rent on the leased property is $750,000 for the first four years and $900,000 for the fifth year of the initial term. The Company has the option to renew the lease for seven additional terms of five years each. For the first renewal term, the rent increases each year by 5% or the percentage increase in the average consumer price index for Calcasieu Parish, Louisiana for the previous 12 month period, whichever is higher. Rent for the second and all subsequent renewal terms will be no less than the rent for the last year of the preceding term, subject to market adjustments upward based upon the rent paid by other riverboat gaming operators in Louisiana and Mississippi for comparable property usages. The rent for the fourth and all subsequent renewal terms will not be less than $1.5 million per year. The Company also leases an additional
5.75 acres of land in Calcasieu Parish. The lease commenced on July 17, 1995 and has an initial term of five years. The annual rent on the leased property is $100,000 for the initial term. The Company has the option to renew the lease for seven additional terms of five years each. For the first renewal term, the rent increases each year by 5% or the percentage increase in the average consumer price index for Calcasieu Parish, Louisiana for the previous 12-month period, which ever is higher. Rent for the second and all subsequent renewal terms will be no less than the rent for the last year of the preceding term, subject to market adjustments upward based upon the rent paid by other riverboat gaming operators in Louisiana and Mississippi for comparable property usage.

  The Company owns 1.6 acres and leases 1.3 acres of land in Cripple Creek, Colorado. The lease has an initial term of 25 years, with options to renew for seven additional terms of 10 years each. Annual rent under the lease for the first year of the lease is $250,000 and increases at the rate of $10,000 per year to a maximum annual rent of $300,000. The amount of the rent is also adjusted seven years after the rent commencement date and every two years thereafter to reflect any increase in the Consumer Price Index (limited to 4% for each year), applied cumulatively and in the aggregate. The Company has an option to purchase the leased land at a price, depending on the date of exercise, of $3.2 million to $5.0 million, or $5.0 million as adjusted by increases in the Consumer Price Index if exercised after the year 2009.

  Substantially all of the Company's property is presently pledged as collateral for the First Mortgage Notes. See Note 3 of Notes to Consolidated Financial Statements. The Company intends to make an offer to repurchase all of the outstanding First Mortgage Notes using a portion of the proceeds of the Offering. If any First Mortgage Notes remain outstanding after the Offering, the Company intends to defease the covenants of such First Mortgage Notes, including the covenants granting a first mortgage lien to the holders of such First Mortgage Notes. See "Use of Proceeds."

LEGAL PROCEEDINGS

  The Company has been named, along with two gaming equipment suppliers, 41 of the country's largest gaming operators and four gaming distributors (the "Gaming Industry Defendants") in a consolidated class action lawsuit pending in Las Vegas, Nevada. The suit alleges that the Gaming Industry Defendants violated the Racketeer Influenced and Corrupt Organizations Act by engaging in a course of fraudulent and misleading conduct intended to induce people to play their gaming machines based upon a false belief concerning how those gaming machines actually operate, as well as the extent to which there is actually an opportunity to win on any given play. The suit seeks unspecified compensatory and punitive damages. The actions are in the early stages of discovery and preliminary motions. The Company is unable at this time to determine what effect, if any, the suit would have on its financial position or results of operations.

  The Company is engaged in various matters of litigation and has a number of unresolved claims pending. While the ultimate liability with respect to such litigation and claims cannot be determined at this time, it is the opinion of management that such liability is not likely to be material to the Company's consolidated financial position or results of operations.

                              REGULATORY MATTERS

MISSISSIPPI

  In June 1990, Mississippi enacted legislation legalizing dockside casino gaming for counties along the Mississippi River, which is the western border for most of the state, and the Gulf Coast, which is the southern border for most of the state. The legislation gave each of those counties the opportunity to hold a referendum on whether to allow dockside casino gaming within its boundaries.

  Mississippi law permits gaming licensees to offer unlimited stakes gaming on a 24-hour basis and to issue house credit for qualifying patrons. The minimum legal age for gaming is 21. The law does not restrict the amount or percentage of space on a vessel that may be utilized for gaming.

  The legislation also does not limit the number of licenses that the Mississippi Gaming Commission can grant for a particular area and does not impose different conditions on different licensees.

  The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulation. The Company was required to register as a publicly traded holding company under the Mississippi Act. The Company's gaming operations are subject to regulatory control by the Mississippi Gaming Commission, the state tax commission (the "Tax Commission") and various other local, city and county regulatory agencies (hereinafter collectively referred to as the "Mississippi Gaming Authorities"). Subsidiaries of the Company (the "Gaming Subsidiaries") have obtained gaming licenses from the Mississippi Gaming Authorities to operate the Isle-Biloxi and the Isle-Vicksburg. Effective October 29, 1991, the Mississippi Gaming Commission adopted gaming regulations applicable to the Company and the Gaming Subsidiaries.

  The licenses held by the Gaming Subsidiaries have terms of two years and are not transferable. New licenses will need to be obtained at the end of each two-year period. There can be no assurance that new licenses can be obtained. The Isle-Biloxi received a second license in April 1996 and the Isle-Vicksburg obtained a second license in February 1995. The Mississippi Gaming Commission may at any time revoke, suspend, condition, limit or restrict a license or approval to own shares of stock in the Gaming Subsidiaries for any cause deemed reasonable by such agency. Substantial fines for each violation of gaming laws or regulations may be levied against the Gaming Subsidiaries, the Company and the persons involved. A violation under the gaming license held by a Gaming Subsidiary may be deemed a violation of all the other licenses held by the Company.

  A Gaming Subsidiary must submit detailed financial, operating and other reports to the Mississippi Gaming Commission and/or the Tax Commission periodically. Numerous transactions, including without limitation, substantially all loans, leases, sales of securities and similar financing transactions entered into by a Gaming Subsidiary must be reported to or approved by the Mississippi Gaming Commission. The Company is also required to periodically submit detailed financial and operating reports to the Mississippi Gaming Commission and furnish any other information which the Mississippi Gaming Commission may require.

  The directors, officers and key employees of the Company and its subsidiaries who are actively and directly engaged in the administration or supervision of gaming, or who have any other significant involvement with or influence over the activities of a Gaming Subsidiary, must be found suitable therefor and may be required to be licensed by the Mississippi Gaming Commission. The finding of suitability is comparable to licensing, and both require submission of detailed personal financial information followed by a thorough investigation. The applicant is required to pay all costs of investigation. There can be no assurance that such persons will be found suitable by such commission. An application for a finding of suitability of an individual may be denied for any cause deemed reasonable by the issuing agency. Changes in licensed positions must be reported to the issuing agency. In addition to its authority to deny an application for a finding of suitability, the Mississippi Gaming Commission has jurisdiction to disapprove a change in corporate position. If the Mississippi Gaming Commission were to find a director, officer or key employee unsuitable for licensing or unsuitable to continue having a relationship with a Gaming Subsidiary, the Gaming Subsidiary would have to suspend, dismiss and sever all relationships with such person. The Gaming Subsidiary would have similar obligations with regard to any person who refuses to file appropriate applications. Each gaming employee must obtain a work permit which may be revoked upon the occurrence of certain specified events.

  Any individual who is found to have a material relationship to, or material involvement with, the Company may be required to be investigated in order to be found suitable or be licensed as a business associate of a Gaming Subsidiary. Key employees, controlling persons or others who exercise significant influence upon the management or affairs of the Company may also be deemed to have such a relationship or involvement.

  Beneficial owners of more than 5% of the Company's voting securities must be found suitable by the Mississippi Gaming Commission. Any person who acquires more than 5% of the voting securities of the Company must report the acquisition to the Mississippi Gaming Commission. Any beneficial owner of the Company's voting securities (whether or not a controlling stockholder) may be required to be found suitable if such commission has reason to believe that such ownership, without a finding of suitability, would be inconsistent with the declared policy of the State of Mississippi. If the stockholder who is required to be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners.

  Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of shares of Common Stock beyond such period of time as may be prescribed by the Mississippi Gaming Commission may be guilty of a misdemeanor. Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder of or to have any other relationship with it, a Gaming Subsidiary or the Company (a) pays the unsuitable person any dividends or interest upon any securities of the Gaming Subsidiary or any payments or distribution of any kind whatsoever, (b) recognizes the exercise, directly or indirectly, of any voting rights in its securities by the unsuitable person, or (c) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances. In addition, if the Mississippi Gaming Commission finds any stockholder unsuitable, such stockholder must immediately divest himself of all of such stockholder's securities in the Gaming Subsidiary and/or the Company.

  The regulations provide that a change in control of the Company may not occur without the prior approval of the Mississippi Gaming Commission. Mississippi law prohibits the Company from making a public offering of its securities without the approval of the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi, or to retire or extend obligations incurred for one or more such purposes. The Mississippi Gaming Commission has the authority to grant a continuous approval of securities offerings and has granted such approval for the Company, subject to an annual renewal thereof.

  Regulations of the Mississippi Gaming Commission prohibit certain repurchases of securities of publicly traded corporations registered with the Mississippi Gaming Commission, including holding companies such as the Company, without prior approval of the Mississippi Gaming Commission. Transactions covered by these regulations are generally aimed at discouraging repurchases of securities at a premium over market price from certain holders of greater than 3% of the outstanding securities of the registered publicly traded corporation. The regulations of the Mississippi Gaming Commission also require prior approval for a "plan of recapitalization" as defined in such regulations.

  The Company is required to maintain in the State of Mississippi current stock ledgers, which may be examined by the Mississippi Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company also is required to render maximum assistance in determining the identity of the beneficial owner.

  The Mississippi Act requires that certificates representing shares of Common Stock bear a legend to the general effect that the securities are subject to the Mississippi Act and regulations of the Mississippi Gaming

Commission. The Mississippi Gaming Commission has the authority to grant a waiver from the legend requirement, which the Company has obtained. The Mississippi Gaming Authorities, through the power to regulate licenses, have the power to impose additional restrictions on the holders of the Company's securities at any time.

  The Mississippi Gaming Commission has enacted regulations requiring that, as a condition to licensure or subsequent licensure, an applicant provide a plan to develop infrastructure facilities amounting to 25% of the cost of the casino and a parking facility capable of accommodating 500 cars. "Infrastructure facilities" include any of the following: a 250-room hotel, theme park, golf course, marina, tennis complex, or any other facilities approved by the Mississippi Gaming Commission, but do not include parking facilities, roads, sewage and water systems or civic facilities. The Mississippi Gaming Commission may reduce the number of rooms required in a hotel, where it is shown to the satisfaction of the Mississippi Gaming Commission that sufficient rooms are available to accommodate the anticipated number of visitors.

  The Company's future gaming operations outside of Mississippi are also subject to approval by the Mississippi Gaming Commission.

  Gaming taxes aggregating 12% of the gross gaming revenues of the Company with respect to its Biloxi operations and Vicksburg operations are payable to the State of Mississippi and the cities of Biloxi and Vicksburg. These taxes are payable monthly. Additionally, license fees and annual fees based on the number of games made available for play are payable to the State of Mississippi and the City of Vicksburg and Biloxi.

  The laws and regulations permitting and governing Mississippi casino gaming were recently adopted. Consequently, the interpretation and application of such Mississippi laws and regulations will evolve over time. Changes in such laws or regulations could have a material adverse effect on the Company.

LOUISIANA

  In July 1991, the Louisiana legislature adopted legislation permitting certain types of gaming activity on certain rivers and waterways in Louisiana. The legislation granted authority to supervise riverboat gaming activities to the Louisiana Riverboat Gaming Commission and the Riverboat Gaming Enforcement Division of the Louisiana State Police (the "Louisiana Enforcement Division"). The Louisiana Riverboat Gaming Commission was authorized to hear and determine all appeals relative to the granting, suspension, revocation, condition or renewal of all licenses, permits and applications. In addition, the Louisiana Riverboat Gaming Commission established regulations concerning authorized routes, duration of excursions, minimum levels of insurance, construction of riverboats and periodic inspections. The Louisiana Enforcement Division was authorized to investigate applicants and issue licenses, investigate violations of the statute and conduct continuing reviews of gaming activities.

  However, in May 1996, the regulatory oversight of riverboat gaming was transferred to the Gaming Board. In a special legislative session held in March and April of 1996, the Louisiana legislature adopted the Louisiana Gaming Control Law (the "Gaming Control Law"), which is designed to consolidate the regulatory oversight of four forms of gaming--riverboat, video poker, the land-based casino in New Orleans, and Indian gaming--into one board, this being the Gaming Board. The Gaming Board will now oversee all licensing matters for riverboat casinos, the land-based casino, video poker, and certain aspects of Indian gaming other than those limited responsibilities reserved to the Louisiana State Police (the "Louisiana State Police"). The Gaming Board will be composed of nine voting members appointed by the governor, five of whom have been appointed. The Gaming Board held its first meeting on July 10, 1996, at which it adopted a set of emergency rules conferring certain authority to the Chairman. On July 12, 1996, the Gaming Board (acting through the Chairman) issued all necessary approvals to operate the Grand Palais and formally authorized the commencement of gaming on the Grand Palais. Pursuant to that approval, the Grand Palais opened on July 12, 1996.

  The Gaming Control Law abolished the Louisiana Riverboat Gaming Commission, effective May 1, 1996. Likewise, the Gaming Control Law removed all riverboat licensing authority from the Louisiana Enforcement

Division, reserving to the Louisiana State Police only the authority to license "non-key gaming employees" and "nongaming vendors." The Gaming Board will now make all licensing and permitting determinations--whether for operators, key employees, or manufacturers and suppliers--with regard to riverboat gaming. However, the Louisiana State Police will continue to be involved broadly in gaming enforcement, reporting to the Gaming Board. The Gaming Control Law provides that the Louisiana State Police will continue to conduct suitability investigations, will continue to audit, investigate, and enforce compliance with standing regulations, will initiate enforcement and administrative actions, and will perform "all other duties and functions necessary for the efficient, efficacious, and thorough regulation and control of gaming activities and operations under the [Gaming] Board's jurisdiction."

  The Gaming Control Law did not abolish the Louisiana Riverboat Economic Development and Gaming Control Act, which is the 1991 statute that authorized gaming on certain rivers and waterways in Louisiana (the "Riverboat Act"). The Gaming Control Law has amended the Riverboat Act to the extent that it has transferred licensing and regulatory authority to the Gaming Board; otherwise, the Riverboat Act remains in effect, with the Gaming Board now being authorized to enforce the Riverboat Act. (For instance, the fifteen licenses that the Riverboat Act authorizes remain unaffected; the statutory terms of those licenses remain unaffected; the taxation terms of the Riverboat Act remain unaffected.) The Gaming Control Law also provides that any rules or regulations "promulgated by entities whose powers have been transferred to the [Gaming] Board shall be considered valid and remain in effect until repealed by the [Gaming] Board...." Accordingly, the rules that the Louisiana Riverboat
Gaming Commission previously adopted still remain in effect. Meantime, the Louisiana State Police continues to enforce the rules and regulations that the Louisiana Enforcement Division previously adopted.

  The Riverboat Act continues to authorize issuance of up to 15 licenses to conduct gaming activities on riverboats of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one parish.

  In issuing a license, the applicant must be found to be a person of good character, honesty and integrity and a person whose prior activities, criminal record, if any, reputation, habits, and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Gaming Board will not grant a license unless it finds that: (i) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino; (ii) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Gaming Board; (iii) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat so as to ensure the safety of its passengers; (iv) the applicant submits a detailed plan of design of the riverboat in its application for a license; (v) the applicant designates the docking facilities to be used by the riverboat; (vi) the applicant shows adequate financial ability to construct and maintain a riverboat; and (vii) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications.

  Certain persons affiliated with a riverboat gaming licensee, including directors and officers of the licensee, directors and officers of any holding company of the licensee involved in gaming operations, persons holding 5% or greater interests in the licensee, and persons exercising influence over a licensee ("Affiliated Gaming Persons"), are subject to the application and suitability requirements of the Louisiana gaming law.

  The Louisiana gaming law specifies certain restrictions relating to the operation of riverboat gaming, including the following: (i) except in Shreveport/Bossier City, gaming is not permitted while a riverboat is docked, other than the 45 minutes between excursions, and during times when dangerous weather or water conditions exist; (ii) except in Shreveport/Bossier City, each round-trip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specific exceptions; (iii) agents of the Louisiana State

Police are permitted on board at any time during gaming operations; (iv) gaming devices, equipment and supplies may only be purchased or leased from permitted suppliers; (v) gaming may only take place in the designated gaming area while the riverboat is upon a designated river or waterway; (vi) gaming equipment may not be possessed, maintained or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair or storage of such equipment; (vii) wagers may be received only from a person present on a licensed riverboat; (viii) persons under 21 are not permitted in designated gaming areas; (ix) except for slot machine play, wagers may be made only with tokens, chips or electronic cards purchased from the licensee aboard a riverboat; (x) licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth; (xi) licensees must have adequate protection and indemnity insurance; (xii) licensees must have all necessary federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and (xiii) gaming may only be conducted in accordance with the terms of the license and the rules and regulations adopted by the Louisiana Enforcement Division.

  An initial license to conduct riverboat gaming operations is valid for a term of five years. LRGP was issued an initial operator's license by the Louisiana Enforcement Division with respect to the Isle-Bossier City on December 22, 1993, and SCGC was issued an initial operator's license by the Gaming Board with respect to the Isle-Lake Charles on March 14, 1995. The license to operate the Grand Palais was issued to a previous owner and the Grand Palais ceased operations as a result of the bankruptcy of GPRI. The Company acquired the Grand Palais and has been advised by the chief counsel to the Gaming Board that it will treat the running of the five-year license period as having been suspended from June 6, 1995 until the date gaming operations commenced on the Grand Palais (July 12, 1996), providing 57 months remaining on such license. The Louisiana gaming law provides that a renewal application for the period succeeding the initial five-year term of the operator's license must be made to the Gaming Board on an annual basis. The application for renewal consists of a statement under oath of any and all changes in information, including financial information, provided in the previous application.

  The transfer of a license or permit or an interest in a license or permit is prohibited. The sale, purchase, assignment, transfer, pledge or other hypothecation, lease, disposition or acquisition (a "Transfer") by any person of securities which represents 5% or more of the total outstanding shares issued by a corporation that holds a license is subject to Gaming Board approval. A security issued by a corporation that holds a license must generally disclose these restrictions. Prior Gaming Board approval is required for the Transfer of any ownership interest of 5% or more in any non-corporate licensee or for the Transfer of any "economic interest" of 5% or more in any licensee or Affiliated Gaming Person. An "economic interest" is defined for purposes of a Transfer as any interest whereby a person receives or is entitled to receive, by agreement or otherwise, a profit, gain, thing of value, loan, credit, security interest, ownership interest or other benefit. Accordingly, approval is being sought with respect to the LRGP Acquisition.

  A licensee must notify the Gaming Board of any withdrawals of capital, loans, advances or distributions in excess of 5% of retained earnings for a corporate licensee, or of capital accounts for a partnership or limited liability company licensee, upon completion of any such transaction. No prior approval of any such withdrawal, loan, advance or distribution is required, but any such transaction is ineffective if disapproved by the Gaming Board within 120 days after the required notification. In addition, the Gaming Board may issue an emergency order for not more than 10 days prohibiting payment of profits, income or accruals by, or investments in a licensee.

  Riverboat gaming licensees and their Affiliated Gaming Persons are required to notify the Gaming Board within 30 days after the receipt by any such persons of any loans or extensions of credit. The Gaming Board is required to investigate the reported loan or extension of credit, and to either approve or disapprove the transaction. If disapproved, the loan or extension of credit must be rescinded by the licensee or Affiliated Gaming Person. The Company is an Affiliated Gaming Person of LRGP and SCGC is therefore required to notify the Gaming Board of the sale and issuance of the Notes offered hereby.

  Fees for conducting gaming activities on a riverboat include (i) $50,000 per riverboat for the first year of operation and $100,000 per year per riverboat thereafter, plus (ii) 18 1/2% of net gaming proceeds.

  Proposals to amend or supplement Louisiana's riverboat gaming statute are frequently introduced in the Louisiana state legislature. No assurance can be given that changes in Louisiana gaming law will not occur or that such changes will not have a material adverse effect on the Company's business in Louisiana. See "Risk Factors--Local Option Referendum Regarding Continuation of Legalized Gaming in Louisiana" and "Risk Factors--Legislative and Regulatory Considerations--Expansion of Louisiana Gaming Activities and Possible Relocation of Existing Licenses."

FLORIDA

  On June 15, 1995, the Florida Department of Business and Professional Regulation, acting through its division of pari-mutuel wagering (the "Division"), issued its final order (the "Order") approving PPI, Inc. ("PPI"), a wholly owned subsidiary of the Company, as a pari-mutuel wagering permit holder with respect to harness and quarter horse racing at Pompano Park. Pursuant to the Order and the relevant provisions of Chapter 550 of the Florida Statutes and the applicable rules and regulations thereunder (the "Florida Statute"), PPI also was granted a license to conduct harness racing at Pompano Park for the racing season commencing July 1, 1995 and ending June 30, 1996 on a total of 198 evening racing dates. The Division has approved PPI's license to conduct a total of 183 live evening racing performances for the season beginning July 1, 1996 to June 30, 1997. PPI intends to seek approval to increase the number of live evening races. Although PPI does not presently intend to conduct quarter horse racing operations at Pompano Park, it may do so in the future, subject to Division approval. The transfer of 10% or more of stock of a pari-mutuel racing permit holder such as PPI would require the prior approval of the Division.

  The Florida Statute establishes minimum purse requirements for breeders and owners, license fees and the tax structure on pari-mutuel permit holders. The Division may revoke or suspend any permit or license upon the willful violation by the permit holder or licensee of any provision of the Florida Statute. In lieu of suspending or revoking a permit or license, the Division may impose various civil penalties against the permit holder or licensee. Penalties so imposed may not exceed $1,000 for each count or separate offense.

  Pursuant to Division order and recent enactments to the Florida Statute, PPI is also authorized to conduct full-card pari-mutuel wagering at Pompano Park on simulcast harness races from outside Florida throughout the racing season and on night thoroughbred races within Florida if the thoroughbred permitholder has decided to simulcast night races. Pompano Park has been granted the exclusive right in Florida to conduct full-card simulcasting on days in which no live racing is held at Pompano Park, although, on such days, Pompano Park must offer to rebroadcast its simulcast signals to other pari-mutuel facilities (other than thoroughbred parks). In addition, Pompano Park may transmit its live races into any dog racing or jai alai facility throughout Florida, including Dade and Broward counties, for intertrack wagering. The Florida Statute establishes the percentage split between Pompano Park and the other facilities receiving such signals. Recent legislation in Florida provided certain reductions in applicable tax and license fees related to intertrack wagering on broadcasts of simulcast harness racing and thoroughbred racing. The Company believes that simulcast rights at Pompano Park and the recent changes in the Florida Statute are important to the results of operations of PPI.

  Effective January 1, 1997, the Florida Statute permits pari-mutuel facilities to be licensed by the Division to operate card rooms in those counties in which a majority vote of the County Commission has been obtained and a local ordinance has been adopted. Card rooms can only be operated at pari-mutuel facilities on days that the facility is running live races. The hours of operation extend from two hours before the post time of the first live race and continue until two hours after the conclusion of the last live race at the racing facility. Thoroughbred racing facilities must choose between operating card rooms or simulcasting night races from outside the state, but cannot do both (and if electing to simulcast night races, they will be required to retransmit the night simulcast signal to certain other pari-mutuel facilities, including Pompano Park).

  The card room operator will be the "house" and will deal the cards. The house can charge a fee per player or establish a "rake" for each game. The only card games that have been authorized are "nonbanking" games (i.e., those in which the house is not allowed to play against the players). The winnings of any player in a single round, hand or game may not exceed $10.00 and all card games must be played with tokens or chips.

  Card rooms may be operated and managed on behalf of the parimutuel permit holder by card room management companies, which specifically require a special license from the Division. Similarly, all employees of the card room management company or the card room operator need to obtain a specific occupational license ($50 per license) from the Division before they can work in the card room. There is no statutory limit on the number of card tables allowed in a card room, however, the annual license fee for the first card table is $1,000 and $500 for each table thereafter. The card room's annual occupational license fee is $250.

  Each card room operator is required to pay a tax of 10% of the card room operator's monthly gross receipts from card room operations. "Gross receipts" is defined as the total amount of money received by a card room from any person for participation in authorized games. At least 50% of the monthly "net proceeds," if any, at Pompano Park must be distributed as follows: 47% to supplement purses for harness racing, and 3% to supplement breeders' awards during the next ensuing race meet. "Net proceeds" are the total amount of gross receipts received by a card room operator from card room operations, less direct operating expenses as defined in the statute.

  The Division is currently promulgating rules to give effect to the foregoing provisions of the Florida Statute.

NON-GAMING REGULATION

  The Company is subject to certain federal, state and local safety and health, employment and environmental laws, regulations and ordinances that apply to non-gaming businesses generally, such as the Clean Air Act, Clean Water Act, Occupational Safety and Health Act, Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Oil Pollution Act of 1990. The Company has not made, and does not anticipate making, material expenditures with respect to such environmental laws and regulations. However, the coverage and attendant compliance costs associated with such laws, regulations and ordinances may result in future additional costs to the Company's operations. For example, in 1990 the U.S. Congress enacted the Oil Pollution Act of 1990 to consolidate and rationalize mechanisms under various oil spill response laws. The Department of Transportation has promulgated regulations requiring owners and operators of certain vessels to establish through the Coast Guard evidence of financial responsibility for clean-up of oil pollution. This requirement has been satisfied by proof of adequate insurance.

  The riverboats operated by the Company in Louisiana must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety. The riverboats must hold Certificates of Documentation and Inspection issued by the U.S. Coast Guard. The U.S. Coast Guard requirements also set limits on the operation of the riverboats and require individual licensing of certain personnel involved with the operation of the riverboats. Loss of a riverboat's Certificate of Documentation and Inspection could preclude its use as a riverboat casino.

  Any permanently moored vessel used for casino operations in Mississippi must meet the fire safety standards of the Mississippi Fire Prevention Code and the Life Safety Code and the Standards for the Construction and Fire Protection of Marine Terminals, Piers and Wharfs of the National Fire Protection Association. Additionally, any establishment to be constructed for dockside gaming must meet the Southern Building Code or the local building code, if such a local building code has been implemented at the casino's site.

  While permanently moored vessels, such as the Isle-Biloxi and the Isle-Vicksburg casino barges, are not required to hold Certificates of Inspection from the U.S. Coast Guard, the Mississippi Gaming Commission has engaged the American Bureau of Shipping (the "ABS") to inspect and certify all casino barges with respect to stability and single compartment flooding integrity, in accordance with Mississippi regulations. All casino barges must be inspected prior to licensing every two years. Inspections subsequent to initial licensing must be performed by the ABS or other company approved by the Gaming Commission.

  All shipboard employees of the Company, even those who have nothing to do with its operation as a vessel, such as dealers, waiters and security personnel, may be subject to the Jones Act which, among other things, exempts those employees from state limits on workers' compensation awards.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following sets forth certain information regarding the directors and executive officers of the Company:

              NAME          AGE                    POSITION
      --------------------- --- -----------------------------------------------
      Bernard Goldstein....  67 Chairman, Chief Executive Officer and Director
      John M. Gallaway.....  58 President, Chief Operating Officer and Director
      Allan B. Solomon.....  60 Executive Vice President, Secretary, General
                                Counsel and Director
      Robert S. Goldstein..  40 Director
      Martin Greenberg.....  56 Director
      Emanuel Crystal......  68 Director
      Rexford A. Yeisley...  49 Vice President, Chief Financial Officer
      Robert Boone.........  46 Vice President

  Bernard Goldstein has been Chairman of the Board of the Company since June 1992 and Chief Executive Officer of the Company since December 1995. From June 1992 until February 1993, Mr. Goldstein was also President and Chief Executive Officer of the Company. Mr. Goldstein has been active in the development of the riverboat gaming industry in a number of states. Mr. Goldstein has been Chairman of the Board of Steamboat Development Corporation and Steamboat Southeast, Inc., companies involved in the first legalized riverboat gaming ventures in the United States, since their respective inceptions starting in April 1991. In addition to his involvement in the riverboat gaming industry, Mr. Goldstein has been involved in scrap metal recycling since 1951 and barge-line transportation since 1960. Mr. Goldstein is the father of Robert Goldstein.

  John M. Gallaway has been President of the Company since December 1995 and Chief Operating Officer since July 1996. From July 1995 to November 1995, Mr. Gallaway was a professor at the University of Houston. Mr. Gallaway was Deputy Managing Director, Gaming, of Sun International, a company engaged in owning and operating casinos and resorts, from September 1992 to August 1994. Prior to that, from 1984 to 1992, Mr. Gallaway was President and General Manager of TropWorld Casino Resort in Atlantic City and, from 1981 to 1984, he was President and General Manager of the Tropicana Casino Hotel in Las Vegas.

  Allan B. Solomon has been Secretary and a director of the Company since June 1992, served as the Chief Financial Officer and Treasurer of the Company from June 1992 to October 6, 1993, and was Chairman of the Executive Committee from January 1993 to April 1995. Mr. Solomon became General Counsel of the Company in May 1994 and became Executive Vice President in April 1995. Mr. Solomon is President of Allan B. Solomon, P.A., which was a partner in the Florida law firm of Broad and Cassel from 1986 to May 1994.

  Robert S. Goldstein has been a director of the Company since February 1993. Mr. Goldstein is the President of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1977. Additionally, Mr. Goldstein is a director, officer and stockholder of the Steamboat Companies and has been an officer of several affiliated river transportation companies engaged in stevedoring and equipment leasing since 1980. Mr. Goldstein is the son of Bernard Goldstein.

  Martin Greenberg has been a director of the Company since October 1993, and is currently Chairman of the Board and President of Sterling Commodities Corporation, a clearing firm for all five New York commodities exchanges. Mr. Greenberg is the founder of and has been employed by Sterling Commodities Corporation in various capacities since its inception in 1982. He was Chairman of the Board of Commodity Exchange, Inc. ("Comex") from 1990 to 1992 and was also a director of Comex and the National Futures Association. Mr. Greenberg also serves as a director of the United Nations Development Corporation.

  Emanuel Crystal has been a director of the Company since October 1993, and is currently the Chief Executive Officer of Jackson Iron & Metal Company in Jackson, Mississippi. He has held that position for over five years and has served in various positions with that company since 1949. Mr. Crystal is on the board of directors of Omni Bank in Jackson, Mississippi and also serves on the Board of Trustees of Tougaloo College in Mississippi.

  Rexford A. Yeisley has been Chief Financial Officer of the Company since December 1995. Mr. Yeisley was Senior Vice President and Chief Financial Officer of Six Flags Theme Parks, Inc. from 1991 to 1995, and from 1987 to 1991, Mr. Yeisley was Vice President and Chief Financial Officer of that company.

  Robert Boone has been Vice President in charge of human resources and risk management since August 1994. From 1991 to 1994, Mr. Boone was the Director, Human Resources and Administration for Simon MOA Management Company, the managing general partner at Mall of America, the nation's largest retail and entertainment complex. From 1986 to 1991, Mr. Boone served as Director of Human Resources for IDS American Express in Minneapolis, Minnesota.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

GRAND PALAIS NOTES

  On May 3, 1996, GPRI, a wholly owned subsidiary of the Company, executed certain credit agreements and promissory notes to consummate the Grand Palais Acquisition. GPRI executed a $16.5 million promissory note (the "FNBC Note") payable to First National Bank of Commerce ("FNBC") bearing interest at the prime rate of Chase Manhattan Bank plus 1%. Interest is payable on a monthly basis on the aggregate outstanding principal balance until principal becomes payable, which is to occur at the earlier of (i) November 1, 1996 or (ii) 30 days after gaming operations begin at the Grand Palais. At such time, principal and interest are payable in 58 equal monthly installments. If not paid sooner, all outstanding principal and all accrued and unpaid interest is due and payable 60 months after the date on which principal became payable.

  The FNBC Note is secured by a first preferred ship mortgage on the Grand Palais and the Company executed a guarantee for the obligations of GPRI under the FNBC Note. In addition, the Company pledged to FNBC a $1.5 million certificate of deposit issued by FNBC to the Company and all proceeds thereon. Upon the occurrence of certain events, the FNBC Note is subject to mandatory prepayment in the amount of the then outstanding principal amount less $8.25 million. Consummation of the Offering will require a mandatory payment to FNBC of $8.25 million. See "Use of Proceeds."

  On May 3, 1996, GPRI executed a $10.0 million promissory note (the "Unsecured Creditors' Note") to the general unsecured creditors in the GPRI bankruptcy proceeding. Principal and interest, accruing at a rate of 6% per annum, are payable on the Unsecured Creditors' Note on a monthly basis, in arrears, in 35 equal installments (calculated based on a 72-month amortization schedule), commencing on the earlier of (i) 90 days from the date of the Unsecured Creditors' Note or (ii) the first day of the month immediately following the date gaming operations commence on the Grand Palais, with a balloon payment due and payable at maturity. Within 180 days after receiving state regulatory approval to operate the Grand Palais, the Company will be required to make a $1.0 million payment of principal on the Unsecured Creditors' Note. In addition, the Offering will require a mandatory prepayment of 50% of the then outstanding principal amount of the Unsecured Creditors' Note. See "Use of Proceeds." The Unsecured Creditors' Note is secured by a second priority lien on the Grand Palais. GPRI also executed a separate promissory note for $750,000 at the same interest rate and principal payment terms (except that no mandatory repayment is required) to holders of WARN Act claims allowed in connection with the GPRI bankruptcy proceeding. The Company executed a guaranty for the obligations of GPRI under the Unsecured Creditor's Note and the note to holders of the WARN Act claims.

BILOXI HOTEL FINANCING

  In March 1995, RCM, a wholly owned subsidiary of the Company which owns and operates the Isle-Biloxi, executed a loan agreement (the "Biloxi Hotel Loan") and a $15 million promissory note in favor of The Peoples

Bank, a Mississippi banking corporation. The $15 million was placed in a collateral account for disbursement to fund hotel construction costs at the Isle-Biloxi and upon completion of the hotel, the outstanding principal balance was converted to a term loan. As of April 30, 1996, approximately $14.7 million was outstanding on the Biloxi Hotel Loan, bearing interest at the prime rate of Chase Manhattan Bank ("Chase Prime") plus 2%.

  Principal and interest are payable in equal monthly installments based on a 12-year amortization with a balloon payment of all outstanding principal and interest due on March 1, 2001. The indebtedness may be prepaid without penalty. RCM's obligations under the Biloxi Hotel Loan are guaranteed by the Company and secured by a first lien on the hotel at the Isle-Biloxi, RCM's leasehold interest in the land on which the hotel is constructed and fixtures, equipment and other personal property acquired by RCM after May 1, 1995 for use in the hotel.

  The Biloxi Hotel Loan restricts the ability of RCM to, among other things,
(i) enter into leases or other agreements affecting use of the hotel and related parking for extended periods and (ii) incur additional indebtedness. The Biloxi Hotel Loan also requires RCM and the Company, among other things, to maintain minimum levels of tangible net worth, minimum debt service coverage ratios, maximum debt to tangible net worth and minimum cash flow coverage and contains cross-default provisions with regard to any other indebtedness of RCM or the Company.

CROWN NOTES

  In connection with the SCGC Acquisition, the Company, through LRGP, restructured $20 million of indebtedness owed to Crown Casino with two notes, each for $10 million (the "Crown Notes").

  The first note (the "A Note") bears interest at a fixed rate of 11.5% per annum. Interest is payable in arrears on the first business day of each month. Principal is payable in 17 equal quarterly installments, beginning on June 2, 1997 and continuing on the first business day of each third month thereafter and ending on June 1, 2001, on which date the remaining balance of principal and accrued interest is due.

  The second note (the "B Note") bears interest at a fixed rate of 11.5% per annum. Interest is payable on the first business day of each month. The entire principal amount is due and payable on June 1, 2001. Crown may convert up to the lesser of (i) the outstanding principal amount of the B Note or (ii) $10 million of principal amount of the B Note into shares of Common Stock at a conversion rate of $12.00 per share at any time that the B Note is outstanding.

  Both the A Note and B Note are secured by a security interest in and pledge of 50% of the outstanding stock of SCGC. Upon consummation of the Offering, the Company intends to repay the A Note and, as a result, the B Note, according to its terms, will become an unsecured, subordinated obligation of the Company. See "Use of Proceeds."

POMPANO PARK DEBT

  In connection with its operations at Pompano Park, P.P.I., a subsidiary of the Company, has a $5.0 million loan agreement with Capital Bank. Borrowings are secured by a first mortgage on Pompano Park, an assignment of leases, a first lien on all other P.P.I. assets and are guaranteed by the Company. As of April 30, 1996, $4.9 million was outstanding under such loan. The loan bears interest at the prime rate plus 1% per year, and is due in monthly installments with a balloon payment due in June 2000.

                           DESCRIPTION OF THE NOTES

  The Notes will be issued under an Indenture dated as of         , 1996 (the
"Indenture") among the Company, as issuer, and certain of the Company's Subsidiaries, as Subsidiary Guarantors, and Fleet National Bank, as trustee (the "Trustee"). A copy of the form of the Indenture will be filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions."

PRINCIPAL, MATURITY AND INTEREST

  The Notes will be senior secured obligations of the Company, limited in an
aggregate principal amount to $     million. The Notes will mature on
            , 2003. Interest on the Notes will accrue at the rate of  % per
annum and will be payable semiannually on each            and           ,
commencing           , 1996, to the holders of record of Notes at the close of
business on each             and             immediately preceding such
interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  The Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. Principal of, premium, if any, and interest on the Notes will be initially payable, and the Notes will be initially transferable, at the office or agency of the Company maintained for such purposes in the City of New York. Until otherwise designated by the Company, the Company's office or agency in New York will be
the office of the Trustee at                             , New York, New York.
In addition, interest may be paid by wire transfer or check mailed to the Person entitled thereto as shown on the register for the Notes. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

  The Notes will rank senior in right of payment to all existing or future Subordinated Indebtedness of the Company and pari passu in right of payment with any other existing or future Indebtedness of the Company. Under the Indenture, the Company and its Restricted Subsidiaries may incur additional Indebtedness, including Indebtedness which is pari passu in right of payment with the Notes, subject to certain fixed charge coverage tests or certain other limitations. See "Certain Covenants--Limitation on Indebtedness." Additional Indebtedness to finance the development, construction and opening of Preferred Hotel Facilities, permitted FF&E Financing or Capitalized Lease Obligations and certain other Indebtedness may be secured by certain assets of the Company or a Restricted Subsidiary, as applicable. See "Certain Covenants--Limitation on Liens."

SUBSIDIARY GUARANTEES

  The Company's obligations under the Notes and the Indenture will be jointly, severally and unconditionally guaranteed on a senior secured basis by all existing and future Significant Restricted Subsidiaries of the Company, other than as set forth below, subject to the receipt of the required approval of any applicable Gaming Authority, which the Company and its Significant Restricted Subsidiaries shall use all reasonable efforts to obtain, including without limitation the payment of any costs, expenses or fees which may be required therefor. The Subsidiary Guarantees will rank senior in right of payment to all existing or future Subordinated Indebtedness of the Subsidiary Guarantors and pari passu in right of payment to all other existing or future Indebtedness of the Subsidiary Guarantors. The obligations of Subsidiary Guarantors under their Subsidiary Guarantees will be guaranteed by the Company under and pursuant to the Company Guarantee.

  The Indenture will provide that, except as otherwise provided therein, the Company will, and will cause each future Subsidiary of the Company that becomes a Subsidiary Guarantor to, grant to the Trustee a valid and perfected first priority security interest in substantially all of its assets to the extent required by the Collateral Documents, enforceable against all third parties, and to execute and deliver all documents and to take all action necessary or desirable to perfect and protect such a security interest in favor of the Trustee.

  Upon the redesignation of any Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the Indenture, such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Subsidiary Guarantee, its Collateral Documents (if any) and the Indenture without any further action required on the part of the Trustee or any holder.

COLLATERAL SECURITY

  Except as provided below, the Notes will be secured by a first priority Lien on substantially all of the assets of the Company, and the Subsidiary Guarantees will be secured by a first priority Lien on substantially all of the assets of the Subsidiary Guarantors, subject in each case to Permitted Liens. Except as provided below, the Collateral will include, but not be limited to, (i) all of the Capital Stock of existing and future Restricted Subsidiaries held by the Company or a Subsidiary Guarantor, (ii) all intercompany loans made by the Company or a Subsidiary Guarantor to a Restricted Subsidiary (which shall include all proceeds from the Offering advanced by the Company to, or applied against obligations of, Restricted Subsidiaries), (iii) the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City and the Isle-Lake Charles, and all other real estate, vessels and related improvements and personal property held by the Company and the Subsidiary Guarantors, (iv) all material contracts, including management or similar agreements, construction agreements and agreements for the purchase of assets or Capital Stock, and (v) all dividends, distributions, interest and principal payments made with respect to, and proceeds from, the Collateral. Notwithstanding the foregoing, the Collateral will not include any Excluded Assets. "Excluded Assets" means the following: (i) Assets Held for Sale or Development, (ii) Non-Material Assets acquired after the Issue Date, (iii) existing equipment subject to financing and any newly acquired or leased assets financed with FF&E Financing permitted pursuant to clause (e) or (f) of the covenant described under "Limitation on Indebtedness," in each case which assets have been pledged as collateral security for the repayment of the financing and where the terms of such financing prohibit the pledge of such assets for the benefit of the holders of the Notes, and (iv) any agreements, permits, licenses or the like that cannot be subjected to a Lien without the consent of third parties, which consent cannot reasonably be obtained (which includes all gaming licenses of the Company and its Restricted Subsidiaries), provided that Excluded Assets will not include the proceeds of the assets under clause (iii) or (iv). Also, the Hotel Properties, or any portion thereof, will be released from the Collateral and become Excluded Assets from and after such time that the Company notifies the Trustee in writing of its intention, determined in the good faith judgment of the Board of Directors, to develop a Preferred Hotel Facility thereon or to contribute such Hotel Properties, or any portion thereof, to any business venture for the purpose of developing one or more Preferred Hotel Facilities. In addition, the Notes or Subsidiary Guarantees, as applicable, will be secured by a second priority Lien only (or a fourth priority Lien only in the case of clause (iii) below) on (i) existing equipment subject to financing and any newly acquired or leased assets financed with FF&E Financing permitted pursuant to clause (e) or
(f) of the covenant described under "Limitation on Indebtedness," in each case which assets have been pledged as collateral security for the repayment of the financing and where the terms of such financing do not prohibit the pledge of such assets for the benefit of the holders of the Notes, (ii) the Isle-Biloxi Hotel, (iii) the Grand Palais and (iv) Pompano Park.

  Although the Capital Stock, intercompany notes and other instruments included in the Collateral will be delivered to and held by the Trustee, unless and until an Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise any voting and consensual rights thereunder and receive and retain interest principal, dividend and other payments made with respect thereto. Unless and until an Event of Default shall have occurred and be continuing, the Company will have the right to remain in possession and retain exclusive control of all other Collateral, to freely operate such other Collateral and to collect, invest and dispose of any income thereon to the extent otherwise permitted by the Indenture.

  The Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries will be prohibited, except as permitted pursuant to the covenant described under "Limitation on Asset Sales and Events of Loss," and the provisions described under "Subsidiary Guarantors", "Restricted and Unrestricted Subsidiaries" and "Amendments and Waivers" from obtaining the release of any of the Collateral, or, except as permitted pursuant to the covenant described under "Limitation on Liens," from granting any additional Liens on or substituting Collateral without the consent of the holders of the Notes. The Company and its Restricted Subsidiaries will be required to deliver to the Trustee, at their expense, one or more insurance policies from title insurance companies (or reinsured by title insurance companies) of favorable national reputation with a claims paying ability rating of A- or better from S&P or A3 or better from Moody's, providing for title insurance for each fee or leasehold interest in the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City and the Isle-Lake Charles (and replacements thereof) pledged to secure the Notes or the Subsidiary Guarantee, naming the Trustee as an additional insured on behalf of the holders of the Notes. The coverage provided under such policies must aggregate at all times not less than the lesser of (i) the insurable value of such real property and (ii) the original principal amount of the Notes.

COLLATERAL ACCOUNTS

  NET CASH PROCEEDS FROM ASSET SALES AND EVENTS OF LOSS. In the event of any Asset Sale or Event of Loss, the Company or the relevant Restricted Subsidiary shall cause the Net Cash Proceeds derived or resulting from any Asset Sale or any Event of Loss to be deposited in a Collateral Account on or before the business day following the day on which such Net Cash Proceeds are received by the Company or such Restricted Subsidiary. Such Net Cash Proceeds shall be released from the Collateral Account to make a Permitted Related Investment and/or Excess Sale/Loss Proceeds Offer as permitted or required by the covenant described under "Limitation on Asset Sales and Events of Loss." In the event that the Company or the relevant Restricted Subsidiary engages in an Asset Sale with respect to Collateral which is permitted by the Indenture and the Collateral Documents (or the Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the Indenture), the Trustee shall execute and deliver such documents as requested by the Company to evidence the release of the Liens of the Collateral Documents executed by the Company or otherwise affecting the Company, such Restricted Subsidiary or Subsidiary Guarantor, as the case may be. Net Cash Proceeds (including any earnings thereon) may be released from the Collateral Account in order to, and in only such amount as is required to (a) pay the principal amount of the Notes tendered pursuant to an Excess Sale/Loss Proceeds Offer or, (b) make an Investment, or purchase assets or properties to be used, in a Permitted Line of Business, provided, that upon consummation of such Investment or purchase the Trustee shall have received a perfected first priority security interest in the property or assets acquired by the Company or any of its Subsidiaries in connection therewith.

  EXCESS LOUISIANA CASH ACCOUNT. In the event that as the result of an adverse vote by the residents of Bossier Parish, Louisiana or Calcasieu Parish, Louisiana on or about November 5, 1996 with respect to the conduct of riverboat gaming in either such parish the Isle-Bossier City or the Isle-Lake Charles must terminate their gaming operations (in their present locations) on or before the expiration of their current gaming licenses for such facilities, the Company or the relevant Restricted Subsidiary shall cause the Excess Louisiana Cash generated by the Isle-Bossier City and/or the Isle-Lake Charles, as applicable, to be deposited monthly commencing February 1, 1997 in a Collateral Account. Such Excess Louisiana Cash shall be released from the Collateral Account to purchase Notes tendered pursuant to an Excess Louisiana Cash Offer required by the covenant described under "Excess Louisiana Cash Repurchase Offers."

REDEMPTION AND REPURCHASE OFFERS

  OPTIONAL REDEMPTION. The Notes are redeemable, in whole or in part, at the
option of the Company, at any time on or after          , 2000 at the
redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed
during the 12-month period beginning on     of the years indicated below:

             YEAR                           PERCENTAGE
             ----                           ----------
             2000..........................        %
             2001..........................        %
             2002 and thereafter...........  100.00%

  EQUITY PROCEEDS REDEMPTION. In the event that the Company consummates a
Qualified Public Equity Offering on or before             , 1999, the Company
may redeem, at its option, up to $100 million in principal amount of the
outstanding Notes at a redemption price of    % of the principal amount of the
Notes so redeemed plus accrued and unpaid interest to the redemption date, provided that, after any such redemption, at least $200 million in principal amount of the Notes remains outstanding.

  CHANGE OF CONTROL REPURCHASE OFFER. In the event that a Change of Control shall occur, the Company is obligated to make an offer to purchase all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. There can be no assurance, however, that the Company will have sufficient funds to repurchase the Notes. If a Change of Control occurs, the Company is obligated to notify the holders of Notes in writing of such occurrence and to make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the date of the Change of Control, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date. Neither the Board of Directors nor the Trustee may waive or amend the Company's obligation to so offer to purchase all outstanding Notes in the event of a Change of Control without the holders of not less than a majority of the aggregate principal amount of the outstanding Notes consenting to such waiver or amendment. See "Amendments and Waivers."

  EXCESS LOUISIANA CASH REPURCHASE OFFERS. At such time as the aggregate amount of Excess Louisiana Cash equals $10 million, the Company will be obligated to make an offer to purchase (an "Excess Louisiana Cash Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Excess Louisiana Cash deposited in the Collateral Account less the accrued and unpaid interest on such Notes. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of repurchase. Each Excess Louisiana Cash Offer shall remain open for a period of at least 20 business days. To the extent an Excess Louisiana Cash Offer is not fully subscribed to by the holders of the Notes, the Company may withdraw the excess funds from the Collateral Account and retain the unutilized portion of the Excess Louisiana Cash relating to such Excess Louisiana Cash Offer.

  GAMING REDEMPTION. Notwithstanding any other provision hereof, if any Gaming Authority requires that a holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable gaming law and the holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority, or if such holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (i) to require such holder or beneficial owner to dispose of such holder's or beneficial owner's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to redeem the Notes of such holder or beneficial owner at the least of (a) the principal amount thereof, (b) the price at which such holder or beneficial owner acquired the Notes and (c) the Current Market Value of such Notes, together with, in either case, accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability, if any, by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner of Notes applying for a license, qualification or a finding of suitability is obligated to pay all costs of the licensure or investigation for such qualification or finding of suitability.

  SELECTION AND NOTICE. In the event that less than all of the Notes are to be redeemed or repurchased at any time, selection of Notes for redemption or repurchase will be made by the Trustee on a pro rata basis, by lot or by such other method, if any, as the Trustee shall deem fair and appropriate; provided that no Notes in a principal amount of $1,000 or less shall be redeemed or repurchased in part. Unless otherwise specified herein, notice of a redemption of or an offer to repurchase Notes shall be mailed by first class mail not less than 30 days nor more than 60 days before the redemption or purchase date to each holder of Notes at its registered address. If any

Note is to be redeemed or repurchased in part only, the notice of redemption or offer to repurchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new Note in a principal amount equal to the unredeemed or unpurchased portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption or purchase date, interest will cease to accrue on Notes or portions thereof redeemed or repurchased or called for redemption pursuant to the optional and mandatory redemption provisions and not forwarded for redemption.

  The Company will comply with Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended, in making any offer to repurchase Notes described above.

  Certain instruments, agreements or other documents evidencing, governing or otherwise relating to Indebtedness of the Company and its Subsidiaries may prohibit any such repurchases or redemptions unless such Indebtedness has been repaid in full and such instruments, agreements or other documents have been terminated. In addition, a Change of Control might constitute an event of default with respect to such Indebtedness permitting the holder (or an agent or other representative of such holder on its behalf) to accelerate the maturity thereof. In the event of a Change of Control, the Company will likely be required to refinance such Indebtedness and may need to incur additional Indebtedness in order to make payments for Notes to be redeemed or repurchased. There can be no assurance that the Company will be able to refinance such Indebtedness or to incur additional Indebtedness in order to make such payments.

RESTRICTED AND UNRESTRICTED SUBSIDIARIES

  The Indenture provides that, subject to the exceptions described below, from and after the Issue Date each of the Company's Subsidiaries in existence on the Issue Date and any Subsidiary 80% or more of the Capital Stock of which the Company, directly or indirectly, acquires or becomes the owner of after the Issue Date will be a Restricted Subsidiary unless the Company designates such Subsidiary to be an Unrestricted Subsidiary. Except as provided below, the Company may designate any existing or future Subsidiary of the Company as an Unrestricted Subsidiary, provided that (i) such Subsidiary does not own any Indebtedness or Capital Stock or own or hold any Lien on any asset or property of the Company or any other Restricted Subsidiary, (ii) either the Subsidiary to be so designated has total assets of $100,000 or less or immediately before and after giving pro forma effect to such designation, (a) the Company could incur $1.00 of Indebtedness pursuant to the covenant described under "Limitation on Indebtedness" (other than under clauses (a) through (i) thereof), (b) no Default or Event of Default shall have occurred and be continuing and (c) the Company could make, pursuant to the covenant described under "Limitation on Restricted Payments," the Restricted Payment arising from the designation as described in the next sentence and (iii) all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to the covenant described under "Limitation on Transactions with Affiliates." Notwithstanding the foregoing, the Company may not designate any existing or future Subsidiary that holds, owns or operates, directly or indirectly, any assets or function directly relating to or necessary for the conduct of casino gaming at the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City or the Isle-Lake Charles as an Unrestricted Subsidiary. Any Investment made by the Company or any Restricted Subsidiary in a Restricted Subsidiary which is redesignated an Unrestricted Subsidiary shall thereafter be considered as having been a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated an Unrestricted Subsidiary in the amount of the greater of (i) the sum of the Fair Market Value of such Subsidiary on such date as determined in accordance with GAAP and the amount of any obligation of such Subsidiary which the Company or any Restricted Subsidiary has guaranteed or for which it is in any other manner liable and (ii) the amount of the Investments made by the Company and any of its Restricted Subsidiaries in such Subsidiary. Any Subsidiary Guarantee entered into by a Restricted Subsidiary which is subsequently redesignated an Unrestricted Subsidiary shall be automatically released at such time as the Restricted Subsidiary becomes an Unrestricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Subsidiary (whether or not a Subsidiary on the Issue Date) 80% or more of the Capital Stock of which the Company, directly or indirectly, acquires or becomes the owner of after the Issue Date shall be classified as a Restricted Subsidiary thereof.

  An Unrestricted Subsidiary 80% or more of the Capital Stock of which is owned by the Company directly or indirectly may be redesignated a Restricted Subsidiary. The Company may not, and may not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise, but not including through the creation of a new Restricted Subsidiary) unless, immediately before and after giving pro forma effect to such action, transaction or series of transactions, (a) the Company could incur at least $1.00 of Indebtedness pursuant to the covenant described under "Limitation on Indebtedness" (other than under clauses (a) through (i) thereof), and (b) no Default or Event of Default shall have occurred and be continuing. In addition, no Person may become a Restricted Subsidiary (by any means) unless at least 80% of the Capital Stock of such Person is owned by the Company, directly or indirectly.

  The designation of an Unrestricted Subsidiary or the removal of such designation is required to be made by the Board of Directors of the Company, such designation to be evidenced by a Board Resolution stating that the Board of Directors has made such designation in accordance with the Indenture, and the Company is required to deliver to the Trustee such Board Resolution together with an Officers' Certificate certifying that the designation complies with the Indenture. Such designation will be effective as of the date specified in the applicable Board Resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

CERTAIN COVENANTS

  Set forth below are summaries of certain covenants contained in the Indenture.

  LIMITATION ON INDEBTEDNESS. The Indenture provides that the Company may not, and may not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist, guarantee or in any manner become liable for the payment of ("incur") any Indebtedness (including any Acquired Indebtedness) or any Disqualified Stock unless (i) such Indebtedness or Disqualified Stock is incurred by the Company or a Subsidiary Guarantor,
(ii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving pro forma effect to, such incurrence of Indebtedness or Disqualified Stock and (iii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company, after giving pro forma effect to such incurrence of such Indebtedness, would be at least 2.0 to 1 if the Incurrence Date is on or before July 31, 1998 or at least 2.25 to 1 if the Incurrence Date is after July 31, 1998, other than the following:

    (a) Indebtedness and Disqualified Stock issued to and held by the Company or a wholly owned Restricted Subsidiary of the Company, provided that (i) any subsequent issuance or transfer of any Capital Stock that results in any such wholly owned Restricted Subsidiary ceasing to be a wholly owned Restricted Subsidiary or (ii) any transfer of such Indebtedness to a Person other than the Company or a wholly owned Restricted Subsidiary of the Company, will be deemed to be the issuance of such Indebtedness or Disqualified Stock by the issuer thereof;

    (b) Indebtedness under the Notes, the Subsidiary Guarantees and the Indenture;

    (c) Indebtedness (i) outstanding on the Issue Date as set forth on
  Schedule 1.01 to the Indenture on the Issue Date and (ii) (without duplication of amounts included in clause (i)) which may be incurred under one or more revolving bank credit facilities in an aggregate principal amount not to exceed $15 million;

    (d) Non-Recourse Indebtedness incurred by a Subsidiary Guarantor in respect of Project Costs to develop, construct and open Preferred Hotel Facilities, provided that (i) the principal amount of such Non-Recourse Indebtedness (including any Refinancing Indebtedness with respect to such Non-Recourse Indebtedness) shall not exceed 100% of such Project Costs and
  (ii) the Consolidated Coverage Ratio of the Company, without giving pro forma effect to such incurrence of such Non-Recourse Indebtedness, would be at least 2.0 to 1;

    (e) FF&E Financing and Capitalized Lease Obligations, provided that the sum of the aggregate principal amount of FF&E Financing and Capitalized Lease Obligations does not exceed, in the aggregate at any time outstanding, the sum of (i) the principal amount of FF&E Financing and Capitalized Lease

  Obligations outstanding on the Issue Date plus (ii) $10 million plus (iii) the product of $7 million and the number of Casinos acquired or developed by the Company and its Restricted Subsidiaries after the Issue Date plus
  (iv) the product of $5 million and the number of Casino Hotels acquired or developed by the Company or its Restricted Subsidiaries after the Issue Date;

    (f) Indebtedness in respect of performance bonds, letters of credit, bankers' acceptances and surety and appeal bonds in the ordinary course of business, other than such Indebtedness outstanding on the Issue Date (or refinancings thereof permitted under clause (g) below), in an amount not to exceed $5 million in the aggregate; Interest Rate and Currency Protection Obligations entered into in connection with the incurrence of Indebtedness otherwise permitted under the Indenture; and Indebtedness arising under agreements providing for indemnification, adjustment of purchase price and similar obligations in connection with the disposition of property or assets in the ordinary course of business.

    (g) Indebtedness issued in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any Indebtedness permitted by clauses (a) through (f) above, provided that (i) if the principal amount of the Indebtedness so issued shall exceed the sum of the principal amount of the Indebtedness so exchanged or refinanced plus any prepayment premium and costs reasonably incurred to effect the exchange or refinancing, then either (x) such excess shall be permitted only to the extent that it is otherwise permitted to be incurred under this covenant or
  (y) in the case of Indebtedness permitted by clause (e) above, such excess shall be permitted if the principal amount of Indebtedness so issued does not exceed the lesser of (A) the original principal amount of the Indebtedness so exchanged or refinanced and (B) the fair value of the property that is the subject of such FF&E Financing or Capitalized Lease Obligations, as applicable; and (ii) the Indebtedness so issued (A) has a stated maturity not earlier than the stated maturity of the Indebtedness so exchanged or refinanced, (B) has an average life to stated maturity equal to or greater than the remaining average life to stated maturity of the Indebtedness so exchanged or refinanced, and (C) is subordinated to the Notes to at least the same extent as the Indebtedness so exchanged or refinanced;

    (h) Indebtedness incurred by a Subsidiary Guarantor in respect of Project Costs to make a Casino Improvement, provided such Indebtedness does not exceed $5 million in the aggregate;

    (i) Indebtedness, other than Indebtedness permitted by clauses (a) through (h) above, which does not exceed $15 million (less any Indebtedness incurred pursuant to this clause (i) retired with Net Cash Proceeds from any Asset Sale or Event of Loss) in the aggregate at any time outstanding; and

  LIMITATION ON LIENS. The Indenture provides that the Company may not, and may not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including, without limitation, any income or profits) now owned or acquired after the date of the Indenture by it, other than:

    (a) Liens existing on the Issue Date and set forth on Schedule 1.02 to the Indenture on the Issue Date;

    (b) Liens securing FF&E Financing or Capitalized Lease Obligations permitted pursuant to clause (e) of the covenant described under "Limitation on Indebtedness"; provided that (i) the amount of such Indebtedness incurred in any individual case secured by such a Lien, at the time such Indebtedness is incurred, does not exceed the lesser of (A) the cost and (B) the Fair Market Value of the property or assets acquired in connection with such FF&E Financing or Capitalized Lease Obligation, (ii) the Indebtedness secured by such Lien shall have otherwise been permitted to be incurred under the Indenture, (iii) such Lien shall attach to such property or assets upon their acquisition; and (iv) such Lien (other than a Permitted Vessel Lien) shall not encumber or attach to any other assets or property of the Company or any of its other Restricted Subsidiaries;

    (c) Liens securing Non-Recourse Indebtedness incurred by a Subsidiary Guarantor in respect of Project Costs to develop, construct and open Preferred Hotel Facilities pursuant to clause (d) of the covenant described under "Limitation on Indebtedness"; provided that (i) such Lien shall attach to such Preferred Hotel Facilities upon construction or acquisition of such property or assets and (ii) such Lien shall not encumber or attach to any other assets or property of the Company or any of its other Restricted Subsidiaries other than Permitted Shared Common Facilities;

    (d) Liens securing Indebtedness incurred pursuant to clause (i) of the covenant described under "Limitation on Indebtedness"; provided that any such Lien shall not encumber or attach to any assets or property owned by the Company or any of its Restricted Subsidiaries as of the Issue Date;

    (e) Liens that encumber or attach to any of the Excluded Assets but do not encumber or attach to any other assets or property of the Company or any of its Restricted Subsidiaries;

    (f) the replacement, extension or renewal of any Lien permitted by clauses (a) through (e) upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount (other than to pay any prepayment premium and costs reasonably incurred to effect the replacement, extension or renewal or, in the case of a Lien securing Indebtedness incurred pursuant to clause (e) of the covenant described under "Limitation on Indebtedness," as permitted by clause (g) of such covenant) or change in any direct or contingent obligor) of the Indebtedness secured thereby; and

    (g) Permitted Liens.

  LIMITATION ON RESTRICTED PAYMENTS. The Indenture provides that the Company may not make, directly or indirectly, and may not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment, unless:

    (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving pro forma effect to such Restricted Payment;

    (b) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the covenant described under "Limitation on Indebtedness" (other than under clauses (a) through (i) thereof); and

    (c) the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (i) 50% of Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued during the period (treated as one accounting period) beginning on the first day of the first full fiscal quarter commencing on or after August 1, 1996 and ending on the last day of the Company's last fiscal quarter ending before the date of such proposed Restricted Payment plus (ii) an amount equal to the aggregate Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of its Capital Stock (excluding Disqualified Stock, but including Capital Stock issued upon conversion of convertible Indebtedness and from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock) of the Company) (A) in the Goldstein Family Equity Purchase or (B) otherwise on or after the Issue Date;

provided that, if no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Restricted Payment, the foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of its declaration if, at the date of declaration, such payment would be permitted by such provisions, (ii) the redemption or repurchase of any Capital Stock or Indebtedness of the Company, including the Notes, if required by any Gaming Authority or if determined, in the good faith judgment of the Board of Directors, to be necessary to prevent the loss or to secure the grant or reinstatement of any gaming license or other right to conduct lawful gaming operations, (iii) the repurchase of Capital Stock from directors, officers and employees (or their respective estates or beneficiaries) upon death, disability, retirement or termination of employment up to an amount not to exceed an aggregate of $1 million in any fiscal year of the Company and (iv) Permitted Investments. The full amount of any Restricted Payment made pursuant to the foregoing clause (i) or clause
(ii) of the definition of Permitted Investments, however, will be included in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (c) above.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture provides that the Company may not, directly or indirectly, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any Restricted

Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary except, in each case, for
(i) restrictions imposed by the Notes, the Indenture the Subsidiary Guarantees and the Collateral Documents, (ii) customary non-assignment provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (iii) restrictions imposed by applicable gaming laws or any applicable Gaming Authority, (iv) restrictions under any agreement relating to any property, assets, or business acquired by the Company or its Restricted Subsidiary, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired or to any property, assets or business other than the property, assets and business of the Person acquired, (v) any such contractual encumbrance in existence as of the Issue Date or imposed by or in connection with the incurrence of any Permitted FF&E Financing, Capitalized Lease Obligations or Non-Recourse Indebtedness permitted pursuant to clause (e) of the covenant described under "Limitation on Indebtedness," provided such encumbrance does not have the effect of restricting the payment of dividends to the Company or any Restricted Subsidiary or the payment of Indebtedness owed to the Company or any Restricted Subsidiary or reducing the amount of any such dividends or payments, (vi) any restrictions with respect to Capital Stock or assets, respectively, of a Restricted Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary and (vii) replacements of restrictions imposed pursuant to clauses (i) through (vi) that are no more restrictive than those being replaced.

  LIMITATION ON ASSET SALES AND EVENTS OF LOSS. The Indenture provides that the Company may not, directly or indirectly, and may not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless (a) at the time of such Asset Sale the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of, (b) the proceeds therefrom consist of at least 75% cash or Cash Equivalents and (c) no Default or Event of Default shall have occurred and be continuing at the time of or after giving pro forma effect to such Asset Sale.

  The Indenture provides that the Company and its Restricted Subsidiaries may, on or before the 180th day after the date on which the Company or such Restricted Subsidiary consummates an Asset Sale or suffers an Event of Loss, apply the Net Cash Proceeds therefrom to make a Permitted Related Investment (or enter into a binding agreement to make a Permitted Related Investment). The amount of such Net Cash Proceeds not applied to make a Permitted Related Investment within such 180-day period will constitute "Excess Sale/Loss Proceeds." The Indenture provides that, when the aggregate amount of Excess Sale/Loss Proceeds equals $10 million, the Company is obligated to make an offer to purchase (a "Excess Sale/Loss Proceeds Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Excess Sale/Loss Proceeds, less the accrued and unpaid interest on such Notes. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of repurchase. Each Excess Sale/Loss Proceeds Offer shall remain open for a period of at least 20 business days. To the extent an Excess Sale/Loss Proceeds Offer is not fully subscribed to by the holders of the Notes, the Company may withdraw the excess funds from the Collateral Account and retain such unutilized portion of the Excess Sale/Loss Proceeds.

  LIMITATION ON DISPOSITION OF STOCK OF RESTRICTED SUBSIDIARIES. The Indenture provides that the Company and its wholly owned Restricted Subsidiaries shall at all times maintain ownership of not less than 80% of the Capital Stock of each Restricted Subsidiary of the Company except any Restricted Subsidiary that shall be disposed of in its entirety or consolidated or merged with or into the Company or another Restricted Subsidiary, in each case in accordance with the provisions described under the covenants described under "Consolidation, Merger, Conveyance, Transfer or Lease" below and "Limitation on Asset Sales and Events of Loss" above. No Restricted Subsidiary shall issue any preferred stock or other Capital Stock having a preference as to dividends, upon liquidation or otherwise over the Capital Stock of such Restricted Subsidiary owned, directly or indirectly, by the Company.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture provides that the Company may not, and the Company may not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction or series of transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange, lease or use of assets, property or services) or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of any of their respective Affiliates, including, without limitation, any Unrestricted Subsidiary, but not the Company or another Restricted Subsidiary, (each an "Affiliate Transaction"), except (a) such transactions that are set forth in writing and are entered into in good faith and on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Restricted Subsidiary or, if in the reasonable opinion of a majority of the Independent directors of the Company, such standard is inapplicable to the subject Affiliate Transaction, then that such Affiliate Transaction is fair to the Company or the Restricted Subsidiary, as the case may be (or to the stockholders as a group in the case of a pro rata dividend or other distribution to stockholders permitted under "Limitation on Restricted Payments"), from a financial point of view, (b) such transactions that are existing on the Issue Date and disclosed in this Prospectus and (c) reasonable and customary compensation and indemnification of directors, officers and employees. In addition, the Company and its Restricted Subsidiaries may not enter into any Affiliate Transaction (or series of related Affiliate Transactions that are similar or part of a common plan) under clause (a) above involving aggregate payments or other Fair Market Value (i) in excess of $500,000 unless, prior to the consummation thereof, the Company has delivered to the Trustee an Officers' Certificate describing such Affiliate Transaction and certifying that it complies with clause (a) above and (ii) in excess of $2.5 million unless, prior to the consummation thereof, the transaction is approved by the Board of Directors of the Company, including a majority of the Independent directors, such approval to be evidenced by a Board Resolution, delivered to the Trustee with the Officers' Certificate required under clause (i), stating that such Board of Directors has determined that such Affiliate Transaction complies with clause (a) above.

  CHANGE IN NATURE OF BUSINESS. The Indenture provides that the Company may not, and may not permit any of its Restricted Subsidiaries to, own, manage or conduct any operation other than a Permitted Line of Business.

  MAINTENANCE OF INSURANCE. The Indenture provides that, from and at all times after the Issue Date, the Company and its Subsidiaries are required to have in effect customary insurance for general liabilities, casualty and property damage, and other risks, including business interruption coverage where available on commercially reasonable terms, on terms and in amounts as are customarily carried by similar businesses conducting gaming in the jurisdictions of the gaming operations of the Company and its Subsidiaries and reasonably sufficient to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries taken as a whole. All insurance will name the Trustee as additional insured or loss payee, as applicable. All such insurance shall be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by a reputable insurance broker.

  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE. Neither the Company nor any Restricted Subsidiary may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions, except that:

    (a) the Company may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions if (i) the Company is the continuing Person or the resulting, surviving or transferee Person (the "surviving entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia,
  (ii) the surviving entity expressly assumes, by a supplemental indenture (or similar instrument) executed and delivered to the Trustee (or Collateral Agent), in form and substance reasonably satisfactory to the Trustee (or Collateral Agent), all of the obligations of the Company under the Notes, the Indenture and the Collateral Documents, (iii) immediately before and immediately after giving pro forma effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing, (iv) the Company or the surviving entity (if the transaction or series of transactions involves the Company), immediately before and after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction or series of transactions), has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions, (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the surviving entity (if the transaction or series of transactions involves the Company) could incur at least $1.00 of Indebtedness pursuant to the covenant described under "Limitation on Indebtedness" (other than under clauses (a) through (i) thereof), (vi) the Company or the surviving entity has delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this covenant and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been satisfied; (vii) such transaction will not result in the loss of any gaming or other license necessary for the continued operation of any Restricted Subsidiary as conducted immediately prior to such consolidation, merger, conveyance, transfer or lease and
  (viii) if any property of the Company or any Restricted Subsidiary would thereupon become subject to any Lien, the covenant described under "Limitation on Liens" is complied with; and

    (b) a Restricted Subsidiary may consolidate with or merge into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to the Company or to any Restricted Subsidiary of the Company if (i) the surviving entity is the Company or a Restricted Subsidiary of the Company, (ii) the surviving entity expressly assumes, by a supplemental indenture (or similar instrument) executed and delivered to the Trustee (or Collateral Agent), in form and substance reasonably satisfactory to the Trustee (or Collateral Agent), all of the obligations of such Restricted Subsidiary under the Notes, the Subsidiary Guarantees (if applicable), the Indenture and the Collateral Documents, and (iii) such transaction will not result in the loss of any gaming or other license necessary for the continued operation of any Restricted Subsidiary as conducted immediately prior to such sale, assignment, conveyance, transfer or lease.

  REPORTS TO HOLDERS OF NOTES. The Indenture provides that, whether or not the Company is subject to the periodic reporting requirements under the Exchange Act, it shall file reports with the Securities and Exchange Commission as if it were subject to such periodic reporting requirements and shall furnish copies of such reports to the Trustee and the holders of the Notes when filed. In addition, the Company is required to furnish to the Trustee for the benefit of the holders of Notes quarterly financial statements. Such financial statements are required to be in the same form and concern the same matters as the Company's financial statements filed with the Commission, if any, but are required to be on a consolidated basis for the Company and its Restricted Subsidiaries only. Such financial statements are required to be made available to the holders of Notes upon their request. Such financial information may be included as supplemental information with the Company's consolidated financial statements.

EVENTS OF DEFAULT AND REMEDIES

  EVENTS OF DEFAULT. The following are Events of Default under the Indenture:

    (a) a default in the payment of any interest on the Notes when it becomes due and payable and the continuance of any such default for a period of 30 days; or

    (b) a default in the payment of the principal of or premium, if any, on the Notes when due at maturity, upon acceleration, optional redemption, required repurchase or otherwise; or

    (c) the default by the Company or any Subsidiary Guarantor in the performance, or breach, of any term, covenant or agreement in the Indenture (other than defaults specified in clause (a) or (b) above or clause (d) below), and the continuance of such default or breach for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; or

    (d) the default by the Company or any Subsidiary Guarantor in the performance, or breach, of the covenant described under "Consolidation, Merger, Conveyance, Transfer or Lease"; the failure of the Company to make or consummate an Excess Sale/Loss Proceeds Offer in accordance with the covenant described under "Limitation on Asset Sales and Events of Loss"; the failure of the Company to make or consummate an Excess Louisiana Cash Repurchase Offer in accordance with the provisions under "Excess Louisiana Cash Repurchase Offers"; or the failure of the Company to make or consummate a Change of Control Offer in accordance with the provisions described under "Change of Control Repurchase Offer"; or

    (e) the failure by the Company or any Restricted Subsidiary to make any payment when due which extends beyond any stated period of grace applicable thereto with respect to any other Indebtedness, other than Non-Recourse Indebtedness, in an aggregate principal amount of $7.5 million or more, or the acceleration of the maturity of other Indebtedness, other than Non-Recourse Indebtedness, in an aggregate principal amount of $7.5 million or more for any other reason; or

    (f) one or more judgments, orders or decrees for the payment of money not covered by insurance in excess of $7.5 million, either individually or in an aggregate amount, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and not discharged, and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

    (g) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Restricted Subsidiaries shall have occurred; or

    (h) the revocation, termination, suspension or cessation to be effective of any gaming license or other right to conduct lawful gaming operations at any Casino in any jurisdiction of the Company or any Subsidiary which shall continue for more than 90 consecutive days (other than (i) as a result of an adverse vote on or about November 5, 1996 with respect to the conduct of riverboat gaming in Bossier Parish, Louisiana or Calcasieu Parish, Louisiana or (ii) the voluntary relinquishment of any such gaming license or right if, in the reasonable opinion of the Company (as evidenced by an Officers' Certificate) such relinquishment (a) is in the best interest of the Company and its Subsidiaries, taken as a whole, (b) does not adversely affect the holders of the Notes in any material respect and (c) is not reasonably expected to have, nor are the reasons therefor reasonably expected to have, any material adverse effect on the Company's relationship with any Gaming Authority in Missippippi or Louisiana, or the effectiveness of any gaming license or similar right, or any right to renewal thereof, or on the prospective receipt of any such license or right, in each case, in Mississippi or Louisiana); or

    (i) any of (i) a default or material breach by the Company or any Restricted Subsidiary of its obligations under any Subsidiary Guarantee or the Collateral Documents which continues for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes, (ii) the repudiation by the Company or any Restricted Subsidiary of its obligations under the Subsidiary Guarantees or the Collateral Documents or (iii) a judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of the payment obligations under the Subsidiary Guarantee or any of the Collateral Documents, subject to a 10-day grace period in the case of any Collateral Document.

  ACCELERATION. If an Event of Default (other than an Event of Default specified in clause (g) above) occurs, then the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in aggregate principal amount of the outstanding Notes is obligated to, declare the principal of and accrued interest on all the Notes to be due and payable immediately. Upon any such declaration, such amounts are due and payable immediately. If an Event of Default specified in clause (g) occurs, then the principal of and accrued interest on all the Notes ipso facto becomes and is immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

  After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of principal of and accrued interest on the Notes that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding Notes also have the right to waive past defaults under the Indenture except a default in the payment of the principal of or interest on any Note, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all holders.

  In the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

  No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the Trustee has not within such 15-day period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or accrued interest on, such Note on or after the Stated Maturity.

REMEDIES WITH RESPECT TO COLLATERAL

  IN GENERAL. Specific rights and remedies of the Trustee under the Collateral Documents ultimately include the right of the Trustee or another, appropriate Person under federal or state law to sell the Collateral and to apply the net proceeds to the Indebtedness evidenced by the Notes in accordance with the terms of the Indenture and the Collateral Documents. The Collateral Documents will generally provide for the application of the internal laws of the States in which the Collateral is located or federal Admiralty law while the Indenture and the Notes will provide for the application of the internal laws of the State of New York. However, there is no certainty regarding which State's law would be applied by any court with respect to the enforcement of remedies under the Notes, the Indenture or the Collateral Documents.

  GAMING LAW RESTRICTIONS. Due to restrictions on the ability to engage in gaming activities in gaming jurisdictions, the Trustee may incur delays or possibly frustration in its effort to sell all or a portion of the Collateral. Operators of gaming facilities are required to be licensed by state authorities and may be required by such authorities to file applications, to be investigated and be found suitable as owners or landlords of a gaming establishment. All the foregoing may effectively limit the number of potential bidders and may delay such sales, either of which could adversely affect the sale price of the Collateral. Moreover, the gaming industry could become subject to different or additional regulations during the term of the Notes, which could further adversely affect the practical rights and remedies that the Trustee would have upon the occurrence of an Event of Default.

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

  OTHER GENERAL RESTRICTIONS. In addition to being subject to gaming law restrictions, the Trustee's ability to foreclose upon and sell assets of the Company's gaming establishments, stock of Restricted Subsidiaries, any loans from the Company to its Restricted Subsidiaries, or other Collateral will be subject to the procedural and other restrictions of the relevant state's real estate law or Uniform Commercial Code or, in the case of gaming vessels, the Federal Ship Mortgage Act. Further, certain limitations exist under the Merchant Marine Act of 1936 on the ability of non-U.S. citizens to realize upon collateral consisting of vessels documented under the laws of the United States. In addition, the Collateral includes stock of Restricted Subsidiaries that is not publicly traded and may only be sold in compliance with applicable Federal and state securities laws. This may effectively limit the number of potential bidders for such stock or other Collateral and may delay such sales, either of which could adversely affect the sale price of such Collateral. In addition, certain direct or indirect leasehold interests, contracts and other assets may not be sold without the consent of certain third parties.

  With regard to proceeding against any Subsidiary Guarantor and its assets, the Trustee may either foreclose upon any intercompany loans outstanding to such Subsidiary Guarantor or proceed under the Subsidiary Guarantee. If the Trustee chooses to foreclose upon intercompany loans, the necessity of first foreclosing on the pledge of such loans might result in delay and increase the risk that a petition for relief under bankruptcy or insolvency law could be filed by or against any one or more of the Company and the Subsidiary Guarantors. If, on the other hand, the Trustee chose to proceed by demand and foreclosure under the Subsidiary Guarantee, its ability to realize upon the Collateral could be limited by the invocation of state-law suretyship defenses and fraudulent transfer law.

  BANKRUPTCY. The ability to take possession and dispose of the Collateral directly or indirectly securing the Notes upon acceleration is also likely to be significantly impaired or delayed by applicable bankruptcy laws if a bankruptcy case were to be commenced by or against the Company or the subsidiary owning the collateral. Under applicable bankruptcy laws, the trustee and the holders would be prohibited from taking possession or disposing of the collateral absent bankruptcy court approval. Moreover, the Company or Subsidiary would be permitted to retain and use the collateral as long as the trustee and the holders are being provided "adequate protection" in the form of periodic cash payments or substitute liens or in some other form approved by the court in its discretion. While this requirement is generally intended to protect the value of the security, it cannot be predicted what form of "adequate protection" might be approved by the court in the particular case. The court has broad discretionary powers in all these matters, including the valuation of the collateral. In addition, since the collateral generally does not include cash and cash equivalents derived from gaming and food and beverage operations, the holders of the Notes would not have any consent rights with respect to the use of those funds by the Company or subsidiary during the pendency of the proceedings. In view of these considerations, it is not possible to predict for how long payments on the Notes would be delayed following the filing of a bankruptcy case, whether or when the trustee could take possession of or sell the collateral or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the collateral.

  JUDICIAL FORECLOSURE. Pursuant to the terms of the Collateral Documents, the Trustee would also have the right to initiate a judicial foreclosure against all or any portion of the Collateral. In such event, the Trustee would be required to file a suit in the appropriate local court. If the court found in favor of the Trustee, a judgment of foreclosure and order of sale would be entered, and the court would order the sale of the affected Collateral.

  INTERCREDITOR AGREEMENTS. The Company and the Restricted Subsidiaries in certain circumstances have the right to incur pari passu Indebtedness that would be secured by Liens ranking senior to, or equally in priority with the Liens securing the Notes. The relative rights of the holders of the Notes and the holders of such pari passu Indebtedness would be governed by the terms of an intercreditor agreement the principal provisions of which are attached to the Indenture. Generally, but subject to certain limitations set forth in such intercreditor agreement, the holders of not less than a majority of the aggregate principal amount of the then outstanding pari passu Indebtedness (including the Notes) will be able to direct the actions of the Trustee with respect to acceleration of the Notes, foreclosure and the exercise of other rights and remedies. All proceeds of any enforcement action would be shared pro rata with the holders of such other pari passu Indebtedness.

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

FURTHER ASSURANCES

  The Indenture will provide that the Company will (and will cause each of its Restricted Subsidiaries to) execute, acknowledge, deliver, record, re-record, file re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as reasonably may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or the Company under the Collateral documents or under any other instrument executed in connection therewith.

DEFEASANCE

  The Company may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain agencies in respect of Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, including all of those described under "Certain Covenants," and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes issued under the Indenture ("covenant defeasance"). In order to exercise either defeasance or covenant defeasance, the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, money or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium, if any, and interest on the Notes to redemption or maturity, together with all other sums payable by it under the Indenture, and comply with certain other conditions, including the delivery of an opinion as to certain tax matters. Defeasance of the Notes will result in the termination of the obligations of the Subsidiary Guarantors under their respective Subsidiary Guarantees and of the Company under the Company Guarantee.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for this purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit, (ii) the Company has paid all sums payable by it under the Indenture and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENTS AND WAIVERS

  From time to time the Company, when authorized by resolutions of its Board of Directors, and the Trustee may, without the consent of the holders of the Notes, amend, waive or supplement the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies and making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture, the Notes the Subsidiary Guarantees or the Collateral Documents may be made by the Company and the Trustee (or Collateral Agent) with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby (a) reduce the principal amount outstanding of, change the stated maturity of, or alter the redemption provisions of, the Notes, (b) change the currency in which any Notes or any premium or the accrued interest thereon is payable, (c) reduce the percentage in principal amount outstanding of Notes whose holders must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or Subsidiary Guarantees, (e) modify the ability to waive defaults or specified covenants, except to increase the percentage of Notes required to effect a waiver, (f) reduce the rate or change the time for payment of interest on the Notes, (g) subordinate the Notes or the Guarantees to any other Indebtedness; (h) modify the terms of or release any of the Subsidiary Guarantees, except as provided under "Subsidiary Guarantees" and "Restricted and Unrestricted Subsidiaries," unless in each case the holders of the particular Notes to be affected consent with respect thereto, or (i) modify the priority or scope of the Lien created by the Collateral Documents; provided, however, that any such modification arising in connection with a Permitted Shared Common Facilities Agreement may be effected with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes.

REGARDING THE TRUSTEE

  Fleet National Bank will serve as Trustee under the Indenture.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Accounts Pledge Agreement" means the Accounts Pledge Agreement, dated the date of the Indenture, between the Company and the Collateral Agent, securing the Secured Obligations and substantially in the form attached to the Indenture as Exhibit C, as may be amended from time to time as permitted by the Indenture.

  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or that is assumed in connection with an Asset Acquisition by such Person, but not Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

  "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person and with respect to any natural Person, any other immediate family member of such natural Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that, in any event, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

  "Airplane" means the King Air 200 airplane owned by the Company on the Issue Date.

  "Asset Acquisition" means (a) any capital contribution (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock or other similar ownership or profit interest, by the Company or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (b) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

  "Assets Held for Sale or Development" means (i) the FFC Preferred Stock,
(ii) the Airplane, (iii) the Real Estate Options, (iv) the Cripple Creek Land and (v) the Discontinued Assets.

  "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (other than an operating lease) relating to assets, the fair market value of which, determined in the good faith judgment of the Board of Directors, does not exceed $2 million, assignment, issuance or other disposition (including, without limitation, by means of a sale-leaseback transaction) by the Company or any Restricted Subsidiary to any Person (other than the Company or a wholly owned Restricted Subsidiary), in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary or other similar equity interest or (b) any other property or asset of the Company or any Restricted Subsidiary (other than (s) Assets Held for Sale or Development,
(t) any Non-Material Assets acquired after the Issue Date, (u) any Hotel Properties, (v) current assets, as defined in accordance with GAAP, in the ordinary course of business, (w) damaged, worn out or other obsolete property in the ordinary course of business if no longer necessary for the proper conduct of such business, (x) property no longer used or useful in the ordinary course of business or property replaced with similar property of similar utility in the ordinary course of business, (y) each other disposition (or series of related dispositions) that results in Net Cash Proceeds of less than or equal to $1 million and (z) an Investment permitted under the covenant described under "Certain Covenants--Limitation on Restricted Payments" or a disposition made in accordance with the covenant described under "Certain Covenants--Consolidation, Merger, Conveyance, Transfer or Lease").

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors of the Company, or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Capital Stock" means, with respect to any Person, any and all shares, interests (including partnership and other equity interests), participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date of determination shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

  "Cash Equivalents" means any of the following, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens and having a maturity of not greater than 270 days from the date of acquisition
(a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) insured certificates of deposit or acceptances of any commercial bank that is a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below and that has combined capital and surplus and undivided profits of not less than $500 million, (c) commercial paper issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or the then equivalent grade) by Standard & Poor's Corporation or at least Prime-1 (or the then equivalent grade) by Moody's Investors Service, Inc., and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency or other instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), provided that the terms of such repurchase and reverse repurchase agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

  "Casino" means a gaming establishment owned, directly or indirectly, by the Company and any building, restaurant, theater, amusement park or other entertainment facility, parking or recreational vehicle facilities, retail shops, land, equipment and other property or asset directly ancillary thereto and used or to be used in connection therewith, other than a Casino Hotel.

  "Casino Hotel" means any hotel or similar hospitality facility, including, without limitation, a recreational vehicle park or marina serving a Casino, owned, directly or indirectly, by the Company.

  "Casino Improvement" means any capital addition, improvement, extension or repair to the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City or the Isle-Lake Charles.

  "Change of Control" means after the Issue Date, an event or series of events by which:

    (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) (other than the Permitted Equity Holders) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing the greater of (a) that percentage of the combined voting power of the Company's outstanding Voting Stock held by Permitted Equity Holders (including shares as to which the Company or a Permitted Equity Holder holds an effective proxy to vote) or (b) 35% or more of the combined voting power of the Company's outstanding Voting Stock, but excluding in each case from the percentage of voting power held by any group, the voting power of shares owned by the Permitted Equity Holders who are deemed to be members of the group provided that such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group, and at such time the Permitted Equity Holders together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of voting power of such Voting Stock as the percentage "beneficially owned" by such person or group;

    (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

    (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of the Company is (a) changed only to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (b) is exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under the covenant "Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment) and no person or group, other than Permitted Equity Holders (including any Permitted Equity Holders who are part of a group where such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such group), owns immediately after such transaction, directly or indirectly, more than 35% of the combined voting power of the outstanding Voting Stock of the surviving corporation; or

    (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger, Conveyance, Transfer or Lease."

  "Collateral" means any assets of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries defined as Collateral in any of the Collateral Documents.

  "Collateral Agent" means Fleet National Bank, as collateral agent for itself and the holders under any of the Collateral Documents, or any successor collateral agent.

  "Collateral Account" means one or more deposit accounts in the name of the Company or a Subsidiary Guarantor, but under the sole dominion and control of the Collateral Agent, in which the Company or a Subsidiary Guarantor shall deposit or shall cause to be deposited Net Cash Proceeds from an Asset Sale or Event of Loss or Excess Louisiana Cash.

  "Collateral Documents" means, collectively, the Accounts Pledge Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Mortgages, the Ship Mortgages, the Environmental Indemnity Agreement and any other security document entered into by the Company or any Subsidiary Guarantor to secure the Secured Obligations, in each case as amended from time to time as permitted by the Indenture.

  "Company Guarantee" means the guarantee of the Company with respect to the obligations of Restricted Subsidiaries under their respective Subsidiary Guarantees.

  "Company Pledge Agreement" means the Company Pledge Agreement, dated as of the date of the Indenture, between the Company and the Collateral Agent, securing the Secured Obligations of the Company and substantially in the form attached to the Indenture as Exhibit D, as amended from time to time as permitted by the Indenture.

  "Company Security Agreement" means the Company Security Agreement, dated as of the date of the Indenture, between the Company and the Trustee, securing the Company's obligations under the Note Documents and substantially in the form attached to the Indenture as Exhibit F, as amended from time to time as permitted by the Indenture.

  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

  "Consolidated Cash Flow" means, for any period, the sum of (a) the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus (b) the sum of the following items (to the extent deducted in determining Consolidated Net Income and without duplication): (i) all Consolidated Interest Expense, (ii) Consolidated Non-cash Charges, (iii) Consolidated Income Tax Expense, and (iv) any pre-opening expenses.

  "Consolidated Coverage Ratio" means the ratio of (a) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the period (the "Reference Period") including the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Coverage Ratio (the "Transaction Date") to (b) the Consolidated Interest Expense for such Reference Period (based upon the pro forma amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Transaction Date and after giving effect to the transaction in question, unless otherwise provided in the Indenture). For purposes of this definition, if the Transaction Date occurs before the date on which the Company's consolidated financial statements for the four full fiscal quarters after the Issue Date are first available, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated, in the case of the Company and its Restricted Subsidiaries, after giving effect on a pro forma basis as if the Notes outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to
(i) the incurrence or retirement of any Indebtedness of the Company and its Restricted Subsidiaries at any time during the Reference Period, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (unless otherwise provided in the Indenture), as if such Indebtedness were incurred or retired on the first day of the Reference Period; provided that if the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sale, Event of Loss or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Restricted Subsidiaries (including any Person who becomes a Subsidiary as result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Acquisition, as if such Asset Sale, Event of Loss or Asset Acquisition and/or retirement occurred on the first day of the Reference Period, but giving effect to any adjustments set forth in the definition of "Consolidated Net Income." Furthermore, in calculating Consolidated Interest Expenses for purposes of this "Consolidated Coverage Ratio," interest on Indebtedness determined on a fluctuating basis shall be deemed to accrue at the rate in effect on the Transaction Date for such entire period.

  "Consolidated Income Tax Expense" means, as applied to any Person for any period, federal, state, local and foreign income taxes (including franchise taxes imposed in lieu of or as additional income tax) of such Person and its Restricted Subsidiaries for such period, determined in accordance with GAAP; provided, that for purposes hereof, "income taxes" shall specifically exclude any taxes paid to or imposed by a Gaming Authority.

  "Consolidated Interest Expense" means as applied to any Person for any period the sum of the following items (without duplication) (i) the aggregate amount of interest recognized by such Person and its Restricted Subsidiaries in respect of their Consolidated Indebtedness (including all interest capitalized by such Person and its Restricted Subsidiaries during such period and all commissions, discounts and other similar fees and charges owed by such Person or any of its Restricted Subsidiaries for letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate and Currency Protection Obligations of such Person and its Restricted Subsidiaries, but excluding amortization of deferred financing cost and debt discount or premium, (ii) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by such Person and its Restricted Subsidiaries, (iii) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such guaranteed Indebtedness,
(iv) the interest portion of any deferred payment obligation, (v) an amount equal to 1/3 of the base rental expense (i.e., not any rent expense paid as a percentage of revenues) attributable to such Person and its Restricted Subsidiaries and (vi) the amount of dividends payable by such Person and its Restricted Subsidiaries in respect of Disqualified Stock (other than such dividends payable to such Restricted Subsidiaries).

  "Consolidated Net Income" means, for any period, the aggregate of the consolidated Net Income (or net loss) of the Company and its Restricted Subsidiaries (determined in accordance with GAAP), less (to the extent included in such consolidated Net Income) (a) the Net Income (or net loss) of any Person (the "other Person") (i) other than a Restricted Subsidiary or (ii) in which the Company or any of its Restricted Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income (or net loss) of such other Person to be consolidated into the Net Income (or net loss) of the Company and its Restricted Subsidiaries in accordance with GAAP), except in each such case such Net Income shall be included to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock or other interest owned actually paid (out of funds legally available therefor) to and received by the Company or its Restricted Subsidiaries, (b) items (other than the tax benefit of the utilization of net operating loss carry forwards or alternative minimum tax credits) classified as extraordinary, (c) except to the extent includable in clause (a) above, the Net Income (or loss) of any other Person (other than SCGC, LRGP and LRGH, the Net Income of which will be included for the entire period for which Consolidated Net Income is being determined) accrued or attributable to any period before the date on which it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or such other Person's property or Capital Stock (or a portion thereof) is acquired by the Company or any of its Restricted Subsidiaries and (d) the Net Income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided, however, at any such time, Consolidated Net Income does not include the amount attributable to the one-time charge incurred by the Company in its third quarter of fiscal 1996.

  "Consolidated Net Worth" means, at any date of determination, the sum of (i) the consolidated equity of the common stockholders of such Person and its Restricted Subsidiaries on such date plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect to the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person, (y) all investments in Persons that are not Restricted Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

  "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

  "Cripple Creek Land" means the real estate owned or leased by the Company in Cripple Creek, Colorado.

  "Current Market Value" means, with reference to the Notes, on any date the arithmetic mean of the Quoted Price of the Notes for the 20 consecutive trading days commencing 30 days before such date.

  "Default" means any Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

  "Discontinued Assets" means the following assets held for sale by the Company as of the Issue Date: (i) the Emerald Lady riverboat and the Diamond Lady riverboat, (ii) the Lucky Seven barge and two other barges (vessel numbers 524872 and 511360), (iii) the Illinois Merchant tug boat, the Honey Bear tug boat and the E.F. Barber tug boat and (iv) gaming equipment held for sale.

  "Disqualified Stock" means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or before the Maturity Date of the Notes.

  "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement, dated as of the date of the Indenture, among the Company, the Subsidiary Guarantors and the Collateral Agent, substantially in the form attached to the Indenture as Exhibit K.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal) that has a Fair Market Value of $2 million or more, any of the following (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain or navigational servitude or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.

  "Excess Louisiana Cash" means the sum of (a) Isle-Bossier City Cash Flow, in the event of an adverse vote on or about November 5, 1996 with respect to the conduct of riverboat gaming in Bossier Parish, Louisiana, and (b) Isle-Lake Charles Cash Flow, in the event of an adverse vote with respect to the conduct of riverboat gaming in Calcasieu Parish, Louisiana.

  "Excess Sale/Loss Proceeds" and "Excess Sale/Loss Proceeds Offer" have the meanings set forth in the covenant described under "Certain Covenants-- Limitation on Asset Sales and Events of Loss."

  "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless otherwise specified by the Indenture, Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

  "FFC Preferred Stock" means the 23,681 shares of preferred stock, $100 par value, of Freedom Financial Corporation owned by the Company as of the Issue Date.

  "FF&E" means furniture, fixtures and equipment used in the ordinary course of business in the operation of a Permitted Line of Business.

  "FF&E Financing" means Indebtedness, the proceeds of which will be used solely to finance or refinance the acquisition or lease by the Company or a Restricted Subsidiary of FF&E.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable from time to time.

  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof; with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by the Company or any of its Subsidiaries.

  "Goldstein Family Equity Purchase" means the sale to, and purchase by, Bernard Goldstein, the Chairman and Chief Executive Officer of the Company, and three members of his family, on or about March 11, 1996, of an aggregate of 1,020,940 shares of the Company's common stock at a price of $5.875 per share.

  "GPRI" means Grand Palais Riverboat Inc., a Louisiana corporation.

  "Grand Palais" means the Grand Palais riverboat owned on the Issue Date by GPRI.

  "Guarantees" means the Subsidiary Guarantees and the Company Guarantee.

  "Hotel Properties" means the following real and personal property: (i) approximately 6 acres of land owned by the Company as of the Issue Date adjacent to the Isle-Bossier City, (ii) approximately 9 acres of land owned by the U.S. Department of Housing and Urban Development as of the Issue Date east of the Isle-Bossier City, in the event such property is acquired by the Company, (iii) approximately 7 acres of land leased by the Company as of the Issue Date adjacent to the Isle-Biloxi, (iv) approximately 2.7 acres of land owned by the Company as of the Issue Date and approximately 5.75 acres of land leased by the Company as of the Issue Date located north of the Isle-Lake Charles and (v) the hotel and approximately 10.5 acres of land owned by LRGH as of the Issue Date in Bossier City, Louisiana.

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

  "Indebtedness" of any Person means (a) any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by a note, bond, debenture or similar instrument, letters of credit, acceptances or other similar facilities (other than a trade payable or a current liability incurred in the ordinary course of business) or (iii) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (including a purchase money obligation but not including any docking fees payable to Louisiana Downs, Inc. or guarantees thereof), (b) any liability of others of the kind described in the preceding clause (a) which such Person has guaranteed or which is otherwise its legal liability, including, without limitation, (x) to pay or purchase such liability, (y) to supply funds to or in any other manner invest in the debtor (including an agreement to pay for property or services irrespective of whether such property is received or such services are rendered) and (z) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a debtor to make a payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability, (d) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (e) all Interest Rate and Currency Protection Obligations and (f) any and all deferrals, renewals, extensions and refundings of; or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses. Notwithstanding the foregoing, Permitted Ancillary Investments shall be deemed not to constitute Indebtedness.

  "Independent", when used with respect to any Person, means such other Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for the Company or a spouse, family member or other relative of any such Person. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company and reasonably acceptable to the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

  "Interest Rate and Currency Protection Obligations" means the obligations of any Person pursuant to any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement designed to hedge against fluctuations in interest rates or foreign exchange rates.

  "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, warrants, rights, options, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such Person or Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to the Person making such Investment in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or writeoffs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property shall be valued at its fair value at the time of such transfer, as determined in good faith by the Board of Directors of the person making such transfer, whose determination will be conclusive absent manifest error.

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

  "Isle-Biloxi" means the Isle of Capri Casino located in Biloxi, Mississippi.

  "Isle-Biloxi Hotel" means the 367 room hotel facility owned and operated by the Company at the Isle-Biloxi on the Issue Date.

  "Isle-Bossier City" means the Isle of Capri Casino located in Bossier City, Louisiana.

  "Isle-Bossier City Cash Flow" means the sum of (a) that portion of Consolidated Cash Flow of the Company attributable to the Isle-Bossier City plus (b) the amount of management fees paid by the Isle-Bossier City to Affiliates of the Company in excess of $2.5 million in any one year minus (c) federal, state and local taxes attributable to the Isle-Bossier City minus (d) required principal and interest payments on Indebtedness incurred by the owner of and to directly benefit the Isle-Bossier City and owed to Persons other than Affiliates; provided, that each such amount shall be calculated from and after the period beginning on November 6, 1996.

  "Isle-Lake Charles" means the Isle of Capri Casino located in Lake Charles, Louisiana (including the Grand Palais).

  "Isle-Lake Charles Cash Flow" means the sum of (a) that portion of Consolidated Cash Flow of the Company attributable to the Isle-Lake Charles plus (b) the amount of management fees paid by the Isle-Lake Charles to Affiliates of the Company in excess of $2.5 million in any one year minus (c) federal, state and local taxes attributable to the Isle-Lake Charles minus (d) required principal and interest payments on Indebtedness incurred by the owner of and to directly benefit the Isle-Lake Charles and owed to Persons other than Affiliates; provided, that each such amount shall be calculated from and after the period beginning on November 6, 1996.

  "Isle-Vicksburg" means the Isle of Capri Casino located in Vicksburg, Mississippi.

  "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

  "LRGH" means L.R.G. Hotels, a Louisiana partnership.

  "LRGP" means Louisiana Riverboat Gaming Partnership, a Louisiana partnership.

  "Marketable Securities" means Cash Equivalents or any fund investing primarily in Cash Equivalents.

  "Maturity" or "Maturity Date" when used with respect to any note, means the date specified in such note as the fixed date on which the last installment of principal of such note is due and payable.

  "Mortgages" means mortgages or deeds of trust and related assignments of rents between the Company or any Subsidiary Guarantor, in each case if it owns or leases any significant real estate asset (initially the Isle-Biloxi, the Isle-Biloxi Hotel, the Isle-Vicksburg, the Isle-Bossier City, the Isle-Lake Charles and Pompano Park) and the Collateral Agent, granting a Lien on such real estate securing the Secured Obligations of the Company or such Subsidiary Guarantor, as the case may be, and substantially in the form attached to the Indenture as Exhibit H, as amended from time to time as permitted by the Indenture.

  "Net Cash Proceeds" means, with respect to any Asset Sale, Event of Loss, issuance or sale by the Company of its Capital Stock or incurrence of Indebtedness, as the case may be, the proceeds thereof in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries (whether as initial consideration, through the payment or disposition of deferred compensation or the release of reserves), after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and expenses incurred in connection with such Asset Sale or Event of Loss; (b) provisions for all taxes payable as a result of such Asset Sale or Event of Loss, (c) payments made to retire Indebtedness (other than payments on the Notes) secured by the assets subject to such Asset Sale or Event of Loss to the extent required pursuant to the terms of such Indebtedness and (d) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by the Company or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale or Event of Loss, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash or Cash Equivalents, actually paid to a Person that is not an Affiliate of the Company or, in the case of reserves, are actually established and, in each case, are properly attributable to such Asset Sale or Event of Loss.

  "Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person determined in accordance with GAAP.

  "Non-Material Assets" means assets or a series of related assets (i) not necessary for or used in the conduct of the Company's gaming business and (ii) having a fair value of not more than $1 million.

  "Non-Recourse Indebtedness" means Indebtedness (a) as to which none of the Company or any of its Restricted Subsidiaries provides any credit support or is directly or indirectly liable for the payment of principal or interest thereof and a default with respect to which would not entitle any party to cause any other Indebtedness of the Company or a Restricted Subsidiary to be accelerated or (b) incurred by the Company or a Restricted Subsidiary to develop, construct and open Preferred Hotel Facilities or to purchase one or more assets from the lending source, provided that the lender's only remedy against the obligor in the event of a default with respect to such Indebtedness, whether as a result of the failure to pay principal or interest when due or any other reason, is limited to foreclosure on such Preferred Hotel Facilities or repossession of such assets purchased.

  "Permitted Equity Holders" means Bernard Goldstein and his three adult sons.

  "Permitted Ancillary Investment" means any agreement, undertaking or other arrangement to rent or otherwise pay for up to, and including, 40% of the rooms available to the public for rent at or below the rates normally charged to the public for such rooms in any Casino Hotel and to obtain a preference for securing accommodations at such Casino Hotel.

  "Permitted Investments" means (i) Investments in Marketable Securities, (ii) loans or advances to employees in the ordinary course of business not to exceed $250,000 in any fiscal year of the Company or $1 million in the aggregate, (iii) Investments in a Permitted Line of Business by the Company or a Restricted Subsidiary made in one or more persons in an aggregate amount not to exceed the sum of $10 million plus the net proceeds received from the Rights Offering and (iv) Permitted Ancillary Investments.

  "Permitted Liens" means:

    (i) Liens on property acquired by the Company or any Restricted Subsidiary (including an indirect acquisition of property by way of a merger of a Person with or into the Company or any Restricted Subsidiary or the acquisition of a Person), provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation, and were not created in connection therewith or in anticipation thereof, and provided that such Liens do not extend to any additional property or assets of the Company or any Restricted Subsidiary;

    (ii) statutory Liens (other than those arising under ERISA) to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims, provided that in each case the obligations are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any reserve or other adequate provision as shall be required in conformity with GAAP shall have been made therefor;

    (iii) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

    (iv) any charter of a vessel, provided that (i) in the good faith judgment of the Board of Directors of the Company such vessel is not necessary for the conduct of the business of the Company or any of its Restricted Subsidiaries as conducted immediately prior thereto; (ii) the terms of the charter are commercially reasonable and represent the Fair Market Value of the charter; and (iii) the Person chartering the assets agrees to maintain the Vessel and evidences such agreement by delivering such an undertaking to the Trustee;

    (v) with respect to the property involved, easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Subsidiaries as now conducted or as contemplated herein;

    (vi) Liens in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security (other than those arising under ERISA);

    (vii) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or an operating lease;

    (viii) Liens arising from the filing of Uniform Commercial Code financing statements with respect to leases;

    (ix) Liens arising from any final judgment or order not constituting an Event of Default;

    (x) Liens on documents or property under or in connection with letters of credit in the ordinary course of business, if and to the extent that the related Indebtedness is permitted under clause ~(f) of "Limitation on Indebtedness"; and

    (xi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business.

  "Permitted Line of Business" means, with respect to any Person, any casino gaming business of such Person or any business that is related to, ancillary or supportive of, connected with or arising out of the gaming business of such Person (including, without limitation, developing and operating lodging, dining, amusement, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto).

  "Permitted Shared Common Facilities" means real and personal property serving both a Casino and a Casino Hotel under a Permitted Shared Common Facilities Agreement.

  "Permitted Shared Common Facilities Agreement" means an agreement, undertaking or arrangement providing for real or personal property to serve both a Casino and a Casino Hotel substantially similar (with appropriate changes to reflect the needs of the relevant facilities) to the Declaration of Shared Facilities Agreement for the Isle of Capri Casino and Hotel, Biloxi, Mississippi, dated April 26, 1995; provided, however, in no event shall any such Permitted Shared Common Facilities Agreement grant any party thereto any rights to foreclose on any Collateral.

  "Permitted Related Investment" means the acquisition of property or assets by a Person to be used in connection with a Permitted Line of Business of such Person.

  "Permitted Vessel Liens" means a Lien on a vessel to secure FF&E Financing or Capitalized Lease Obligations where the holder or holders (or an agent, trustee or other representative for such holder or holders) are parties to an intercreditor agreement with the Trustee substantially similar to that affecting the Grand Palais on the Issue Date under which such holder or holders (or such representative)
(i) agrees to release such Lien upon satisfaction of such FF&E Financing, (ii) agrees to release such Lien upon payment (or promise of payment) to such holder or holders (or such representative) of that portion of the proceeds of the sale of such vessel attributable to the related FF&E and (iii) acknowledges that such Lien does not create rights on the hull and other equipment constituting such vessel (other than the related FF&E).

  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

  "Plans" means all drawings, plans and specifications prepared by or on behalf of the Company or any of its Subsidiaries, as the same may be amended or supplemented from time to time, and, if required by applicable law, submitted to and approved by the building or other relevant department, that describe and show a Casino and the labor and materials necessary for construction thereof.

  "Pompano Park" means the real and personal property comprising the Pompano Park harness racing track and training facilities located in Pompano Beach, Florida.

  "Preferred Hotel Facilities" means new or expanded Casino Hotels located at or adjacent to the Isle-Biloxi, the Isle-Vicksburg, the Isle-Bossier City, the Isle-Lake Charles or located in Cripple Creek, Colorado.

  "Project Costs" means, with respect to a Casino Improvement or construction or development of Preferred Hotel Facilities, the aggregate costs required to complete such Casino Improvement or construction or development of Preferred Hotel Facilities as well as the f~urnishing and equipping thereof in accordance with the Plans therefor and applicable legal requirements as set forth in a statement submitted to, and receipted for by, the Trustee, setting forth in reasonable detail all amounts theretofore expended and any anticipated costs and expenses estimated to be incurred and reserves to be established in connection with the construction and development of such Casino Improvement or construction or development of Preferred Hotel Facilities, including direct costs related thereto such as construction management, architectural, engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs and the cost of furniture, fixtures, furnishings, machinery and equipment, but excluding the following: principal or interest payments on any Indebtedness (other than interest that is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs), or costs related to the operation of Preferred Hotel Facilities including, but not limited to, non-construction supplies and pre-operating payroll.

  "Qualified Public Equity Offering" means a firm commitment underwritten public offering of Common Stock of the Company for which the Company receives net proceeds of at least $30 million, and after which the Common Stock is traded on a national securities exchange or quoted on the Nasdaq National Market.

  "Quoted Price" means, for any day, the last reported sale price regular way or, if no such reported sale takes place such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the Notes are listed or admitted to trading, or if the Notes are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Notes or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

  "Real Estate Options" means (i) all options held by the Company, directly or indirectly, at the Issue Date and (ii) all options acquired by the Company, directly or indirectly, after the Issue Date for an amount, in each case, not exceeding $1.0 million, to purchase or lease land.

  "Restricted Payment" means any of (a) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary (other than (i) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) otherwise permitted by the Indenture and (ii) in the case of a Subsidiary, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company); (b) the purchase, defeasance, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary (other than Capital Stock of such Subsidiary held by the Company or any of its Restricted Subsidiaries); (c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, before any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in any manner in right of payment to the Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and (d) the making of any Investment or guarantee of any Investment by the Company or any Subsidiary in any Person other than (x) in a Person that would be, directly or indirectly, a Subsidiary 80% or more of the Capital Stock of which is owned by the Company, directly or indirectly, immediately after giving effect to such Investment, or (y) under a plan of reorganization or similar proceeding under applicable bankruptcy law or in connection with a workout involving creditors of such Person in exchange for Indebtedness owing by such Person that did not violate the limitations set forth under "Limitations on Restricted Payments."

  "Restricted Subsidiary" means (a) any Subsidiary 80% or more of the Capital Stock of which is owned by the Company, directly or indirectly, that exists on the Issue Date and (b) any other Subsidiary, 80% or more of the Capital Stock of which is owned by the Company, directly or indirectly, that the Company has not designated as an Unrestricted Subsidiary or has redesignated a Restricted Subsidiary.

  "Rights Offering" means the issuance by the Company to certain of its stockholders of rights to purchase, at the same price as sold pursuant to the Goldstein Family Equity Purchase, up to 4,296,085 shares of the Company's common stock.

  "SCGC" means St. Charles Gaming Company, Inc., a Louisiana corporation.

  "Secured Obligations" has the meaning specified in the Collateral Documents.

  "Ship Mortgages" means the preferred ship mortgages between the Company or any Restricted Subsidiary Guarantor, in each case if it owns or leases any Vessel (initially, the Isle-Biloxi, Isle-Vicksburg, Isle-Bossier City and the Isle-Lake Charles (including the Grand Palais)) and the Collateral Agent, creating a Lien on such Vessel, securing the Secured Obligations of the Company or such Subsidiary Guarantor, as the case may be, and substantially in the form attached to the Indenture as Exhibit I, as amended from time to time as permitted by the Indenture.

  "Significant Restricted Subsidiary" means any Restricted Subsidiary (i) the assets of which (after intercompany eliminations) exceed 5% of the assets of the Company and its consolidated Subsidiaries or (ii) the income from continuing operations of which (before income taxes, extraordinary items and intercompany management or similar fees payable by such Restricted Subsidiary) exceeds 5% of such income of the Company and its consolidated Subsidiaries or
(iii) that holds a gaming license to conduct lawful gaming operations at any Casino in any jurisdiction.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof).

  "Subordinated Indebtedness" means Indebtedness that is subordinated in right of payment to the Notes in all respects, matures at a date later than the maturity date of the Notes and has an average life longer than that applicable to the Notes.

  "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person.

  "Subsidiary Guarantees" means the guarantees of the Subsidiary Guarantors with respect to the Company's obligations under the Notes and the Indenture, in the forms attached as Exhibits B-1 and B-2 to the Indenture.

  "Subsidiary Guarantors" means each existing and future Significant Restricted Subsidiary of the Company.

  "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement, dated as of the date of the Indenture, among the Subsidiary Guarantors and the Collateral Agent, securing the Secured Obligations of the Subsidiary Guarantors and substantially in the form attached to the Indenture as Exhibit E, as amended from time to time as permitted by the Indenture.

  "Subsidiary Security Agreement" means the Subsidiary Security Agreement, dated as of the date of the Indenture, among the Subsidiary Guarantors and the Collateral Agent, securing the Secured Obligations of the Subsidiary Guarantors and substantially in the form attached to the Indenture as Exhibit G, as amended from time to time as permitted by the Indenture.

  "United States Government Obligations" means, securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

  "Unrestricted Subsidiary" means any Subsidiary of the Company that (i) is not a Wholly Owned Subsidiary, (ii) the Company has designated, pursuant to provisions described under "Restricted and Unrestricted Subsidiaries," as an Unrestricted Subsidiary and that has not been redesignated as a Restricted Subsidiary pursuant to such paragraph, and (iii) is a Subsidiary of an Unrestricted Subsidiary.

  "Vessel" means any riverboat or barge, whether now owned or hereafter acquired by the Company or any Restricted Subsidiary, useful for gaming, administrative, entertainment or any other purpose whatsoever.

  "Voting Stock" of any Person means~ Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the purchase agreement (the "Purchase Agreement"), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, Nomura Securities International, Inc. and Deutsche Morgan Grenfell/C. J. Lawrence Inc. (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Company, the aggregate principal amount of Notes set forth opposite its name below. The Purchase Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Notes if any are purchased.

                                                                    PRINCIPAL
           UNDERWRITERS                                               AMOUNT
           ------------                                            ------------
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.......................................
      Salomon Brothers Inc........................................
      Nomura Securities International, Inc........................
      Deutsche Morgan Grenfell/C. J. Lawrence Inc.................
                                                                   ------------
           Total.................................................. $300,000,000
                                                                   ============

  The Underwriters have advised the Company that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a
concession not in excess of     % of the principal amount of the Notes. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of     % of the principal amount of the Notes to certain other dealers. After the initial public offering of the Notes, the public offering price, concession and discount may be changed. In connection with a prior uncompleted offering, the Company advanced Salomon Brothers Inc $255,000 for out-of-pocket expenses, which amount will be credited against and reduce the amount of the underwriting discount payable to the Underwriters in connection with the Offering, and reimbursed Salomon Brothers Inc approximately $48,000 for out-of-pocket expenses incurred on behalf of the Company in connection with financial advisory services unrelated to the prior uncompleted offering. Until June 30, 1997, Salomon Brothers Inc has been granted rights to participate as co-manager in certain offerings of securities by the Company. In addition, until the expiration of 12 months from the closing of the Offering, Nomura Securities International, Inc. has been granted rights to participate as a co-manager in certain offerings of debt securities by the Company.

  There is no public market for the Notes and the Company does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on the Nasdaq Stock Market. The Company has been advised by the Underwriters that they presently intend to make a market in the Notes after the consummation of the Offering contemplated hereby, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. No assurance can be given, however, as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

  The Purchase Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  In June 1995, an affiliate of Nomura Securities International, Inc. ("NSI") purchased $38.4 million of increasing rate notes from an affiliate of the Company in connection with which NSI and such affiliate received customary compensation. Under the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), when more than 10% of the proceeds of a public offering of debt securities are to be paid to members of the NASD or affiliates thereof, the yield at which the debt securities are distributed to the public must be no lower than that recommended by a "qualified independent underwriter" meeting certain standards specified by the NASD. The affiliate of NSI will receive more than 10% of the net proceeds from the Offering as a result of the use of a portion of the net proceeds of the Offering to repay the outstanding increasing rate notes. See "Use of Proceeds." Accordingly, Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as a qualified independent underwriter in connection with the Offering and has conducted due diligence in connection with its responsibilities as a qualified independent underwriter. The yield on the Notes, when sold at the initial public offering price set forth on the cover of this Prospectus, is no lower than that recommended by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                                 LEGAL MATTERS

  The validity of the Notes being offered hereby will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters relating to the Offering will be passed upon for the Underwriters by Hughes Hubbard & Reed LLP, Los Angeles, California.

                                    EXPERTS

  The consolidated financial statements of the Company and the financial statements of LRGP at April 30, 1996 and 1995 and for each of the three years in the period ended April 30, 1996 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The balance sheets of St. Charles Gaming Company, Inc. as of April 30, 1995 and 1996, the statements of operations, stockholders' equity, and cash flows for the period from June 25, 1993 (acquisition date) to April 30, 1994 and for the years ended April 30, 1995 and 1996 included in this prospectus, the balance sheets of St. Charles Gaming Company, Inc. as of December 31, 1995, and April 30, 1995, the statements of operations, stockholder's equity, and cash flows for the eight months ended December 31, 1995 and the year ended April 30, 1995, the balance sheets of St. Charles Gaming Company, Inc. as of April 30, 1995 and 1994, and the statements of operations, stockholder's equity, and cash flows for the year ended April 30, 1995 and the period from June 25, 1993 (acquisition date) to April 30, 1994, appearing in the Company's Current Report on Form 8-K/A dated June 4, 1996 and amended on June 28, 1996, incorporated by reference in this prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy material and other information concerning the Company can be inspected and copied at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

  The Guarantors do not expect that they will be required to file separate reports with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act. In this regard, the Guarantors will not make available separate annual reports to security holders.

  The Company and the Guarantors have filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the Registration Statement, which may be inspected and copied in the manner and at the sources described above.

                          INCORPORATION BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference (File No. 0-20030):

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996.

    (2) The Company's Current Report on Form 8-K, dated May 17, 1996 (as amended by amendment thereto dated June 4, 1996 and June 28, 1996) (Date of earliest event reported: May 3, 1996).

    (3) The Company's Current Report on Form 8-K, dated July 3, 1996 (Date of earliest event reported: July 3, 1996).

    (4) The Company's Current Report on Form 8-K, dated July 24, 1996 (Date of earliest event reported: July 12, 1996).

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner of Common Stock, to whom this Prospectus is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Casino America, Inc. at its principal executive offices, 711 Washington Loop, Biloxi, Mississippi 39530, Attention: Chief Financial Officer (telephone number (601) 436-7000).

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
CASINO AMERICA, INC.
Report of Independent Auditors...........................................   F-1
Consolidated Balance Sheets, April 30, 1995 and 1996.....................   F-2
Consolidated Statements of Income, Years ended April 30, 1994, 1995 and
 1996....................................................................   F-4
Consolidated Statements of Stockholders' Equity, Years ended April 30,
 1994, 1995 and 1996.....................................................   F-5
Consolidated Statements of Cash Flows, Years ended April 30, 1994, 1995
 and 1996................................................................   F-6
Notes to Consolidated Financial Statements...............................   F-7
LOUISIANA RIVERBOAT GAMING PARTNERSHIP
Report of Independent Auditors...........................................  F-17
Balance Sheets, April 30, 1995 and 1996..................................  F-18
Statements of Operations, Years ended April 30, 1994, 1995 and 1996......  F-20
Statements of Partners' Capital (Deficit), Years ended April 30, 1994,
 1995 and 1996...........................................................  F-21
Statements of Cash Flows, Years ended April 30, 1994, 1995 and 1996......  F-22
Notes to Financial Statements............................................  F-23
ST. CHARLES GAMING COMPANY, INC.
Report of Independent Auditors...........................................  F-29
Balance Sheets, April 30, 1995 and 1996..................................  F-30
Statements of Operations, Period from June 25, 1993 (acquisition date) to
 April 30, 1994, Years ended April 30, 1995 and 1996.....................  F-32
Statements of Stockholders' Equity (Deficit), Period from June 25, 1993
 (acquisition date) to April 30, 1994, Years ended April 30, 1995 and
 1996....................................................................  F-33
Statements of Cash Flows, Period from June 25, 1993 (acquisition date) to
 April 30, 1994, Years ended April 30, 1995 and 1996.....................  F-34
Notes to Financial Statements............................................  F-35

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Casino America, Inc.

  We have audited the accompanying consolidated balance sheets of Casino America, Inc. as of April 30, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Casino America, Inc. at April 30, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended April 30, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
June 3, 1996

                              CASINO AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              APRIL 30
                                                      -------------------------
                         ASSETS                           1995         1996
                         ------                       ------------ ------------
Current assets:
  Cash and cash equivalents.......................... $ 18,997,000 $ 18,585,000
  Accounts receivable:
    Related parties..................................    2,409,000    3,171,000
    Other............................................      825,000    1,764,000
  Income tax receivable..............................    1,189,000          --
  Deferred income taxes..............................          --     1,001,000
  Prepaid expenses and other assets..................    1,941,000    2,858,000
                                                      ------------ ------------
      Total current assets...........................   25,361,000   27,379,000
Property and equipment--Net..........................  133,485,000  129,306,000
Other assets:
  Investment in and advances to joint ventures.......   20,861,000   34,281,000
  Notes receivable--Related party....................    4,700,000    4,700,000
  Other investments..................................    2,250,000    2,250,000
  Property held for development or sale..............    1,398,000   15,840,000
  Restricted cash....................................   12,171,000          --
  Berthing, concession, and leasehold rights, net of
   accumulated
   amortization of $896,000 and $1,209,000,
   respectively......................................    5,373,000    5,060,000
  Deferred financing costs, net of accumulated
   amortization of $682,000 and $1,229,000,
   respectively......................................    4,089,000    4,327,000
  Prepaid expenses...................................      955,000      743,000
  Deposits and other.................................    1,256,000    2,588,000
                                                      ------------ ------------
                                                        53,053,000   69,789,000
                                                      ------------ ------------
      Total assets................................... $211,899,000 $226,474,000
                                                      ============ ============


                See notes to consolidated financial statements.

                              CASINO AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              APRIL 30
                                                      -------------------------
         LIABILITIES AND STOCKHOLDERS' EQUITY             1995         1996
         ------------------------------------         ------------ ------------
Current liabilities:
  Current maturities of long-term debt............... $  6,793,000 $  8,884,000
  Accounts payable--Trade............................    8,369,000    6,169,000
  Accrued liabilities:
    Interest.........................................    5,631,000    5,802,000
    Payroll and payroll related......................    5,670,000    6,333,000
    Property and other taxes.........................    1,207,000    6,880,000
    Progressive jackpots and slot club awards........    2,232,000    1,851,000
    Deferred income taxes............................    1,477,000          --
    Other............................................      480,000    2,392,000
                                                      ------------ ------------
      Total current liabilities......................   31,859,000   38,311,000
Long-term debt, less current maturities..............  132,064,000  130,894,000
Deferred income taxes................................    5,961,000    6,999,000
Stockholders' equity:
  Preferred stock, $.01 par value; 2,000,000 shares
   authorized; none issued...........................          --           --
  Common stock, $.01 par value; 45,000,000 shares
   authorized; shares
   issued and outstanding: 14,853,124 and 16,038,882,
   respectively......................................      149,000      160,000
  Class B common stock, $.01 par value; 3,000,000
   shares authorized; none issued....................          --           --
  Additional paid-in capital.........................    7,168,000   13,857,000
  Retained earnings..................................   34,698,000   36,253,000
                                                      ------------ ------------
      Total stockholders' equity.....................   42,015,000   50,270,000
                                                      ------------ ------------
      Total liabilities and stockholders' equity..... $211,899,000 $226,474,000
                                                      ============ ============


                See notes to consolidated financial statements.

                              CASINO AMERICA, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                               YEAR ENDED APRIL 30
                                      ----------------------------------------
                                          1994          1995          1996
                                      ------------  ------------  ------------
Revenue:
  Casino............................. $140,994,000  $117,613,000  $123,936,000
  Rooms..............................          --            --      4,422,000
  Management fee--Joint ventures.....          --      4,613,000     6,308,000
  Pari-mutuel commissions and fees...          --            --     15,063,000
  Food, beverage, and other..........    3,639,000     5,311,000     8,234,000
                                      ------------  ------------  ------------
    Total revenue....................  144,633,000   127,537,000   157,963,000
Operating expenses:
  Casino.............................   42,726,000    46,039,000    49,910,000
  Rooms..............................          --            --      2,602,000
  Gaming taxes.......................   16,915,000    13,924,000    15,116,000
  Pari-mutuel........................          --            --     11,375,000
  Food and beverage..................    2,253,000     3,678,000     5,382,000
  Marine and facilities..............    7,764,000     7,199,000    10,781,000
  Marketing and administrative.......   26,113,000    26,895,000    33,167,000
  One-time charge....................          --            --     11,798,000
  Preopening expenses................    3,475,000       483,000     1,311,000
  Loss on disposal of equipment......       22,000       178,000     1,217,000
  Depreciation and amortization......    5,450,000     8,945,000    12,111,000
                                      ------------  ------------  ------------
    Total operating expenses.........  104,718,000   107,341,000   154,770,000
                                      ------------  ------------  ------------
Operating income.....................   39,915,000    20,196,000     3,193,000
Interest expense:
  Related parties....................   (1,333,000)          --        (56,000)
  Other..............................   (6,909,000)  (14,029,000)  (15,237,000)
Interest income:
  Unconsolidated joint ventures......    1,107,000     2,961,000       747,000
  Other..............................    1,016,000     1,022,000       622,000
Equity in income (loss) of
 unconsolidated joint ventures.......   (2,241,000)   19,904,000    16,434,000
                                      ------------  ------------  ------------
Income before income taxes...........   31,555,000    30,054,000     5,703,000
Income taxes.........................   11,202,000    11,985,000     4,148,000
                                      ------------  ------------  ------------
Net income........................... $ 20,353,000  $ 18,069,000  $  1,555,000
                                      ============  ============  ============
Net income per common and common
 equivalent share.................... $       1.28  $       1.16  $       0.10
Weighted average common and common
 equivalent shares...................   15,886,000    15,604,000    15,721,000

                See notes to consolidated financial statements.

                              CASINO AMERICA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                          SHARES OF             ADDITIONAL                     TOTAL
                            COMMON     COMMON     PAID-IN      RETAINED    STOCKHOLDERS'
                            STOCK      STOCK      CAPITAL      EARNINGS       EQUITY
                          ----------  --------  -----------  ------------  -------------
Balance, April 30, 1993.  15,804,620  $158,000   $4,761,000  $ 10,026,000  $ 14,945,000
  Exercise of stock
   options..............     102,869     1,000      301,000           --        302,000
  Purchase and
   retirement of common
   stock................  (1,125,000)  (11,000)    (489,000)  (13,750,000)  (14,250,000)
  Issuance of warrants..         --        --     2,300,000           --      2,300,000
  Net income............         --        --           --     20,353,000    20,353,000
                          ----------  --------  -----------  ------------  ------------
Balance, April 30, 1994.  14,782,489   148,000    6,873,000    16,629,000    23,650,000
  Exercise of stock
   options..............      64,715     1,000      220,000           --        221,000
  Issuance of stock for
   services.............       5,920       --        75,000           --         75,000
  Net income............         --        --           --     18,069,000    18,069,000
                          ----------  --------  -----------  ------------  ------------
Balance, April 30, 1995.  14,853,124   149,000    7,168,000    34,698,000    42,015,000
  Issuance of common
   stock................   1,020,940    10,000    5,988,000           --      5,998,000
  Exercise of stock
   options..............     145,218     1,000      566,000           --        567,000
  Issuance of stock for
   compensation.........      18,100       --       115,000           --        115,000
  Issuance of stock for
   services.............       1,500       --        20,000           --         20,000
  Net income............         --        --           --      1,555,000     1,555,000
                          ----------  --------  -----------  ------------  ------------
Balance, April 30, 1996.  16,038,882  $160,000  $13,857,000  $ 36,253,000  $ 50,270,000
                          ==========  ========  ===========  ============  ============


                See notes to consolidated financial statements.

                              CASINO AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED APRIL 30
                                      ----------------------------------------
                                          1994          1995          1996
                                      ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..........................  $ 20,353,000  $ 18,069,000  $  1,555,000
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
  Depreciation and amortization.....     5,450,000     8,945,000    12,111,000
  Amortization of bond discount and
   deferred financing costs.........       311,000       786,000       705,000
  Deferred income taxes.............     1,422,000     5,544,000    (1,440,000)
  Equity in (income) loss of
   unconsolidated joint ventures....     2,241,000   (19,904,000)  (16,434,000)
  Write-down of assets held for
   sale.............................           --            --      9,257,000
  Other.............................        22,000       308,000     1,346,000
  Changes in current assets and
   liabilities, net of Pompano Park
   acquisition:
    Accounts receivable.............        68,000    (3,952,000)      179,000
    Prepaid expenses and other
     assets.........................       409,000      (932,000)      675,000
    Accounts payable and accrued
     expenses.......................    14,269,000      (321,000)    3,802,000
                                      ------------  ------------  ------------
Net cash provided by operating
 activities.........................    44,545,000     8,543,000    11,756,000
CASH FLOWS FROM INVESTING
 ACTIVITIES:
Purchase of property and equipment..   (45,975,000)  (46,584,000)  (22,201,000)
Purchase of Pompano Park............           --            --     (7,959,000)
Increase in notes receivable and
 other investments..................           --     (6,950,000)          --
Proceeds from disposals of property
 and equipment......................       105,000     1,408,000     2,767,000
Advances to joint ventures..........   (33,319,000)  (10,553,000)          --
Repayments and distributions from
 joint ventures.....................           --     43,413,000     3,014,000
(Increase) decrease in restricted
 cash...............................   (11,672,000)     (499,000)   12,171,000
Deposits and other..................       170,000      (986,000)   (1,332,000)
                                      ------------  ------------  ------------
Net cash used in investing
 activities.........................   (90,691,000)  (20,751,000)  (13,540,000)
CASH FLOWS FROM FINANCING
 ACTIVITIES:
Proceeds from borrowings............   109,063,000    15,000,000    10,500,000
Principal payments on borrowings....   (37,397,000)   (7,941,000)  (14,908,000)
Deferred financing costs............    (2,045,000)   (1,226,000)     (785,000)
Proceeds from sale of stock and
 exercise of options................       243,000       221,000     6,565,000
Purchase and retirement of common
 stock..............................    (7,000,000)          --            --
                                      ------------  ------------  ------------
Net cash provided by financing
 activities.........................    62,864,000     6,054,000     1,372,000
                                      ------------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents...................    16,718,000    (6,154,000)     (412,000)
Cash and cash equivalents at
 beginning of year..................     8,433,000    25,151,000    18,997,000
                                      ------------  ------------  ------------
Cash and cash equivalents at end of
 year...............................  $ 25,151,000  $ 18,997,000  $ 18,585,000
                                      ============  ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION
Cash payments for:
  Interest, net of amounts
   capitalized......................  $  2,284,000  $ 13,259,000  $ 14,417,000
  Income taxes--net.................    10,020,000     7,758,000      (341,000)
SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES
Debt issued for:
  Land..............................  $    450,000  $  2,290,000  $        --
  Property and equipment............    12,618,000     2,125,000     4,316,000
  Purchase and retirement of common
   stock............................     7,250,000           --            --
  Insurance premiums................           --            --        855,000
Allocation of deferred financing
 costs to unconsolidated joint
 venture............................     1,912,000           --            --
Bond discount recorded to reflect
 the issuance of warrants...........     2,300,000           --            --
Underwriting discount on first
 mortgage notes.....................     3,412,000           --            --

                See notes to consolidated financial statements.

                             CASINO AMERICA, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements include the accounts of Casino America, Inc. and its wholly owned subsidiaries (the Company). All material intercompany balances and transactions have been eliminated in consolidation. The Company's investments in its 50%-owned joint ventures, Louisiana Riverboat Gaming Partnership (LRGP) and LRG Hotels, LLC and LRGP's 50%-owned joint venture, St. Charles Gaming Company, Inc. (SCGC) are accounted for using the equity method of accounting. Certain reclassifications have been made to the prior-year financial statements to conform to the 1996 presentation.

  The Company is engaged in the business of developing, owning, and operating riverboat and dockside casinos and related facilities. The Company commenced operations in Biloxi, Mississippi, and Vicksburg, Mississippi, on August 1, 1992 and August 9, 1993, respectively. LRGP and SCGC commenced operations in Bossier City, Louisiana and Lake Charles, Louisiana on May 20, 1994 and July 29, 1995, respectively.

  The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual amounts when ultimately realized could differ from those estimates.

 Cash Equivalents and Concentrations of Cash

  The Company considers cash and all highly liquid investments with a maturity at the time of purchase of three months or less to be cash equivalents. Cash and cash equivalents are placed primarily with one high-credit-quality financial institution. At April 30, 1996, cash equivalents were invested in a short-term certificate of deposit and an overnight repurchase agreement. The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these instruments.

 Property and Equipment

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

                                                                           YEARS
                                                                           -----
      Leasehold improvements.............................................. 10-31
      Buildings and land improvements.....................................  25
      Riverboats and floating pavilions...................................  25
      Furniture, fixtures, and equipment.................................. 5-10

  Interest capitalized during the years ended April 30, 1994, 1995 and 1996 totaled $773,000, $1,006,000 and $1,525,000, respectively. Depreciation expense for the years ended April 30, 1994, 1995 and 1996, totaled $5,134,000, $8,632,000, and $11,788,000, respectively.

 Debt Acquisition Costs

  The costs of issuing long-term debt have been capitalized and are being amortized using the bonds outstanding method.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expense for the years ended April 30, 1994, 1995 and 1996 totaled $6,373,000, $5,665,000 and
$7,085,000, respectively.

 Berthing, Concession, and Leasehold Rights

  Berthing, concession, and leasehold rights are recorded at cost and are being amortized over approximately 20 years using the straight-line method.

                             CASINO AMERICA, INC.

 Revenue and Promotional Allowances

  Casino revenue is the net win from gaming activities which is the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of progressive electronic gaming device jackpots.

  Revenue does not include the retail amount of food, beverage, and other items provided gratuitously to customers, which totaled $10,169,000, $9,987,000, and $13,797,000 for the years ended April 30, 1994, 1995 and 1996, respectively. The estimated cost of providing such complimentary services, which is included in casino expense, was $8,234,000, $7,960,000, and $11,608,000 for the years ended April 30, 1994, 1995 and 1996, respectively.

 Preopening Expenses

  Preopening expenses, which consist principally of payroll and marketing costs, are expensed as incurred.

 Net Income per Common Share

  Net income per common and common equivalent share is based on the weighted-average number of common shares outstanding during the period plus, in periods in which they have a dilutive effect, the effect of common shares contingently issuable upon the exercise of warrants and stock options.

 Stock Based Compensation

  The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

 Impairment of Long-Lived Assets

  In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement No. 121 in fiscal 1997 and, based on current circumstances, does not believe the adoption will have a material effect on the Company's financial statements.

2. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                              APRIL 30
                                                      -------------------------
                                                          1995         1996
                                                      ------------ ------------
      Property and equipment:
        Land and land improvements................... $ 18,687,000 $ 25,485,000
        Leasehold improvements.......................    5,368,000   50,130,000
        Buildings and improvements...................    5,203,000    6,099,000
        Riverboats and floating pavilions............   51,020,000   33,591,000
        Furniture, fixtures, and equipment...........   35,211,000   35,835,000
        Construction in progress.....................   33,082,000      375,000
                                                      ------------ ------------
                                                       148,571,000  151,515,000
        Less: Accumulated depreciation...............   15,086,000   22,209,000
                                                      ------------ ------------
                                                      $133,485,000 $129,306,000
                                                      ============ ============

                             CASINO AMERICA, INC.

3. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                              APRIL 30
                                                      -------------------------
                                                          1995         1996
                                                      ------------ ------------
11 1/2% first mortgage notes, less unamortized
 discount of $1,885,000 and $1,727,000,
 respectively, due November 2001....................  $103,115,000 $103,273,000
Variable rate note (10.25% at April 30, 1996), due
 in monthly installments of $188,000, including
 interest, with the remaining principal and interest
 due October 2000...................................    15,000,000   14,670,000
8% note payable, due in monthly installments of
 $83,334, including interest, through July 2002.....     5,488,000    4,906,000
12% note payable, principal due in annual
 installments of $1,812,500 and $3,625,000 through
 November 1996......................................     5,438,000    3,625,000
9 1/4% note payable to bank, due in monthly
 installments of $172,333, including interest,
 through February 1997..............................     3,479,000    1,664,000
8% note payable due in monthly installments of
 $11,365, including interest, commencing December
 1995 through December 2015.........................     1,470,000    1,347,000
Variable rate note (9.25% at April 30, 1996), due in
 monthly installments ranging from $11,458 to
 $34,722, including interest, with the remaining
 principal and interest due June 2000...............           --     4,861,000
9 1/4% note payable, due in monthly installments
 ranging from $46,045 to $97,595, including
 interest, through October 1999.....................           --     3,354,000
Other...............................................     4,867,000    2,078,000
                                                      ------------ ------------
                                                       138,857,000  139,778,000
Less: Current maturities............................     6,793,000    8,884,000
                                                      ------------ ------------
Long-term debt......................................  $132,064,000 $130,894,000
                                                      ============ ============

  In November 1993, the Company issued 105,000 units, consisting of $1,000 principal amount of 11 1/2% First Mortgage Notes due 2001 (the "First Mortgage Notes" ) and 3.263 warrants (the Warrants) to purchase 1.5 shares of common stock per warrant at an exercise price of $16 per share. The First Mortgage Notes and the Warrants are separately transferable. Interest on the First Mortgage Notes is payable semiannually on each May 15 and November 15 through maturity.

  The First Mortgage Notes are redeemable at the option of the Company, in whole or in part, at any time after November 15, 1997, at the redemption prices set forth in the indenture, plus accrued interest. The Company is required to redeem, at par plus accrued interest, 20% of the original aggregate principal amount of the First Mortgage Notes in November 1999 and November 2000.

  The First Mortgage Notes restrict, among other things: (i) the incurrence of additional debt, except under certain circumstances including meeting certain pro forma coverage tests; (ii) the payment of dividends on and redemptions of capital stock; (iii) the businesses in which the Company may engage; (iv) the use of proceeds from the sale of assets; (v) transactions with affiliates;
(vi) the creation of liens; and (vii) sale and leaseback transactions. At April 30, 1995 and 1996, no dividends were permitted to be paid under these restrictions.

  The Company has $3,500,000 available in bank lines of credit. As of April 30, 1996, the Company had no outstanding balances under these lines of credit.

  Substantially all of the Company's assets are pledged as collateral for long-term debt.

                             CASINO AMERICA, INC.

  The aggregate principal payments due on a total long-term debt over the next five years and thereafter are as follows:

             Year ending April 30:
               1997...................... $  8,884,000
               1998......................    2,952,000
               1999......................    3,048,000
               2000......................   27,398,000
               2001......................   22,655,000
               Thereafter................   74,841,000
                                          ------------
                                          $139,778,000
                                          ============

  The fair value of the 11 1/2% First Mortgage Notes, estimated based on quoted market prices, was approximately $106,265,000 and $106,773,000 as of April 30, 1995 and 1996, respectively. The carrying value of the Company's other short- and long-term obligations approximates fair value at April 30, 1996.

4. LEASE COMMITMENTS

  The Company has an agreement with the Biloxi Port Commission which provides the Company with certain docking rights. This agreement expires July 1999, with eight renewal options of five years each. Annual rentals are the greater of $500,000 or 1% of gross monthly gaming revenue, as defined. Annual rent during each renewal term is adjusted for increases in the Consumer Price Index, limited to 6% for each renewal period.

  In addition, the Company leases certain land, buildings, and other improvements from the City of Biloxi under a lease and concession agreement. This agreement expires on July 1999, with options to renew for seven additional terms of five years each. Annual rent is $500,000 plus 3% of gross gaming revenue, as defined, in excess of $25,000,000. Annual rent during each renewal term is adjusted for increases in the Consumer Price Index, limited to 6% for each renewal period. This agreement also allows rent credits to be amortized over the initial term of the lease, for costs and expenses incurred by the Company for construction of certain improvements to the leased assets. Such rent credits, net of accumulated amortization, are included in prepaid expenses in the consolidated balance sheet.

  In April 1994, the Company entered an Addendum to the lease with the City of Biloxi, which requires the Company to pay 4% of gross non-gaming revenues received as defined, net of sales tax, comps and discounts. Additional rent will be due to the City of Biloxi for the amount of any increase from and after January 1, 2016 in the rent due to the State Institutions of Higher Learning under a lease between the City of Biloxi and the State Institutions of Higher Learning (the "IHL Lease") and for any increases in certain tidelands leases between the City of Biloxi and the State of Mississippi.

  In April 1994, in connection with the construction of a hotel, the Company entered a lease for additional land. The Company first acquired the leasehold interest of Sea Harvest, Inc., the original lessee, for consideration of $8,000 per month for a period of ten years. The Company's lease is with the City of Biloxi, Mississippi, for an initial term of 25 years, with options to renew for six additional terms of 10 years each and a final option period with a termination date commensurate with the termination date of the IHL Lease, but in no event later than December 31, 2085. Annual rent (which includes payments to be made pursuant to the purchase of a related leasehold interest) is $404,000, plus 4% of gross non-gaming revenue, as defined. The annual rent is adjusted after each five-year period based on increases in the Consumer Price Index, limited to a 10% increase in any five-year period. The annual rent will increase 10 years after the commencement of payments pursuant to a termination of lease and settlement agreement to an amount equal to the sum of annual rent had it been $500,000 annually plus adjustments thereto based on the Consumer Price Index.

                             CASINO AMERICA, INC.

  In February 1995, in conjunction with its planned Colorado operation, the Company entered into a lease agreement for the use of land. The lease has an initial term of 25 years, with options to renew for seven additional terms of 10 years each. The base rent is $250,000 per year increased by $10,000 each year until the annual rent is $300,000. After seven years, and every two years thereafter, the annual rent is adjusted based on increases in the Consumer Price Index, limited to a 4% increase in any two-year period.

  Minimum rental obligations under all noncancelable operating leases with terms of one year or more as of April 30, 1996, are as follows:

             Year ending April 30:
               1997....................... $ 2,799,000
               1998.......................   2,458,000
               1999.......................   2,394,000
               2000.......................   1,477,000
               2001.......................     895,000
               Thereafter.................  14,950,000
                                           -----------
                                           $24,973,000
                                           ===========

  Rent expense for operating leases was approximately $3,857,000, $3,085,000, and $4,076,000 for the years ended April 30, 1994, 1995 and 1996, respectively. Such amounts include contingent rentals of $1,619,000, $833,000, and $1,288,000 for the years ended April 30, 1994, 1995 and 1996, respectively.

5. RELATED PARTY TRANSACTIONS

  During November 1993, in connection with two capital lease agreements with certain related parties, the Company exercised a bargain purchase option and purchased the equipment for approximately $17,161,000.

  During the year ended April 30, 1994, the Company issued $3,000,000 of 10% promissory notes to several directors of the Company which were repaid with the proceeds of the First Mortgage Notes.

  During the years ended April 30, 1994, 1995 and 1996, the Company incurred construction costs of approximately $8,093,000, $3,501,000 and $2,391,000, respectively, which were paid to related parties. As of April 30, 1996, there were no outstanding amounts owed to related parties for construction services.

  During 1995, the Company entered into a lease agreement for a tugboat with a related party. The agreement provides for monthly rental payments that range from $3,781 to $7,500. The Company has a purchase option on the vessel which is exercisable at any time during the 10-year term of the lease, at a price equal to the unamortized balance of the $450,000 original cost of the vessel at the time of exercise of the purchase option.

  During the year ended April 30, 1996, the Company repaid $1,556,000 in loans and interest payable to the Chairman and Chief Executive Officer and a related party.

  The Company provides management services to LRGP and SCGC pursuant to respective management agreements. Management fees for these services are based upon a percentage of LRGP's and SCGC's revenue and operating income, as defined in the management agreements. The revenue under the management agreements is reflected as management fee--joint ventures in the accompanying consolidated income statements.

  The note receivable in the accompanying consolidated balance sheets bears interest at 11 1/2% and is due from SCGC. The note is due three days after certain debt of SCGC is repaid.

                              CASINO AMERICA, INC.

6. INCOME TAXES

  Income tax expense (benefit) consists of the following:

                                                   YEAR ENDED APRIL 30
                                           ------------------------------------
                                              1994        1995         1996
                                           ----------- -----------  -----------
      Current:
        Federal........................... $ 9,548,000 $ 4,501,000  $ 3,976,000
        State.............................     232,000   1,940,000    1,612,000
                                           ----------- -----------  -----------
                                             9,780,000   6,441,000    5,588,000
      Deferred:
        Federal...........................   1,422,000   5,599,000   (1,561,000)
        State.............................         --      (55,000)     121,000
                                           ----------- -----------  -----------
                                             1,422,000   5,544,000   (1,440,000)
                                           ----------- -----------  -----------
                                           $11,202,000 $11,985,000  $ 4,148,000
                                           =========== ===========  ===========

  A reconciliation of income tax expense to the statutory corporate federal tax rate of 35% is as follows:

                                                     YEAR ENDED APRIL 30
                                              ----------------------------------
                                                 1994        1995        1996
                                              ----------- ----------- ----------
      Statutory tax expense.................. $11,044,000 $10,519,000 $1,996,000
      Effects of:
        State taxes..........................     151,000   1,225,000  1,048,000
        Adjustment to prior years' taxes.....         --          --     720,000
        Other--Net...........................       7,000     241,000    384,000
                                              ----------- ----------- ----------
                                              $11,202,000 $11,985,000 $4,148,000
                                              =========== =========== ==========

  Significant components of the Company's net deferred income tax liability are as follows:

                                                         YEAR ENDED APRIL 30
                                                       ------------------------
                                                          1995         1996
                                                       -----------  -----------
      Deferred tax liabilities:
        Property and equipment........................ $ 8,143,000  $12,866,000
        LRGP..........................................   2,399,000      940,000
        Other.........................................      92,000       59,000
                                                       -----------  -----------
      Total deferred tax liabilities..................  10,634,000   13,865,000
      Deferred tax assets:
        Dividends.....................................     920,000      680,000
        Write-down of assets held for sale............         --     3,240,000
        Preopening costs..............................   2,016,000    1,500,000
        Accrued expenses..............................     819,000    1,600,000
        Alternative minimum tax credit................         --     1,186,000
        Other.........................................     361,000      341,000
                                                       -----------  -----------
      Total deferred tax assets.......................   4,116,000    8,547,000
      Valuation allowance on deferred tax assets......    (920,000)    (680,000)
                                                       -----------  -----------
      Net deferred tax asset..........................   3,196,000    7,867,000
                                                       -----------  -----------
      Net deferred tax liability...................... $ 7,438,000  $ 5,998,000
                                                       ===========  ===========

                             CASINO AMERICA, INC.

  At April 30, 1996, the Company's alternative minimum tax credit can be carried forward indefinitely to reduce future regular tax liabilities.

7. COMMON STOCK

  Under the Company's 1992 and 1993 Stock Option Plans, as amended, a maximum of 958,750 and 875,000 options, respectively, may be granted to directors, officers, and employees. The plans provide for the issuance of incentive stock options and nonqualified options which have a maximum term of 10 years and are, generally, exercisable in yearly installments of 25%, commencing one year after the date of grant.

  Stock options outstanding are as follows:

                                                                     EXERCISE
                                                          OPTIONS      PRICE
                                                         ---------  -----------
      Outstanding options at April 30, 1995............. 1,327,599  $ .89-18.00
      Options granted...................................   493,375   5.69- 6.25
      Options exercised.................................  (145,218)   .89-13.33
      Options canceled..................................  (157,568)   .89-17.75
                                                         ---------  -----------
      Outstanding options at April 30, 1996............. 1,518,188  $ .89-18.00
                                                         =========  ===========

  At April 30, 1996, 543,251 options are exercisable at prices ranging from $.89 to $18.00.

  In addition, the Company has the following outstanding warrants:

                                                          NUMBER OF
                                                       ---------------- EXERCISE
DATE ISSUED                           EXPIRATION DATE  WARRANTS SHARES   PRICE
- -----------                          ----------------- -------- ------- --------
February 1993....................... October 31, 1997  900,000  900,000  $ 5.33
November 1993....................... November 15, 1996 342,615  513,923   16.00
June 1995........................... June 9, 2001            1  416,667   12.00

  On March 11, 1996, the Company sold an aggregate of 1,020,940 shares of its common stock at a price of $5.875 per share to the Chairman and Chief Executive Officer of the Company and three members of his family. On March 1, 1996, when the Board adopted resolutions authorizing the Company's officers to consummate the sale of these shares, the last reported sales price on NASDAQ was $5.75 per share. Proceeds from the sale totaled $5,998,000.

  The Company's board of directors has authorized the offering (the "Offering"), on a pro rata basis, of rights to purchase shares of the Company's common stock at a price of $5.875 per share at a ratio of approximately one share for every four shares owned to its shareholders of record on March 15, 1996. The primary purpose of the Offering is to ensure that all shareholders have the same opportunity to purchase shares of the Company's common stock as has been afforded to the Chairman and Chief Executive Officer of the Company and his family.

8. ACQUISITION OF POMPANO PARK

  On June 30, 1995, the Company acquired 100% of Pompano Park ("Pompano Park"), a harness racing track located in Pompano, Florida, for approximately $8,000,000. The acquisition was accounted for as a purchase, and the results of operations of Pompano Park have been included in the consolidated income statement from the date of acquisition. Pro forma operating results giving effect to the Pompano Park acquisition have not been provided because the pro forma effect of the acquisition was not material to the operating results of the Company. If casino gaming is legally permitted in Florida at the Pompano Park site by June 30, 2001, the Company is required to pay additional consideration to the seller amounting to $25,000,000 plus 5% of net gaming win, as defined. The probability of the Company paying such additional consideration is remote; however, if such payments are made in the future, they would be accounted for as additional purchase price and allocated to goodwill. Such goodwill will be amortized over a period to be determined at date of payment not to exceed 40 years.

                             CASINO AMERICA, INC.

9. ONE-TIME CHARGE

  During January 1996, the Company recorded an $11,798,000 pretax one-time charge. The components of the one-time charge include $9,257,000 related to the write-down of two riverboats, a barge and certain gaming equipment all of which were reclassified during the quarter as being held for sale, $1,991,000 related to costs associated with the recent change in executive management and $550,000 related to costs associated with certain abandoned projects. The write-down relates to two riverboats which are currently not being used in operations and have been placed for sale. Each riverboat was written down to a carrying value of approximately $5,000,000 based upon a recent purchase/lease option agreement on one riverboat and a recent oral purchase offer received by the Company. The amount of such offer and purchase/lease option range from $5,000,000 to $6,000,000. The Company currently does not expect to take further write-downs relating to these riverboats.

10. INVESTMENT IN LRGP

  Summarized results of operations of LRGP are as follows:

                                                  YEAR ENDED APRIL 30
                                         --------------------------------------
                                            1994          1995         1996
                                         -----------  ------------ ------------
      Total revenue..................... $       --   $147,012,000 $150,846,000
      Operating income (loss)...........  (3,625,000)   44,097,000   38,381,000
      Net income (loss).................  (3,775,000)   40,162,000   34,453,000

  Summarized balance sheet information for LRGP is as follows:

                                                                APRIL 30
                                                        ------------------------
                                                           1995         1996
                                                        ----------- ------------
      Current assets................................... $ 6,549,000 $  6,950,000
      Property and equipment, net......................  52,727,000   49,204,000
      Investment in and advances to affiliates.........   4,289,000   67,832,000
      Other assets.....................................     507,000      335,000
                                                        ----------- ------------
          Total assets................................. $64,072,000 $124,321,000
                                                        =========== ============
      Current liabilities:
        Note payable to the Company.................... $ 2,300,000 $        --
        Other..........................................  17,130,000   27,834,000
      Long-term debt, less current maturities..........   8,514,000   27,500,000
      Partners' capital................................  36,128,000   68,987,000
                                                        ----------- ------------
          Total liabilities and partners' capital...... $64,072,000 $124,321,000
                                                        =========== ============

  At April 30, 1996, the Company's retained earnings includes approximately $20,627,000 of undistributed earnings of LRGP. Certain debt covenants restrict LRGP from making dividend payments to the Company.

  On June 9, 1995, LRGP acquired a 50% interest in SCGC, which operates a riverboat casino in Lake Charles, Louisiana, for $1,000,000 cash and a $20,000,000 note payable to the seller. The note bears interest at 11 1/2% and requires equal quarterly principal payments commencing June 1996 through June 2000 with interest payable monthly. Additionally, the Company has issued a warrant that allows the seller to convert 50% of the outstanding principal balance of the note payable (up to a maximum of $5,000,000) into 416,667 shares of common stock of the Company at $12 per share. The difference between the carrying amount of the investment and LRGP's equity in SCGC's net assets is being amortized on a straight-line basis over 25 years. The purchase agreement obligates LRGP to provide loans or a financing source to SCGC for all expenses and development costs of the Lake Charles riverboat casino up to a maximum of $45,000,000. As of April 30, 1996, advances to SCGC totaled approximately $41,702,000.

                             CASINO AMERICA, INC.

  Summarized results of operations of SCGC from the date of acquisition to April 30, 1996 are as follows:

      Total revenue................................................ $57,263,000
      Operating loss...............................................    (643,000)
      Net loss.....................................................  (5,346,000)

  Summarized balance sheet information for SCGC as of April 30, 1995 and 1996 is as follows:

                                                             APRIL 30
                                                      ------------------------
                                                         1995         1996
                                                      -----------  -----------
      Current assets................................. $ 1,125,000  $ 7,142,000
      Property and equipment, net....................  24,399,000   69,919,000
      Other assets...................................   9,442,000   10,126,000
                                                      -----------  -----------
          Total assets............................... $34,966,000  $87,187,000
                                                      ===========  ===========
      Current liabilities:
        Advances from and notes payable to related
         parties..................................... $ 9,856,000  $48,787,000
        Other........................................  26,190,000   44,357,000
      Long-term debt, less current maturities........   2,266,000      637,000
      Partners' deficit..............................  (3,346,000)  (6,594,000)
                                                      -----------  -----------
          Total liabilities and partners' deficit.... $34,966,000  $87,187,000
                                                      ===========  ===========

11. EMPLOYEE BENEFIT PLAN

  The Company has a defined-contribution, profit-sharing plan, including 401(k) plan provisions, covering substantially all of its employees. The Company's contribution expense related to this plan was approximately $220,000, $203,000, and $328,000 for the years ended April 30, 1994, 1995, and
1996, respectively. The Company's contribution is based on a percentage of employee contributions and may include an additional discretionary amount.

12. LITIGATION

  The Company has been named, along with two gaming equipment suppliers, 41 of the country's largest gaming operators, and four gaming distributors (the "Gaming Industry Defendants") in a consolidated class action lawsuit pending in Las Vegas, Nevada. The suits alleges that the Gaming Industry Defendants violated the Racketeer Influenced and Corrupt Organizations Act by engaging in a course of fraudulent and misleading conduct intended to induce people to play their gaming machines based upon a false belief concerning how those gaming machines actually operate, as well as the extent to which there is actually an opportunity to win on any given play. The suit seeks unspecified compensatory and punitive damages. The actions are in the early stages of discovery and preliminary motions. The Company is unable at this time to determine what effect, if any, the suit would have on its financial position or results of operations.

  The Company is engaged in various matters of litigation and has a number of unresolved claims pending. While the ultimate liability with respect to such litigation and claims cannot be determined at this time, it is the opinion of management that such liability is not likely to be material to the Company's consolidated financial position or results of operations.

                             CASINO AMERICA, INC.

13. SUBSEQUENT EVENTS

 Purchase of GPRI and SCGC

  On May 3, 1996, the Company purchased all of the outstanding shares of common stock of Grand Palais Riverboat, Inc. (GPRI) in a bankruptcy proceeding. Pursuant to the Plan of Reorganization adopted in such bankruptcy proceeding, the Company purchased 100% of the shares of the reorganized GPRI, which at the time of closing owned the Grand Palais Riverboat, gaming equipment, certain other furniture, fixtures and equipment, all necessary gaming licenses issued by the State of Louisiana, and other permits and authorizations. The Company intends to operate the Grand Palais vessel as part of a two-riverboat operation with SCGC. The aggregate consideration paid by the Company in connection with the GPRI acquisition was approximately $62.4 million, consisting of $8.4 million in cash, approximately $37.9 million in promissory notes and assumed indebtedness. The Company also issued 2,250,000 shares of its common stock, and five-year warrants to purchase an additional 500,000 shares of common stock at an exercise price of $10 per share, to GPRI's former secured debt holders.

  At the time of the GPRI acquisition, the Company also purchased the remaining 50% interest in SCGC not already owned by LRGP, in exchange for 1,850,000 shares of the Company's common stock and a five-year warrant. The warrant allows the seller to convert its note payable to LRGP (up to a maximum of $5,000,000) to 416,667 shares of common stock of the Company at an exercise price of $12 per share. The purchase agreement also provides for the restructuring of certain indebtedness owed to the seller.

14. SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                    1995
                               ------------------------------------------------
                                 JULY 31   OCTOBER 31  JANUARY 31    APRIL 30
                               ----------- ----------- -----------  -----------
Revenue....................... $33,616,000 $32,017,000 $30,143,000  $31,761,000
Operating income..............   6,073,000   4,945,000   5,001,000    4,177,000
Net income....................   3,908,000   4,685,000   4,772,000    4,704,000
Net income per common and
 common equivalent share......        0.25        0.30        0.31         0.30
                                                    1996
                               ------------------------------------------------
                                 JULY 31   OCTOBER 31  JANUARY 31    APRIL 30
                               ----------- ----------- -----------  -----------
Revenue....................... $32,418,000 $35,691,000 $43,418,000  $46,436,000
Operating income (loss).......   2,367,000   2,128,000  (7,315,000)   6,013,000
Net income (loss).............   2,334,000   2,044,000  (6,547,000)   3,724,000
Net income (loss) per common
 and common equivalent share..        0.15        0.13       (0.44)        0.23

  The fourth quarter of 1996 was adversely affected by interest expense totaling $400,000 that had been capitalized in the second quarter of 1996 and a $720,000 adjustment to prior years' taxes.

                        REPORT OF INDEPENDENT AUDITORS

The Executive Management Committee
Louisiana Riverboat Gaming Partnership

  We have audited the accompanying balance sheets of Louisiana Riverboat Gaming Partnership (the Partnership) as of April 30, 1995 and 1996, and the related statements of operations, partners' capital (deficit), and cash flows for each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Louisiana Riverboat Gaming Partnership at April 30, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended April 30, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

New Orleans, Louisiana
May 22, 1996

                     LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                                 BALANCE SHEETS

                                                               APRIL 30
                                                       ------------------------
                        ASSETS                            1995         1996
                        ------                         ----------- ------------
Current assets:
  Cash and cash equivalents........................... $ 5,627,656 $  6,053,634
  Accounts receivable.................................     218,784      226,264
  Prepaid expenses....................................     702,204      670,491
                                                       ----------- ------------
      Total current assets............................   6,548,644    6,950,389

Property and equipment:
  Land................................................   3,788,742    3,811,845
  Pavilion............................................  23,176,694   23,194,612
  Riverboat...........................................  17,391,154   17,534,400
  Furniture, fixtures, and equipment..................  12,338,308   12,805,529
                                                       ----------- ------------
                                                        56,694,898   57,346,386
  Less accumulated depreciation.......................   3,967,576    8,142,479
                                                       ----------- ------------
                                                        52,727,322   49,203,907

Investments in and advances to joint venture..........   2,515,574   61,961,132

Other assets:
  Advances to affiliate...............................   1,773,813    5,871,128
  Debt acquisition costs..............................      20,670        6,079
  Deposits and other..................................     486,141      329,141
                                                       ----------- ------------
                                                         2,280,624    6,206,348
                                                       ----------- ------------
      Total assets.................................... $64,072,164 $124,321,776
                                                       =========== ============


                            See accompanying notes.

                     LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                                 BALANCE SHEETS

                                                               APRIL 30
                                                       ------------------------
          LIABILITIES AND PARTNERS' CAPITAL               1995         1996
          ---------------------------------            ----------- ------------
Current liabilities:
  Revolving line of credit............................ $ 2,000,000 $        --
  Current maturities:
    Notes payable.....................................   4,497,568   17,252,266
    Mortgage note payable to related party............   2,300,000          --
  Accounts payable:
    Trade.............................................   2,971,708    2,917,329
    Related parties...................................   1,667,158       53,418
  Accrued liabilities:
    Interest..........................................       1,000      691,778
    Payroll and payroll related.......................   3,056,625    2,751,138
    Taxes.............................................   1,516,872      976,093
    Progressive jackpots and slot club awards.........     949,565    1,992,549
    Other.............................................     469,130    1,199,348
                                                       ----------- ------------
      Total current liabilities.......................  19,429,626   27,833,919

Long-term notes payable, less current maturities......   8,514,618   27,500,000

Partners' capital.....................................  36,127,920   68,987,857

                                                       ----------- ------------
      Total liabilities and partners' capital......... $64,072,164 $124,321,776
                                                       =========== ============


                            See accompanying notes.

                     LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                                                 YEAR ENDED APRIL 30
                                        ---------------------------------------
                                           1994          1995          1996
                                        -----------  ------------  ------------
Revenue:
  Casino..............................  $       --   $142,265,343  $145,603,545
  Food and beverage...................          --      4,524,276     4,882,843
  Other...............................          --        222,243       359,798
                                        -----------  ------------  ------------
    Total revenue.....................          --    147,011,862   150,846,186

Operating expenses:
  Casino..............................          --     30,484,595    32,753,896
  Gaming taxes........................          --     32,097,530    33,334,435
  Food and beverage...................          --      3,636,962     4,140,214
  Marine and facilities...............          --      5,228,605     5,752,466
  Marketing and administrative........          --     14,036,536    22,716,817
  Management fee--related party.......          --      4,613,078     4,708,995
  Depreciation and amortization.......      108,710     5,779,627     4,950,683
  Other...............................          --      3,834,474     4,107,583
  Preopening expenses.................    3,515,904     3,203,641           --
                                        -----------  ------------  ------------
    Total operating expenses..........    3,624,614   102,915,048   112,465,089
                                        -----------  ------------  ------------
Operating income (loss)...............   (3,624,614)   44,096,814    38,381,097

Interest income (expense), net:
  Related parties.....................     (150,154)   (2,686,067)    1,355,432
  Other...............................          --     (1,248,687)   (2,625,469)
                                        -----------  ------------  ------------
                                           (150,154)   (3,934,754)  (1,270,037)

Equity in loss of unconsolidated joint
 venture..............................          --            --     (2,657,648)
                                        -----------  ------------  ------------
Net income (loss).....................  $(3,774,768) $ 40,162,060  $ 34,453,412
                                        ===========  ============  ============


                            See accompanying notes.

                     LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)

                                                      LOUISIANA
                                                      RIVERSITE
                                                     DEVELOPMENT,
                                        CSNO, INC.       INC.         TOTAL
                                        -----------  ------------  -----------
Partners' deficit, April 30, 1993...... $  (129,686) $  (129,686)  $  (259,372)
  Net loss.............................  (1,887,384)  (1,887,384)   (3,774,768)
                                        -----------  -----------   -----------
Partners' deficit, April 30, 1994......  (2,017,070)  (2,017,070)   (4,034,140)
  Net income...........................  20,081,030   20,081,030    40,162,060
                                        -----------  -----------   -----------
Partners' capital, April 30, 1995......  18,063,960   18,063,960    36,127,920
  Net income...........................  17,226,706   17,226,706    34,453,412
  Distributions........................    (818,475)    (775,000)   (1,593,475)
                                        -----------  -----------   -----------
Partners' capital, April 30, 1996...... $34,472,191  $34,515,666   $68,987,857
                                        ===========  ===========   ===========





                            See accompanying notes.

                     LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                                                YEAR ENDED APRIL 30
                                       ----------------------------------------
                                           1994          1995          1996
                                       ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)....................  $ (3,774,768) $ 40,162,060  $ 34,453,412
Adjustments to reconcile net income
 (loss) to net cash provided by (used
 in) operating activities:
  Depreciation and amortization......       108,710     5,779,627     4,950,683
  Equity in loss of unconsolidated
   joint venture.....................           --            --      2,657,648
  Changes in operating assets and
   liabilities:
    Accounts receivable..............        (3,150)     (225,317)       (7,480)
    Inventories......................       (31,300)     (217,034)       27,980
    Prepaid expenses.................      (262,281)     (191,589)        3,733
    Deposits and other...............       250,000      (486,141)      157,000
    Accounts payable--trade..........     1,663,530     1,291,541       (54,379)
    Accounts payable--related
     parties.........................           --      1,667,158    (1,613,740)
    Accrued liabilities..............     1,277,821     4,715,371     1,617,714
                                       ------------  ------------  ------------
Net cash provided by (used in)
 operating activities................      (771,438)   52,495,676    42,192,571
CASH FLOWS FROM INVESTING ACTIVITIES
Net advances to affiliates...........      (360,401)   (1,401,729)   (4,097,315)
Investment in and net advances to
 joint venture.......................           --     (2,515,574)  (42,864,395)
Purchases of property and equipment..   (29,604,637)  (20,528,638)     (651,488)
                                       ------------  ------------  ------------
Net cash used in investing
 activities..........................   (29,965,038)  (24,445,941)  (47,613,198)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) of
 revolving line of credit............           --      2,000,000    (2,000,000)
Proceeds from notes payable..........     3,572,000    16,098,930    24,878,688
Payments on notes payable............    (3,572,000)   (9,185,674)  (13,138,608)
Proceeds from mortgage note payable..    32,681,060    10,580,000           --
Payments on mortgage note payable....    (1,316,000)  (42,514,737)   (2,300,000)
Debt acquisition cost................           --        (29,182)          --
Partner distributions................           --            --     (1,593,475)
                                       ------------  ------------  ------------
Net cash provided by (used in)
 financing activities................    31,365,060   (23,050,663)    5,846,605
                                       ------------  ------------  ------------
Net increase in cash and cash
 equivalents.........................       628,584     4,999,072       425,978
Cash and cash equivalents:
  Beginning of year..................           --        628,584     5,627,656
                                       ------------  ------------  ------------
  End of year........................  $    628,584  $  5,627,656  $  6,053,634
                                       ============  ============  ============
SUPPLEMENTAL CASH FLOW INFORMATION
Investment in joint venture through
 note payable........................  $        --   $        --   $ 20,000,000
                                       ============  ============  ============
Purchases of property and equipment
 through accounts payable and notes
 payable.............................  $ 14,438,867  $        --   $        --
                                       ============  ============  ============
Debt acquisition costs funded by
 mortgage note payable...............  $  1,912,250  $        --   $        --
                                       ============  ============  ============
Cash payments for interest, net of
 amounts capitalized.................  $        --   $  5,220,775  $  4,074,402
                                       ============  ============  ============

                            See accompanying notes.

                    LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                APRIL 30, 1996

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation and Nature of Business

  Louisiana Riverboat Gaming Partnership (the Partnership), a Louisiana partnership formed January 4, 1993, is 50% owned by Louisiana Riversite Development, Inc., a wholly owned subsidiary of Louisiana Downs, Inc., and 50% owned by CSNO, Inc., a wholly owned subsidiary of Casino America, Inc. (Casino America). The Partnership is engaged in the business of operating dockside casinos and related facilities. The Partnership commenced gaming operations on May 20, 1994, operating as the Isle of Capri Casino in Bossier City, Louisiana. As further discussed in Note 2, in June 1995, the Partnership purchased a 50% interest in St. Charles Gaming Company, Inc. (SCGC), which owns and operates the Isle of Capri-Lake Charles in Lake Charles, Louisiana. This investment is accounted for using the equity method of accounting with the difference between the carrying amount of the investment and SCGC's equity in net assets amortized using the straight-line method over 25 years. At April 30, 1996, accumulated amortization was approximately $761,000. The recoverability of these costs is assessed annually to determine if such costs should be completely or partially written off or the amortization period accelerated. This riverboat casino commenced operations in Lake Charles on July 29, 1995.

  The Partnership and SCGC are managed by a wholly owned subsidiary (the Manager) of Casino America, Inc. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash on hand and in banks. The Partnership considers all highly liquid investments with a maturity at the time of purchase of three months or less to be cash equivalents. The carrying amounts of cash and cash equivalents approximates fair value. The Partnership deposits cash in an interest-bearing account with a financial institution. The account is collateralized by securities issued by the United States Government and other high-quality credit instruments.

 Property and Equipment

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

      Pavilion......................................................... 25 years
      Riverboat........................................................ 25 years
      Furniture, fixtures and equipment................................  5 years

                    LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                                APRIL 30, 1996


  The Partnership capitalized interest related to the construction of its Bossier City facilities totaling $847,000 during the year ended April 30, 1994. No interest was capitalized during 1995 and 1996.

 Debt Acquisition Costs

  The Partnership defers debt acquisition costs and amortizes these costs using the straight-line method over the expected term of the related debt. At April 30, 1995 and 1996, accumulated amortization was approximately $1,920,761 and $1,935,400, respectively.

 Preopening Expenses

  Preopening expenses, which consist principally of payroll, marketing and local licensing fees, are expensed as incurred.

 Casino Revenue and Promotional Allowances

  Casino revenue is the net win from gaming activities which is the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of progressive electronic gaming device jackpots.

  Revenue does not include the retail amount of food, beverage and other items provided gratuitously to customers, which totaled approximately $8,816,000 in 1995 and $10,149,500 in 1996. The estimated cost of providing such complimentary services, which is included in casino expense, was approximately $7,299,000 in 1995 and $8,621,000 in 1996.

 Income Taxes

  No provision for income taxes has been made in the accompanying financial statements since any liability is that of the individual partners and not of the Partnership.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expense totaled $127,416 in 1994, $3,779,297 in 1995, and $4,627,200 in 1996.

 Reclassifications

  Certain amounts previously reported have been reclassified to conform to the presentation at April 30, 1996.

 Impairment of Long-Lived Assets

  In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Partnership will adopt Statement No. 121 in fiscal 1997 and, based on current circumstances, does not believe the adoption will have a material effect on the Partnership's financial statements.

                    LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                                APRIL 30, 1996


2. INVESTMENT IN AND ADVANCES TO JOINT VENTURE

  On June 9, 1995, the Partnership acquired a 50% interest in SCGC from Crown Casino (Crown) for $1,000,000 cash and a $20,000,000 note payable to Crown. Additionally, Casino America, Inc. has issued a warrant that allows Crown to convert 50% of the outstanding principal balance of the note payable (up to a maximum of $5,000,000) to common stock of Casino America, Inc. at $12 per share. Further, the purchase agreement obligates the Partnership to provide loans or a financing source to SCGC, for all expenses and development costs of the Lake Charles riverboat casino up to a maximum of $45,000,000. At April 30, 1996, the Partnership had advanced to SCGC approximately $2,516,000 and $41,702,000, respectively.

  These advances earn interest ranging from 9.75% to 12% and are included, along with the related accrued interest of approximately $12,000 in 1995 and $2,169,000 in 1996, in investment in and advances to joint venture in the accompanying balance sheet. See Note 3 for additional information regarding financing for SCGC.

Condensed financial information for the joint venture as of April 30, 1996 and for the period from the date of acquisition is summarized below:

      Condensed financial information:
      Current assets............................................... $ 7,142,000
      Noncurrent assets............................................ $80,045,000
      Current liabilities.......................................... $93,144,000
      Noncurrent liabilities....................................... $   637,000
      Total revenue................................................ $57,263,000
      Operating loss............................................... $   643,000
      Net loss..................................................... $ 5,346,000

  On May 3, 1996, Casino America purchased the stock of Grand Palais Riverboat Inc. (Grand Palais) and intends to operate the Grand Palais vessel as part of a two-riverboat operation with SCGC. In connection with the Grand Palais acquisition and pursuant to a stock purchase agreement dated January 19, 1996 between Casino America and Crown, Casino America purchased the remaining 50% interest in SCGC owned by Crown in exchange for 1,850,000 shares of Casino America common stock. In addition, Casino America issued another five-year warrant which allows Crown to convert its note payable to the Partnership (up to a maximum of $5,000,000) for 416,667 shares of Casino America common stock at $12 per share. Further the $20,000,000 note payable to Crown was restructured into two $10,000,000 notes payable.

                    LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                                APRIL 30, 1996


3. NOTES PAYABLE

Long-term notes payable consist of the following:

                                                                 APRIL 30
                                                          ----------------------
                                                             1995       1996
                                                          ---------- -----------
Senior secured increasing rate notes (12.5% at April 30,
 1996), interest payable monthly with principal due July
 1996...................................................  $      --  $ 8,378,687
11.5% note payable to Crown, interest due monthly with
 quarterly principal payments of $500,000 commencing
 June 1996 with any remaining balance due February 2002,
 collateralized by SCGC stock...........................         --   10,000,000
11.5% note payable to Crown, interest payable monthly
 commencing May 1996, with principal due May 2001,
 collateralized by SCGC stock...........................         --   10,000,000
Note payable to bank, interest at prime plus 1% (9.25%
 at April 30, 1996) due in monthly principal payments of
 $625,000 commencing May 1996, collateralized by
 furniture, fixtures and equipment......................         --   15,000,000
9.25% note payable, due in monthly installments of
 $279,675, including interest, through September 1996,
 collateralized by gaming equipment.....................   4,440,757   1,373,579
Note payable............................................   8,571,429         --
                                                          ---------- -----------
                                                          13,012,186  44,752,266
Less current maturities.................................   4,497,568  17,252,266
                                                          ---------- -----------
Long-term notes payable.................................  $8,514,618 $27,500,000
                                                          ========== ===========

  In 1995, the Partnership entered into a $15,000,000 credit agreement with a bank to be repaid in six monthly principal payments of $2,500,000 each commencing in February 1996. In February 1996, this credit agreement was amended to provide for the repayment of principal in 24 monthly payments of $625,000 each commencing in May 1996. This credit agreement contains various restrictive covenants, including certain financial covenants.

  In July 1995, the Partnership and SCGC entered into an agreement to issue $38,400,000 of senior secured increasing rate notes (0.25% every third month), due July 1996, primarily to pay for certain development costs and operating expenses of SCGC and pay certain debt obligations owed by the Partnership. The Partnership received proceeds of approximately $8,400,000 from the issuance of these notes to retire the note payable secured by a first preferred ship mortgage on the Partnership's riverboat. Under the terms of the agreement, the notes are due July 1996 but can be extended for two six-month periods at the option of the issuers if the notes are not in default. Additionally, the agreement provides if either the Partnership or SCGC is unable to pay its portion of the notes as they become due, the other issuer will pay the obligation upon demand. The agreement provides for contingent interest, payable commencing May 1996, based on the consolidated cash flow, as defined, of the Partnership and SCGC. The notes are collateralized by substantially all the assets of the Partnership and SCGC and include various restrictive covenants, including certain financial covenants, for both the Partnership and SCGC.

  In 1995, the Partnership entered into a revolving credit agreement with a bank, whereby the bank committed to lend the Partnership up to $2,000,000 through October 1996. Amounts outstanding under the revolving line of credit bear interest, payable monthly, at the prime rate (average rate of 8.69% in 1996) and are secured by a continuing security interest in all funds on deposit or in certificates of deposit with the bank. Further, the credit agreement contains certain restrictive covenants, including certain financial covenants.

                    LOUISIANA RIVERBOAT GAMING PARTNERSHIP

                                APRIL 30, 1996


  Maturities of long-term debt after April 30, 1996 are $17,252,266 in 1997, $9,500,000 in 1998, $2,000,000 in 1999, $2,000,000 in 2000, $12,000,000 in
2001 and $2,000,000 thereafter.

  The carrying value of the Partnership's short and long-term obligations approximates fair value.

4. EMPLOYEE BENEFIT PLAN

  Partnership employees who have completed 12 consecutive months of employment and are at least 21 years of age may participate in the Casino America, Inc. 401(k) Plan (the "Plan"). The Partnership's contribution is based on a percentage of employee contributions and may include an additional discretionary amount. The Partnership's contribution expense related to the Plan was $16,784 in 1994, $188,075 in 1995 and $219,690 in 1996.

5. RELATED PARTY TRANSACTIONS

  Management services are provided to the Partnership pursuant to a management agreement with the Manager. Management fees for these services are based upon a percentage of revenue and operating income, as defined by the management agreement. Additionally, the Partnership pays certain expenses, primarily payroll, of the Manager. The Partnership incurred management fees of $4,613,078 in 1995 and $4,708,995 in 1996 and other expenses on behalf of the Manager of approximately $1,217,000 in 1995 and $1,726,000 in 1996. In 1994,
the Partnership paid $250,000 in management fees, classified as preopening expense, in accordance with the terms of the management agreement.

  During 1994 and 1995, the Partnership made advances to LRG Hotels, LLC, a limited liability corporation owned by the partners for working capital, debt payments and payments under a noncompete agreement entered into with the former owner. The advances earn interest at 11.5%. These advances and related accrued interest are reflected as advances to affiliate in the accompanying balance sheets.

  The Partnership incurred construction costs and construction management fees, totaling approximately $21,000,000 through April 30, 1995, which were paid to an affiliated company of Louisiana Riversite Development, Inc. These expenditures are capitalized as property and equipment.

  During 1995, the Partnership advanced approximately $673,000 for expansion costs related to potential gaming jurisdictions in other states to an affiliated company of Louisiana Riversite Development, Inc. In 1996, these advances were recorded as distributions to CSNO, Inc. and Louisiana Riversite Development, Inc. in the amounts of approximately $343,000 and $300,000 respectively.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

To the Stockholders
St. Charles Gaming Company, Inc.:

  We have audited the accompanying balance sheets of St. Charles Gaming Company, Inc. as of April 30, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from June 25, 1993 (acquisition date) to April 30, 1994 and for the years ended April 30, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Charles Gaming Company, Inc. as of April 30, 1995 and 1996, and the results of its operations and its cash flows for the period from June 25, 1993 (acquisition date) to April 30, 1994 and for the years ended April 30, 1995 and 1996 in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
June 14, 1996

                        ST. CHARLES GAMING COMPANY, INC.

                                 BALANCE SHEETS
                            APRIL 30, 1995 AND 1996

                       ASSETS                            1995         1996
                       ------                         -----------  -----------
Current assets:
  Cash and cash equivalents.......................... $     9,522  $ 4,807,940
  Accounts receivable:
    Gaming, net of allowance for uncollectible
     accounts of $92,649 in 1996.....................                  496,827
    Related parties..................................                   84,907
  Inventories........................................                  393,940
  Prepaid expenses...................................     769,527      592,370
  Debt issuance costs, net of accumulated
   amortization......................................     345,963      766,242
                                                      -----------  -----------
      Total current assets...........................   1,125,012    7,142,226
                                                      -----------  -----------
Property and equipment:
  Building...........................................                  248,232
  Land and land improvements.........................                2,659,280
  Leasehold improvements.............................               14,026,531
  Furniture, fixtures and equipment..................   7,618,268   11,705,940
  Construction in progress...........................   1,539,627   26,324,321
  Riverboat and barges...............................  15,256,140   17,868,033
                                                      -----------  -----------
                                                       24,414,035   72,832,337
  Less accumulated depreciation......................     (14,563)  (2,913,496)
                                                      -----------  -----------
                                                       24,399,472   69,918,841
                                                      -----------  -----------
Other assets:
  License costs, net of accumulated amortization.....   9,125,000    8,835,374
  Noncompete agreement, net of accumulated
   amortization......................................     316,674      216,678
  Other..............................................                   18,171
  Deferred tax asset.................................                1,055,968
                                                      -----------  -----------
                                                        9,441,674   10,126,191
                                                      -----------  -----------
                                                      $34,966,158  $87,187,258
                                                      ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                        ST. CHARLES GAMING COMPANY, INC.

                            APRIL 30, 1995 AND 1996

          LIABILITIES AND STOCKHOLDERS' DEFICIT               1995         1996
          -------------------------------------            -----------  -----------
Current liabilities:
  Progressive and casino liability........................              $   620,806
  Accounts payable:
    Related parties.......................................                2,370,284
    Trade................................................. $   738,861    2,864,538
  Accrued liabilities.....................................     768,834    7,862,979
  Capital lease obligations...............................   2,871,104    2,814,749
  Advances from Crown.....................................   3,076,887
  Notes payable:
    Related parties.......................................   6,779,083   46,416,273
    Other.................................................  21,811,603   30,194,608
                                                           -----------  -----------
      Total current liabilities...........................  36,046,372   93,144,237
                                                           -----------  -----------
Capital lease obligations, less current portion...........   2,265,641      637,107
Commitments and contingencies.............................
Stockholders' deficit:
  Common stock, no par value, 100,000 shares authorized,
   issued and outstanding.................................   5,600,000    5,600,000
  Additional paid-in capital..............................  10,900,000   13,985,388
  Accumulated deficit..................................... (19,845,855) (26,179,474)
                                                           -----------  -----------
      Total stockholders' deficit.........................  (3,345,855)  (6,594,086)
                                                           -----------  -----------
                                                           $34,966,158  $87,187,258
                                                           ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                        ST. CHARLES GAMING COMPANY, INC.

                            STATEMENTS OF OPERATIONS
              FOR THE PERIOD FROM JUNE 25, 1993 (ACQUISITION DATE)
                         TO APRIL 30, 1994 AND FOR THE
                      YEARS ENDED APRIL 30, 1995 AND 1996

                                      JUNE 25, 1993         YEAR ENDED
                                       (ACQUISITION  -------------------------
                                         DATE) TO     APRIL 30,     APRIL 30,
                                      APRIL 30, 1994     1995         1996
                                      -------------- ------------  -----------
Revenues:
  Casino.............................                              $56,588,560
  Food, beverage and other...........                                  674,371
                                                                   -----------
    Total revenue....................                               57,262,931
                                                                   -----------
Operating expenses:
  Pre-opening and development........  $ 1,181,551   $  7,676,762    4,195,653
  Buy out of management contract.....                   4,000,000
  St. Charles Parish site
   abandonment.......................                   3,131,359
  Casino.............................                               10,152,749
  Gaming taxes.......................                               13,742,267
  Food, beverage and other...........                                2,423,471
  Marine and facilities..............                                3,224,484
  Marketing and administrative.......                               19,812,648
  Management fees to related party...                                1,602,482
  Depreciation and amortization......      334,329        111,326    3,288,555
                                       -----------   ------------  -----------
    Total operating expenses.........    1,515,880     14,919,447   58,442,309
                                       -----------   ------------  -----------
Operating loss.......................   (1,515,880)   (14,919,447)  (1,179,378)
Interest expense.....................          171      6,810,357    6,210,209
                                       -----------   ------------  -----------
Loss before income taxes.............   (1,516,051)   (21,729,804)  (7,389,587)
Income tax benefit...................     (572,517)    (2,827,483)  (1,055,968)
                                       -----------   ------------  -----------
    Net loss.........................  $  (943,534)  $(18,902,321) $(6,333,619)
                                       ===========   ============  ===========


    The accompanying notes are an integral part of the financial statements.

                        ST. CHARLES GAMING COMPANY INC.

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                       FOR THE PERIOD FROM JUNE 25, 1993
                    (ACQUISITION DATE) TO APRIL 30, 1994 AND
                  FOR THE YEARS ENDED APRIL 30, 1995 AND 1996

                                                                      TOTAL
                                        ADDITIONAL                STOCKHOLDERS'
                               COMMON     PAID-IN   ACCUMULATED      EQUITY
                               STOCK      CAPITAL     DEFICIT       (DEFICIT)
                             ---------- ----------- ------------  -------------
Balance at June 25, 1993.... $5,600,000 $   500,000               $  6,100,000
Capital contribution........              3,500,000                  3,500,000
Net loss....................                        $   (943,534)     (943,534)
                             ---------- ----------- ------------  ------------
Balance at April 30, 1994...  5,600,000   4,000,000     (943,534)    8,656,466
Capital contribution........              6,900,000                  6,900,000
Net loss....................                         (18,902,321)  (18,902,321)
                             ---------- ----------- ------------  ------------
Balance at April 30, 1995...  5,600,000  10,900,000  (19,845,855)   (3,345,855)
Capital contribution........              3,085,388                  3,085,388
Net loss....................                          (6,333,619)   (6,333,619)
                             ---------- ----------- ------------  ------------
Balance at April 30, 1996... $5,600,000 $13,985,388 $(26,179,474) $ (6,594,086)
                             ========== =========== ============  ============


    The accompanying notes are an integral part of the financial statements.

                        ST. CHARLES GAMING COMPANY, INC.

                            STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JUNE 25, 1993 (ACQUISITION DATE) THROUGH APRIL 30, 1994 AND
                  FOR THE YEARS ENDED APRIL 30, 1995 AND 1996

                                                           YEAR ENDED
                                   JUNE 25, 1993    --------------------------
                                 (ACQUISITION DATE)  APRIL 30,     APRIL 30,
                                 TO APRIL 30, 1994      1995          1996
                                 -----------------  ------------  ------------
Cash flows from operating
 activities:
  Net loss......................   $   (943,534)    $(18,902,321) $ (6,333,619)
  Adjustments to reconcile net
   loss to net cash (used in)
   provided by operating
   activities:
    Depreciation and
     amortization...............        336,564          111,326     3,288,555
    Provision for bad debts.....                                        92,649
    Amortization of debt
     issuance costs/discount....                       3,376,392       832,680
    Write-down of assets........                       3,131,359
    Deferred income taxes.......       (572,517)      (2,827,483)   (1,055,968)
  (Increase) decrease in:
    Accounts receivable.........                                      (674,383)
    Inventories.................                                      (393,940)
    Prepaid expenses............        (55,962)        (838,971)      177,157
    Other assets................                                       (18,171)
  (Decrease) increase in:
    Accounts payable and accrued
     liabilities................        (49,246)       1,416,151    11,590,106
    Progressive and casino
     liability..................                                       620,806
                                   ------------     ------------  ------------
      Net cash (used in)
       provided by operating
       activities...............     (1,284,695)     (14,533,547)    8,125,872
                                   ------------     ------------  ------------
Cash flows from investing
 activities:
  Purchase of property and
   equipment....................    (11,196,868)      (8,795,064)  (48,290,177)
  Purchase of assets............       (350,000)
                                   ------------     ------------  ------------
      Net cash used in investing
       activities...............    (11,546,868)      (8,795,064)  (48,290,177)
                                   ------------     ------------  ------------
Cash flows from financing
 activities:
  Capital contributions from
   Crown........................      3,500,000        3,522,655
  Advances from Crown...........      9,304,590                          8,501
  Payments to Crown.............                      (6,227,703)
  Advances from LRGP............                       2,079,083    39,637,190
  Issuance of debt..............                      32,700,000    30,194,608
  Debt issuance costs...........                      (1,633,407)   (1,252,959)
  Payments of debt and capital
   lease obligations............                      (7,125,522)  (23,624,617)
                                   ------------     ------------  ------------
      Net cash provided by
       financing activities.....     12,804,590       23,315,106    44,962,723
                                   ------------     ------------  ------------
(Decrease) increase in cash and
 cash equivalents...............        (26,973)         (13,505)    4,798,418
Cash and cash equivalents,
 beginning of period............         50,000           23,027         9,522
                                   ------------     ------------  ------------
Cash and cash equivalents, end
 of period......................   $     23,027     $      9,522  $  4,807,940
                                   ============     ============  ============

    The accompanying notes are an integral part of the financial statements.

                       ST. CHARLES GAMING COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS:

  St. Charles Gaming Company, Inc., a Louisiana corporation (the "Company"), was incorporated on January 18, 1993 for the purpose of operating a riverboat gaming casino to be based in St. Charles Parish, Louisiana (near New Orleans). In January 1995, the Company changed its riverboat berthing site from St. Charles Parish to Calcasieu Parish, Louisiana (near Lake Charles).

  Effective June 25, 1993, the Company was acquired by Crown Casino Corporation ("Crown"). Effective June 9, 1995, Crown sold a 50% interest in the Company to Louisiana Riverboat Gaming Partnership ("LRGP"), a joint venture owned 50% by Casino America, Inc. ("Casino America") and 50% by Louisiana Downs, Inc. LRGP owns the Isle of Capri dockside riverboat casino in Bossier City, Louisiana. Effective May 3, 1996, Crown sold its remaining 50% interest in the Company to Casino America (see Note 11).

  The Company commenced operations effective July 29, 1995. Prior to that time, the Company's activities were focused on the pursuit of a riverboat gaming license and other regulatory approvals, the raising of capital, the construction of the riverboat casino and land based facilities, and the development of the project in general. In previous financial statements, the Company reported as a development stage enterprise.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

  The Company considers cash and all highly liquid investments with an original maturity of three months or less to be cash equivalents.
  The Company is required to maintain cash or cash equivalents in sufficient amount to protect patrons against defaults in gaming debts owed by the Company. The Company's requirements are computed in accordance with Section 2713 of the regulations of the Louisiana State Police, Riverboat Gaming Enforcement Division. At April 30, 1996, approximately $4,807,940 of cash and cash equivalents was available to satisfy this requirement. Additionally, at April 30, 1996, the Company had cash deposits concentrated primarily in two financial institutions. The Company believes risk associated with these concentrations is minimal.

 Inventories

  Inventories, which consist primarily of food, beverage, and gift shop items, are stated at the lower of cost (determined by the first-in, first-out method) or market.

 Debt Issuance Costs

  In conjunction with the issuance of the "New Notes" in August 1995 and subsequent amendments to the agreement governing the "New Notes" (see Note 4), the Company incurred debt issuance costs of approximately $1,500,000. These costs are being amortized over the term of the New Notes using the effective interest method.

  In connection with the issuance of the "Senior Note" (see Note 4) and subsequent amendments to the agreement governing the Senior Note, the Company incurred debt issuance costs of $2,569,717. These costs were amortized over the term of the Senior Note using the effective interest method and were fully amortized upon the retirement of the Senior Note.

 Property and Equipment

  Property and equipment are stated at cost. Expenditures for additions, renewals and improvements are capitalized. During periods of construction, interest costs associated with borrowings utilized to fund construction are capitalized. The capitalized interest is recorded as part of the asset to which it relates and is depreciated over

                       ST. CHARLES GAMING COMPANY, INC.

the asset's estimated useful life. Interest capitalized during the year ended April 30, 1995 and 1996 was approximately $10,000 and $2,400,000, respectively. Costs of repairs and maintenance are expensed as incurred. Effective July 29, 1995, the Company began depreciating gaming related equipment and facilities. Included in furniture, fixtures and equipment is approximately $5,900,000 of equipment acquired under capital leases. Substantially all equipment acquired under capital leases is gaming related.

  In conjunction with the sale of 50% of the Company to LRGP, management changed the estimated useful lives of certain assets from those previously reported to match the estimated useful lives used at LRGP's other Louisiana riverboat casino. As the Company had not commenced operations at the time of the sale, no depreciation had been recorded on those assets. Accordingly, this change in estimated useful lives had no significant impact on financial statement amounts. Depreciation is computed using the straight-line method over the following estimated useful lives.

      Leasehold improvements........................................... 25 years
      Building......................................................... 25 years
      Furniture, fixtures and equipment................................  5 years
      Riverboat and barges............................................. 25 years

  Depreciation expense was $250,991, $11,330 and $2,898,933, respectively, for the period from June 25, 1993 (acquisition date) to April 30, 1994 and in fiscal years 1995 and 1996.

  Included in leasehold improvements is approximately $3,600,000 of costs incurred during the year ended April 30, 1996 for upgrades made to improve access to the riverboat casino location. These costs arose from widening and paving public roads and installing traffic signals. Such areas are not owned or leased by the Company. In management's opinion, these costs do, and will continue to contribute to the operating results of the casino and, as such, have been capitalized.

 Noncompete Agreement

  In connection with the acquisition of the Company by Crown, the Company's former owner agreed with Crown not to compete in the Louisiana market for a period of five years. The noncompete agreement is stated at the cost allocated to the agreement by Crown, at the time of its acquisition, net of accumulated amortization. Amortization is recorded using the straight-line method over a period of five years. The Company incurred amortization expense of $83,330 for the period from June 25, 1993 (acquisition date) to April 30, 1994 and $99,996 for the years ended April 30, 1995 and 1996.

 License Costs

  License costs principally represent the excess purchase price Crown paid in acquiring the Company's net identifiable assets. In conjunction with the sale of 50% of the Company to LRGP, management of the Company changed the estimated useful life of the license, as previously reported, to match the estimated useful lives utilized on other long-lived gaming related assets. The Company began amortizing these costs effective July 29, 1995 (commencement of operations) over a twenty-five-year period using the straight-line method. Twenty-five years is management's best estimate of the useful life of the license costs. The Louisiana license was issued on March 29, 1994 and has a five-year initial term, which is subject to renewal.

 Income Taxes

  Through June 8, 1995, the Company was included in Crown's consolidated federal income tax return. As a result of the sale of 50% of SCGC to LRGP, the Company will file a separate return. The provision for income taxes in the accompanying financial statements is computed on a separate return basis for all periods presented.

                       ST. CHARLES GAMING COMPANY, INC.

  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between book bases and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

 Revenue and Promotional Allowances

  Casino revenue is the net win from gaming activities which is the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of progressive electronic gaming device jackpots.

  Revenue does not include the retail amount of food, beverages, and other items provided gratuitously to customers. These amounts totaled $3,331,070 for the year ended April 30, 1996. The cost of sales in providing such complementary services was approximately $1,220,683 of which approximately $297,429 has been classified as food, beverage and other and the remainder has been classified as casino expense.

 Casino Pre-Opening and Development Costs

  All casino pre-opening and development costs are expensed as incurred. Pre-opening and development costs consist principally of personnel costs, advertising, insurance, travel, consulting and professional fees.

 Reclassifications

  The accompanying financial statements for the period ended April 30, 1995 reflect certain reclassifications made to conform the presentation with classifications presented as of April 30, 1996.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Other Accounting Issues

  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. The impact of this standard, which the Company will adopt effective May 1, 1996, has been assessed by management and should not have a material effect on the Company's financial statements.

3. OPERATING ENVIRONMENT:

  The Company operates in a highly regulated and competitive environment which is currently facing political uncertainty. The Louisiana Riverboat Gaming Commission and the Enforcement Division oversee virtually every aspect of riverboat gaming in the State of Louisiana including the issuance and renewal of riverboat gaming licenses. Management believes the Company's license will be renewed at the end of the initial term.

                       ST. CHARLES GAMING COMPANY, INC.

  The gaming industry in the State of Louisiana has recently received national media attention primarily as a result of the commencement of a federal investigation of certain legislative members and the recent bankruptcy of a gaming company in the Louisiana market. In response to these and other incidents, the Louisiana governor called a special session of the State legislature to consider the gaming statutes governing riverboat gaming, video-poker and the New Orleans' land-based casino. The outcome of this session resulted in a local option vote to be conducted on a parish by parish basis in November 1996, with separate votes for riverboat gaming, video poker and the New Orleans land-based casino. Based on recent published polls, management of the Company believes that the riverboat gaming operations in Calcasieu Parish will not be negatively impacted.

4. DEBT:

  At April 30, 1995 and 1996, the Company had the following debt outstanding:

                                                            1995        1996
                                                         ----------- -----------
Senior Secured Increasing Rate Note, net of unamortized
 discount of $118,397 ("Senior Note" $28,000,000)......  $21,811,603
Senior Secured Increasing Rate Notes ("New Notes"
 $38,400,000)..........................................              $30,021,313
Note payable to LRGP...................................    2,079,083  15,000,000
Note payable to LRGP...................................               26,716,273
Notes payable to Casino America (the "Casino America
 Notes")...............................................    4,700,000   4,700,000
Other..................................................                  173,295
                                                         ----------- -----------
                                                         $28,590,686 $76,610,881
                                                         =========== ===========

  In June 1994, the Company issued a $28,000,000 Senior Secured Increasing Rate Note (the "Senior Note") to an institutional investor. The Senior Note was initially due on June 3, 1995, but was subsequently extended to August 31, 1995 and carried a 12% coupon increasing 67 basis points each quarter up to a maximum interest rate of 14%. The Senior Note was issued with a warrant to purchase 508,414 shares of Crown's common stock. The proceeds from the private placement were allocated between the Senior Note ($26,728,965) and the warrant ($1,271,035) based upon the relative fair value of each of the securities at the time of issuance. The amount allocated to the warrant was recorded as an increase to advances from Crown. The resulting original issue discount was amortized over the life of the Senior Note using the effective interest method.

  On August 7, 1995, the Company and LRGP (collectively, the "Issuers") jointly issued $38,400,000 of Senior Secured Increasing Rate Notes (the "New Notes"), the proceeds of which were used to retire the Senior Note ($21,900,000) and certain LRGP obligations ($8,400,000). The balance of the proceeds were used in the development of the Calcasieu Parish project. The New Notes initially become due on July 27, 1996, but can be extended up to an additional twelve months at the option of the Issuers provided no event of default has occurred and is continuing, carry a 12% coupon which increases 25 basis points each quarter until maturity, and provide for contingent interest beginning in June 1996 equal to 7.5% of the Issuers' consolidated cash flow, as defined. The New Notes are collateralized by substantially all the assets of the Issuers and contain covenants relating to certain business, operational and financial matters including limitations on (i) incurring additional debt,
(ii) paying dividends, (iii) merging or consolidating with others, (iv) changes in control, (v) capital expenditures, (vi) investments and joint ventures, and (vii) the sale of assets, and financial covenants pertaining to
(a) minimum cash flow, (b) minimum fixed charge ratio, (c) maximum leverage ratio, and (d) minimum net worth.

  As of April 30, 1996, the Issuers were not in compliance with certain financial covenants provided for in the Note Purchase Agreement pertaining to the New Notes. However, effective May 3, 1996 the Company obtained waivers from the institutional lender for the lack of compliance. The violations were waived through the effective date of the waivers. Additionally, in conjunction with the Company obtaining these waivers, the

                       ST. CHARLES GAMING COMPANY, INC.

New Note Agreement was amended to reflect less stringent financial covenants going forward and to allow the Company to enter into and modify certain agreements in conjunction with Casino America's purchase of Crown's remaining 50% interest in the Company and the Grand Palais Riverboat transaction. Management believes the Company will be able to comply with the terms of the amended agreement.

  In the event the Company fails to comply with these amended covenants, the Note Purchase Agreement provides that the lender has the right, upon the giving of notice, to (among other things) cause an acceleration of the maturity date of all amounts outstanding under the Note Purchase Agreement. Management believes that the Company will be able to comply with these amended covenants and as such acceleration of the repayment obligations is not expected to occur. However, in the event the Company does fail to comply with the amended and restated Note Purchase Agreement, and such repayment obligations are accelerated, SCGC and LRGP will need to locate other sources of capital in order to meet such repayment obligations, and there can be no assurance that such sources will be available, or be available on terms acceptable to LRGP and SCGC.

  In May 1995, the Company issued a promissory note to LRGP to facilitate advances of up to $15,000,000. The note bears interest at 11.5% per annum, and is due three business days after the New Notes are paid in full. The proceeds from the issuance of the note have been used to develop the Calcasieu Parish project.

  In October 1995, the Company issued a promissory note to LRGP to facilitate additional advances of up to $25,000,000. The note bears interest at 11.5% per annum and is due in four equal quarterly installments beginning three months after retirement of the New Notes. However, the Company shall only be obligated to make principal and interest payments to the extent the Company has cash available to make such payments. The proceeds are currently being utilized to develop the Calcasieu project.

  In March 1995, the Company issued promissory notes aggregating $4,700,000 to Casino America (the "Casino America Notes"). The Casino America Notes bear interest at 11.5% per annum and are due three business days after the New Notes are paid in full.

  As noted above and in the accompanying balance sheet, the Company has current debt obligations that significantly exceed its available cash resources. As stated previously, management does not anticipate future events of noncompliance and as such, does not believe payment of the New Notes will be accelerated by the lender. Further, the related party notes payable are subordinate to the New Notes. Management is currently pursuing a restructuring of existing debt obligations. While management believes such restructuring can be completed, there can be no assurance that restructuring options will be available.

  At April 30, 1996, based on the interest rates and the short-term duration of the notes, management believes the carrying value of all notes payable approximates the estimated fair value.

5. INCOME TAXES:

  The components of the Company's income tax benefit for the period from June 25, 1993 (acquisition date) to April 30, 1994 and for the years ended April 30, 1995 and 1996 are as follows:

                                              1994        1995         1996
                                            ---------  -----------  -----------
      Current.............................. $     --   $       --   $       --
      Deferred.............................  (572,517)  (2,827,483)  (1,055,968)
                                            ---------  -----------  -----------
                                            $(572,517) $(2,827,483) $(1,055,968)
                                            =========  ===========  ===========

                       ST. CHARLES GAMING COMPANY, INC.

  The benefit for income taxes is different from the amount computed by applying the federal income tax rate to the loss before income taxes for the period from June 25, 1993 (acquisition date) to April 30, 1994 and for the years ended April 30, 1995 and 1996 for the following reasons:

                                                            1994   1995   1996
                                                            ----   ----   ----
      Federal statutory rate............................... (34)%  (34)%  (34)%
      Valuation allowance..................................         26     23
      State income tax, net of federal benefit.............  (3)    (5)    (5)
      Other................................................  (1)            2
                                                            ---    ---    ---
                                                            (38)%  (13)%  (14)%
                                                            ===    ===    ===

  Significant components of the Company's deferred tax liabilities and assets as of April 30, 1995 and 1996 were as follows:

                                                            1995       1996
                                                         ---------- -----------
      Deferred tax liabilities:
        License costs................................... $3,442,030 $ 3,436,716
        Other...........................................      1,807
                                                         ---------- -----------
          Total deferred tax liabilities................  3,443,837   3,436,716
                                                         ---------- -----------
      Deferred tax assets:
        Pre-opening expenses............................  6,149,255   6,538,935
        Net operating loss carryforwards................  2,719,000   4,906,000
        Other...........................................    272,571     410,782
                                                         ---------- -----------
          Total deferred tax assets.....................  9,140,826  11,855,717
                                                         ---------- -----------
      Less valuation allowance..........................  5,696,989   7,363,033
                                                         ---------- -----------
          Net deferred tax asset........................ $      --  $ 1,055,968
                                                         ========== ===========

  At April 30, 1995 and 1996, valuation allowances totaling $5,696,989 and $7,363,033, respectively, were provided against the Company's deferred tax assets to reflect the uncertainties surrounding the realization of such deferred tax assets. Realization of the net deferred tax asset at April 30, 1996 is dependent on the Company generating sufficient future taxable income. Although realization is not assured, management believes it is more likely than not that the amount of the deferred tax asset recorded for financial statement purposes will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced. At April 30, 1996 the Company had net operating loss carryforwards for federal income tax purposes of approximately $12,483,000 which expire in 2009 through 2011. These operating loss carryforwards are subject to certain limitations due to the transaction discussed in Note 11.

6. LEASES:

  In March and July 1995, the Company entered into agreements to lease the two parcels of land that comprise the Calcasieu Parish riverboat casino site. The leases have an initial term of five years with seven five-year renewal options. During the initial term, the leases require annual aggregate rental payments of $850,000 in years one through four, and $1,000,000 in year five, payable monthly. During the first renewal term, the rent will be increased annually by the greater of (i) 5%, or (ii) the percentage increase in the average consumer price index for Calcasieu Parish, Louisiana for the previous twelve-month period. During the second through seventh renewal terms, the lessor and the Company will attempt to set the rent equal to 100% of the rent paid by other

                       ST. CHARLES GAMING COMPANY, INC.

riverboat gaming operators in Louisiana and Mississippi for comparable property usage, or if no agreement can be made, then the parties will appoint real estate appraisers to set the rent for such renewal term. However, in no event shall the annual rent be less than $1,600,000 during the fourth and all subsequent renewal terms. In addition, the Company will pay all real estate taxes, except for taxes due on the unimproved value of the property.

  In addition to the Calcasieu Parish site leases, the Company has entered into various operating leases for equipment and office facilities. At April 30, 1996, future minimum lease payments to be made under these lease agreements are as follows:

      1997............................................................. $232,797
      1998.............................................................  109,409
      1999.............................................................   31,926
      2000.............................................................   26,605
                                                                        --------
                                                                        $400,737
                                                                        ========

  Rent expense for the period from June 25, 1993 (acquisition date) to April 30, 1994 and for the years ended April 30, 1995 and 1996 was $15,483, $61,539 and $991,181, respectively.

  The Company has also entered into various capital leases for equipment. As of April 30, 1996 future minimum lease payments under capital leases were as follows:

      FISCAL YEAR                                                      AMOUNT
      -----------                                                    ----------
      1997.......................................................... $3,040,197
      1998..........................................................    613,531
      1999..........................................................     51,587
      2000..........................................................        614
                                                                     ----------
      Total minimum lease payments..................................  3,705,929
      Less amount representing interest.............................    254,073
                                                                     ----------
      Present value of future minimum lease payments................  3,451,856
      Less current portion..........................................  2,814,749
                                                                     ----------
      Capital lease obligations, less current portion............... $  637,107
                                                                     ==========

7. COMMITMENTS AND CONTINGENCIES:

 Commitments to Calcasieu Parish

  In January 1995, the Company made a commitment to Calcasieu Parish to provide certain payments to the Parish above and beyond the statutory admissions tax. The Company committed to a $1,000,000 initial payment, which was paid upon the opening of the casino, and a $1,000,000 annual payment for as long as the casino is operating at its site in the Parish, but in no event less than six years. In June 1995, the Company and the Parish entered into a definitive development agreement whereby, in consideration for the payments to be made by the Company to the Parish, the Parish is required to cooperate with and provide assistance to the Company in obtaining and maintaining necessary permits and approvals to operate its riverboat gaming casino.

 Litigation

  On September 21, 1994, an action was filed against Crown and the Company in the 24th Judicial District Court for the Parish of Jefferson, Louisiana by Avondale Industries, Inc. ("Avondale"). In this action, Avondale

                       ST. CHARLES GAMING COMPANY, INC.

alleges that Crown was contractually obligated to Avondale for the construction of the Company's riverboat vessel based upon a letter of intent (allegedly reaffirming a previous agreement entered into between Avondale and the Company). Avondale alleges that Crown breached a duty to negotiate in good faith toward the execution of a definitive vessel construction contract. Alternatively, Avondale alleges that a separate, oral contract for the construction of the vessel existed and that Crown committed unspecified unfair trade practices and made certain misrepresentations. Avondale has specified damages of approximately $2,500,000. In conjunction with the sale of 50% of the Company to LRGP, Crown indemnified LRGP against future losses arising from this litigation, and as such, even though no assurance can be given as to the ultimate outcome of this litigation, the Company believes this litigation will not have a material adverse effect on the financial position or results of operations of the Company.

8. SITE CHANGE AND BUY OUT OF MANAGEMENT CONTRACT:

  In January 1995, the Company made the decision to abandon its site in St. Charles Parish, Louisiana in favor of the site currently occupied in Calcasieu Parish, Louisiana. As a result of this decision the Company recorded a charge of approximately $3,100,000 for the year ended April 30, 1995, which represents the write-off of previously capitalized costs specific to the St. Charles Parish site.

  In March 1995, in connection with Crown's sale of a 50% interest in the Company's common stock to LRGP, the Company bought out its existing casino management agreement for $4,000,000.

9. RELATED PARTY TRANSACTIONS:

  The Company entered into a management agreement with Riverboat Services, Inc. ("RSI") a subsidiary of Casino America which has a term of 99 years and provides for a management fee of (i) 2% of "Revenues," as defined in the agreement (generally net gaming revenues less gaming and admission taxes plus all other operating revenues), plus (ii) 10% of "Net Operating Income," as defined in the agreement, provided however, the total management fee shall not exceed 4% of "Revenues." Additionally, in accordance with the agreement, key employees of the riverboat are employees of RSI who pays the salaries of these employees and is reimbursed by the Company. As of April 30, 1996, the Company had incurred management fee costs of approximately $1,602,482 and had incurred salary costs and other charges associated with these key employees of approximately $1,400,000. No amounts were due or accrued to RSI at April 30, 1995.

  Debartolo Properties Management, Inc., a wholly-owned subsidiary of Debartolo, Inc. which owns 50% of LRGP is the general contractor for the construction of the riverboat gaming site. For the year ended April 30, 1996, approximately $300,000 was paid to Debartolo Properties Management, Inc. and other Debartolo related companies for construction services provided.

  The Company had net advances from Crown of $3,076,887 as of April 30, 1995. Advances from Crown were used to fund the construction of the riverboat and support pre-opening and development activities. Included in net advances from Crown at April 30, 1995 is $1,500,000 relating to Crown common stock issued as payment for expenses of the Company. In June 1995, in connection with Crown's sale of a 50% interest in the Company's common stock to LRGP, Crown contributed the balance in its advance account ($3,085,388) to the Company.

                       ST. CHARLES GAMING COMPANY, INC.

10. SUPPLEMENTAL CASH FLOW INFORMATION:

  Supplemental cash flow disclosures for the period from June 25, 1993 (acquisition date) to April 30, 1994 and for the years ended April 30, 1995 and 1996 are as follows:

                                                     1994    1995       1996
                                                     ---- ---------- ----------
      Interest paid, net of amounts capitalized..... $171 $6,115,878 $2,461,299
      Noncash financing and investing activities:
        Capital contribution from Crown.............       3,377,345  3,085,388
        Equipment acquired under capital leases.....       5,762,267    128,175

11. SUBSEQUENT EVENTS:

  In May 1996, Crown sold its remaining 50% interest in the Company to Casino America.

  Also in May 1996, Casino America obtained all necessary approvals for the acquisition and relocation of Grand Palais Riverboat, Inc. ("GPRI") from bankruptcy. The relocation of the riverboat to the Company's current site in Calcasieu Parish occurred in June 1996. The Company anticipates the GPRI riverboat to be operational by July 1996. In conjunction with this relocation of GPRI to Calcasieu Parish, the Company and GPRI entered into a joint operating agreement whereby GPRI will pay to the Company a monthly docking fee of $250,000 for the use of the existing facilities. Additionally, the Company and GPRI will share certain administrative services and the taxable income/loss will be allocated to the respective entities based on the terms of the agreement.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS OR ANY DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NOTES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................   14
Use of Proceeds...........................................................   23
Capitalization............................................................   23
Unaudited Pro Forma Financial Data........................................   24
Selected Historical Consolidated Financial Information....................   30
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   31
Business..................................................................   37
Regulatory Matters........................................................   49
Management................................................................   57
Description of Certain Indebtedness.......................................   58
Description of the Notes..................................................   60
Underwriting..............................................................   89
Legal Matters.............................................................   90
Experts...................................................................   90
Available Information.....................................................   90
Incorporation by Reference................................................   91
Index to Financial Statements.............................................  F-1

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                     LOGO

                                 $300,000,000

                             CASINO AMERICA, INC.

                               % SENIOR SECURED
                                NOTES DUE 2003

                                --------------

                                  PROSPECTUS

                                --------------

                              MERRILL LYNCH & CO.
                             SALOMON BROTHERS INC
                     NOMURA SECURITIES INTERNATIONAL, INC.
                           DEUTSCHE MORGAN GRENFELL

                                      , 1996

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following are the estimated expenses in connection with the distribution of the securities being registered:

      Securities and Exchange Commission Registration Fee........... $  103,448
      NASD Filing Fee...............................................     30,500
      Printing and Engraving Expenses...............................    250,000
      Accounting Fees and Expenses..................................    450,000
      Attorneys' Fees and Expenses..................................    700,000
      Rating Agency Fees............................................     50,000
      Trustee's Fees................................................     10,000
      Blue Sky Fees and Expenses (including attorneys' fees)........     10,000
      Miscellaneous.................................................     51,052
                                                                     ----------
          Total..................................................... $1,655,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  (a) The Delaware General Corporation Law ("GCL") (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

  (b) Article 8 of the Certificate of Incorporation of the Company provides for indemnification of directors and officers to the fullest extent permitted by law.

  (c) Reference is made to Section 6 of the Purchase Agreement (the form of which is included as Exhibit 1.1 to this Registration Statement) for provisions regarding the indemnification under certain circumstances of the Company, its directors and certain of its officers by the Underwriters.

  (d) In accordance with Section 102(b)(7) of the Delaware GCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

ITEM 16. EXHIBITS

  A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          Casino America, Inc.

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon

          /s/ Robert S. Goldstein           Director
___________________________________________
            Robert S. Goldstein

           /s/ Martin Greenberg             Director
___________________________________________
             Martin Greenberg

            /s/ Emanuel Crystal             Director
___________________________________________
              Emanuel Crystal


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          Riverboat Corporation of Mississippi

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          Riverboat Corporation of
                                           Mississippi-- Vicksburg

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          Riverboat Services Incorporated

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          CSNO, Inc.

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          Louisiana Riverboat Gaming
                                           Partnership

                                          By: CSNO, Inc., its General Partner

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                             Member of the Executive Committee

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Member of the Executive Committee
___________________________________________
             Bernard Goldstein

           /s/ Allan B. Solomon             Member of the Executive Committee
___________________________________________
             Allan B. Solomon

            /s/ Gerald Wiemann              Member of the Executive Committee
___________________________________________
              Gerald Wiemann


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          St. Charles Gaming Company

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          Grand Palais Riverboat, Inc.

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          LRG Hotels, L.L.C.

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          LRGP Holdings, Inc.

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          P.P.I., Inc.

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          ASMI Management Inc.

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BILOXI AND STATE OF MISSISSIPPI ON THE 30TH DAY OF JULY, 1996.

                                          Isle of Capri Casino Colorado, Inc.

                                                   /s/ Allan B. Solomon
                                          By __________________________________
                                                     Allan B. Solomon
                                                 Executive Vice President,
                                                       Secretary and
                                                      General Counsel

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints John Gallaway, Rexford Yeisley and Allan B. Solomon and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF JULY, 1996.

                   NAME                                        TITLE
                   ----                                        -----


           /s/ Bernard Goldstein            Chairman of the Board, Chief Executive
___________________________________________ Officer and Director
             Bernard Goldstein

             /s/ John Gallaway              President and Director
___________________________________________
               John Gallaway

            /s/ Rexford Yeisley             Chief Financial Officer (Principal
___________________________________________ Financial and Accounting Officer)
              Rexford Yeisley

           /s/ Allan B. Solomon             Executive Vice President, Secretary,
___________________________________________ General Counsel and Director
             Allan B. Solomon


                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                         DESCRIPTION
  -------  -------------------------------------------------------   ----------
  1.1      Form of Senior Secured Notes Purchase Agreement........
  4.1      Certificate of Incorporation of Casino America, Inc.,
           as amended (Incorporated by reference to the Company's
           Registration Statement on Form S-1 filed September 3,
           1993, as amended (File No. 33-68434))
  4.2      Bylaws of Casino America, Inc., as amended
           (Incorporated by reference to the Company's
           Registration Statement on Form S-1 filed September 3,
           1993, as amended (File No. 33-68434))
  4.3      Indenture dated November 1, 1993 between the Company
           and Shawmut Bank Connecticut, National Association, as
           Trustee (Incorporated by reference to the Company's
           Annual Report on Form 10-K for the fiscal year ended
           April 30, 1994 (File No. 0-20538))
  4.4      First Supplemental Indenture dated as of April 29, 1994
           between the Company and Shawmut Bank Connecticut,
           National Association, as Trustee (Incorporated by
           reference to the Company's Annual Report on Form 10-K
           for the fiscal year ended April 30, 1994 (File No. 0-
           20538))
  4.5      Second Supplemental Indenture dated as of March 8, 1995
           between the Company and Shawmut Bank Connecticut,
           National Association, as Trustee (Incorporated by
           reference to the Company's Annual Report on Form 10-K
           for the fiscal year ended April 30, 1995 (File No. 0-
           20538))
  4.6      Third Supplemental Indenture dated as of May 8, 1996
           between the Company and Fleet National Bank (successor
           to Shawmut Bank Connecticut, National Association) as
           Trustee (Incorporated by reference to Amendment No. 2
           to the Company's Registration Statement on Form S-3
           filed June 28, 1996 (File No. 333-2610))
  4.7      Fourth Supplemental Indenture dated July 26, 1996
           between the Company and Fleet National Bank (successor
           to Shawmut Bank Connecticut, National Association) as
           Trustee................................................
  4.8      Promissory Note, dated June 9, 1995, made by LRGP in
           favor of Crown Casino Corporation (Incorporated by
           reference to the Company's Annual Report on Form 10-K
           for the fiscal year ended April 30, 1995 (File No. 0-
           20538))
  4.9      Form of Senior Secured Notes Indenture.................
  4.10     Form of Senior Secured Note............................
  4.11     Form of Senior Secured Notes Subsidiary Guarantee......
  4.12     Casino America, Inc. hereby agrees to furnish to the
           Securities and Exchange Commission, upon its request,
           the instruments defining the rights of holders of long-
           term debt where the total amount of securities
           authorized thereunder does not exceed 10% of Casino
           America, Inc.'s total consolidated assets
  5.1      Opinion of Mayer, Brown & Platt........................
 10.1      Purchase Agreement, dated July 2, 1996, by and between
           CSNO Inc., LRGP Holdings, Inc. and Louisiana River Site
           Development, Inc. (Incorporated by reference to the
           Company's Annual Report on Form 10-K for the fiscal
           year ended April 30, 1996 (File No. 0-20538))
 10.2      Form of Accounts Pledge Agreement......................
 10.3      Form of Company Security Agreement.....................
 10.4      Form of Subsidiary Security Agreement..................

  EXHIBIT
  NUMBER                         DESCRIPTION
  -------  -------------------------------------------------------  ----------
 10.5      Form of Company Pledge Agreement.......................
 10.6      Form of Subsidiary Guarantor Pledge Agreement..........
 10.7      Form of Mortgage (Louisiana)...........................
 10.8      Form of Deed of Trust (Mississippi)....................
 10.9      Form of Mortgage (Florida).............................
 10.10     Form of Ship/Fleet Mortgage............................
 12.1      Computation of Ratio of Earnings to Fixed Charges
           (Incorporated by reference to Amendment No. 1 to the
           Company's Registration Statement on Form S-3 (File No.
           333-7517))
 23.1      Consent of Ernst & Young LLP...........................
 23.2      Consent of Coopers & Lybrand L.L.P.....................
 23.3      Consent of Fred J. Bastie & Associates, P.C............
 23.4      Consent of Mayer, Brown & Platt (contained in Exhibit
           5.1)...................................................
 24.1      Power of Attorney (contained on the signature page to
           the initial registration statement)
 25.1      Statement of Eligibility of Trustee....................

                                       2